Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 9 TO CREDIT AGREEMENT

AMENDMENT NO. 9 TO CREDIT AGREEMENT, dated as of June 30, 2015 (“Amendment No. 9”), by and among TRANSUNION INTERMEDIATE HOLDINGS, INC. (f/k/a TRANSUNION CORP.), a Delaware corporation (“Holdings”), TRANS UNION LLC, a Delaware limited liability company (the “Borrower”), the Guarantors, DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as administrative agent (in such capacity, the “Administrative Agent”), as collateral agent (in such capacity, the “Collateral Agent”), as an L/C issuer (in such capacity, an “L/C Issuer”), as an Existing Revolving Credit Lender (as defined below) and as a 2015 Term A Lender (as defined below), each other Revolving Credit Lender (as defined below), each other L/C Issuer and each other 2015 Term A Lender. Unless otherwise indicated, all capitalized terms used herein but not otherwise defined shall have the same meanings as specified in the Amended Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, Holdings, the Borrower, the Administrative Agent, the Guarantors party thereto from time to time and each Lender from time to time party thereto have previously entered into an Amendment No. 1 to Credit Agreement, dated as of February 10, 2011, which amended and restated that certain Credit Agreement, dated as of June 15, 2010, by and among Holdings, the Borrower, the Guarantors, Deutsche Bank Trust Company Americas, as Administrative Agent, and the lenders party thereto from time to time (as further amended, amended and restated, supplemented and/or otherwise modified pursuant to Amendment No. 2, dated as of February 27, 2012, Amendment No. 3, dated as of April 17, 2012, Amendment No. 4, dated as of February 5, 2013, Amendment No. 5, dated as of November 22, 2013, Amendment No. 6, dated as of December 16, 2013, Amendment No. 7, dated as of April 9, 2014, and Amendment No. 8, dated as of June 2, 2015 (“Amendment No. 8”), collectively, the “Credit Agreement”, and as amended, amended and restated, supplemented and/or otherwise modified from time to time, including pursuant to this Amendment No. 9, the “Amended Credit Agreement”);

WHEREAS, on June 2, 2015, pursuant to Amendment No. 8, (i) the Borrower incurred the 2015 Term B-2 Loans to refinance in full all of the then-outstanding Term Loans and (ii) Required Lender consent was obtained (the “Amendment No. 8 Required Lender Consent”) to amend this Agreement to, inter alia, provide for a new Term-A Facility and a New Revolving Credit Facility (in each case, as defined in Amendment No. 8) in the form of a Pro Rata Facilities Amendment (as defined in Amendment No. 8);

WHEREAS, in accordance with the provisions of Section 10.01 of the Credit Agreement and, in furtherance of the Amendment No. 8 Required Lender Consent, the Borrower, Holdings, DBNY, as the Administrative Agent and Collateral Agent, and the 2015 Term A Lenders (as defined below) wish to amend the Credit Agreement, pursuant to this Amendment No. 9, which constitutes a Pro Rata Facilities Amendment (as defined in Amendment No. 8), to provide for a new five-year term loan A facility in an aggregate principal amount of $350,000,000 (the “2015 Term A Facility”) to be provided by certain Lenders party hereto (the “2015 Term A Lenders”), pursuant to which the Borrower may incur the term loans (the “2015 Term A Loans”) prior to the 2015 Term A Commitment Termination Date the proceeds of which shall be used to redeem (directly or indirectly) through the making of Restricted Payments to Parent all or a portion of the portion of the Parent Notes that remained outstanding upon consummation of the TransUnion IPO and the application of the proceeds therefrom and to pay fees and expenses incurred in connection with this Amendment No. 9;

WHEREAS, on the date hereof (but prior to giving effect to the Amendment No. 9) the Revolving Credit Facility consists of Revolving Credit Commitments in an aggregate amount of $190,000,000;

WHEREAS, (i) the undersigned existing Revolving Credit Lenders (the “Existing Revolving Credit Lenders”) have agreed to convert their existing Revolving Credit Commitments (the “Existing Revolving Credit Commitments”) into new Revolving Credit Commitments in the amounts set forth opposite each such Existing Revolving Credit Lender’s name on Schedule 1.01A (as amended and restated pursuant to this Amendment No. 9 and attached hereto as Exhibit A) and (ii) the undersigned new Revolving Credit Lenders (the “New Revolving Credit Lenders” and together with the Existing Revolving Credit Lenders, the “Revolving Credit Lenders”) have agreed to make Revolving Credit Commitments in the amounts set forth opposite each such New Revolving Credit Lender’s name on Schedule 1.01A (as amended and restated pursuant to this Amendment No. 9 and attached hereto as Exhibit A), which, when combined with the converted Revolving Credit Commitments of the Existing Revolving Credit Lenders, will form a single tranche of Revolving Credit Commitments in an aggregate amount of $210,000,000 (the “New Revolving Credit Commitments”) (the aggregate amount of the Revolving Credit Lenders’ New Revolving Credit Commitments being referred to herein as the “New Revolving Credit Facility”) and having the terms described herein;

WHEREAS, in accordance with the provisions of Section 10.01 of the Credit Agreement and, in furtherance of the Amendment No. 8 Required Lender Consent, Holdings, the Borrower and the Revolving Credit Lenders wish to amend the Credit Agreement pursuant to this Amendment No. 9, which constitutes a Pro Rata Facilities Amendment, to effect the New Revolving Credit Commitments as more fully provided herein;

WHEREAS, in accordance with the provisions of Section 10.01 of the Credit Agreement, Holdings, the Borrower and the Revolving Credit Lenders wish to amend the Credit Agreement to provide that, on and as of the Amendment No. 9 Effective Date, in addition to DBNY, each of JPMorgan Chase Bank, N.A. and Bank of America, N.A. will each become an L/C Issuer, each as more fully provided herein;

WHEREAS, among other amendments to the Credit Agreement contained herein, in accordance with the provisions of Section 10.01 of the Credit Agreement and, in furtherance of the Amendment No. 8 Required Lender Consent, the Borrower and the Guarantors desire to make certain other amendments to the Credit Agreement (as defined below) as more specifically set forth in Section 1 hereof and Exhibits B and C attached hereto; and

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Subject to the satisfaction (or waiver) of the conditions set forth in Section 2 hereof,

(a) Holdings, the Borrower, the Administrative Agent and the 2015 Term A Lenders hereby agree that on the Amendment No. 9 Effective Date each 2015 Term A Lender shall make the respective 2015 Term A Commitment (collectively, the “2015 Term A Commitments”) in the amount set forth opposite its name on Schedule 1.01A attached hereto as Exhibit A;

(b) Holdings, the Borrower, the Administrative Agent and the Existing Revolving Credit Lenders hereby agree that on the Amendment No. 9 Effective Date, the Borrower shall repay in full of all Revolving Credit Loans outstanding immediately prior thereto, and each Existing Revolving Credit Lender shall convert its respective Revolving Credit Commitment as in existence immediately prior to the Amendment No. 9 Effective Date into a Revolving Credit Commitment in the amount set forth opposite its name on Schedule 1.01A attached hereto as Exhibit A. It is understood and agreed that upon the occurrence of the Amendment No. 9 Effective Date and the repayment in full of all Revolving Credit Loans outstanding immediately prior thereto, the Revolving Credit Commitment of any Revolving Credit Lender that is not listed on Schedule 1.01A attached hereto as Exhibit A shall be terminated in its entirety;

(c) Holdings, the Borrower, the Administrative Agent and the New Revolving Credit Lenders hereby agree that on the Amendment No. 9 Effective Date, each New Revolving Credit Lender shall become a “Revolving Credit Lender” under and subject to the Amended Credit Agreement and shall make the respective Revolving Credit Commitment in the amount set forth opposite its name on Schedule 1.01A attached hereto as Exhibit A;

(d) Holdings, the Borrower, the Administrative Agent and the Revolving Credit Lenders hereby agree that on the Amendment No. 9 Effective Date (a) each of DBNY, JPMorgan Chase Bank, N.A. and Bank of America, N.A. shall be an “L/C Issuer” (in such capacities and collectively, the “L/C Issuers”) under and subject to the Amended Credit Agreement and (b) shall issue Letters of Credit from time to time in accordance with the Amended Credit Agreement.

(e) the Credit Agreement is, effective as of the Amendment No. 9 Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold underlined text (indicated textually in the same manner in the following example: underlined text), as set forth in the Credit Agreement as conformed for Amendment No. 8 and attached hereto as Exhibit B;

(f) Schedule 1.01A of the Credit Agreement is hereby amended and restated as set forth in Schedule 1.01A as attached hereto as Exhibit A;

(g) Exhibits A, C, D-1, D-2, D-3, E, F, J, K, L and M to the Credit Agreement are each hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the bold underlined text (indicated textually in the same manner in the following example: underlined text), as set forth in the Exhibits as conformed for Amendment No. 7 and attached hereto, collectively, as Exhibit C.

SECTION 2. Conditions to Effectiveness of Amendment No. 9. The amendments set forth in Section 1, shall become effective on the date when the following conditions shall have been satisfied (or waived):

(a) Holdings, the Borrower, the Guarantors, the Administrative Agent, the L/C Issuers, the 2015 Term A Lenders and the Revolving Credit Lenders, shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or electronic transmission) the same to the Administrative Agent (or its counsel);

(b) the Borrower shall have paid, by wire transfer of immediately available funds, (i) all fees and reasonable out-of-pocket expenses (including the reasonable fees and expenses of White & Case LLP) to the extent invoiced at least three days prior to the Amendment No. 9 Effective Date, incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment No. 9 and required to be paid in connection with this Amendment No. 9 pursuant to Section

10.04 of the Credit Agreement, (ii) any fees as have been separately agreed between the Borrower and DBNY and (iii) to the Administrative Agent for the ratable account of each Existing Revolving Credit Lender as of the Amendment No. 9 Effective Date (but prior to giving effect thereto) all accrued but unpaid interest on the Revolving Credit Loans as of the Amendment No. 9 Effective Date (but prior to giving effect thereto);

(c) the conditions precedent set forth in Section 4.01 of the Credit Agreement shall have been satisfied (or waived) on and as of the Amendment No. 9 Effective Date and the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that such conditions shall have been satisfied (or waived) on and as of the Amendment No. 9 Effective Date;

(d) the Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Loan Party, certified, if applicable, as of a recent date by the Secretary of State of the state of such Loan Party’s organization, and a “long form” certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority, and (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Amendment No. 9 Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Amendment No. 9 Effective Date or that the by-laws or operating (or limited liability company) agreement of such Loan Party have not been modified, rescinded or amended since the Amendment No. 8 Effective Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of Amendment No. 9 and, if applicable, the Guarantor Consent and Reaffirmation, in each case, to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or organization of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing Amendment No. 9 on behalf of such Loan Party and countersigned by another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above;

(e) the Administrative Agent shall have received a certificate, dated the Amendment No. 9 Effective Date and signed by a financial officer of the Borrower, certifying that Holdings and its Subsidiaries and the Borrower and its Subsidiaries, in each case on a consolidated basis after giving effect to the New Revolving Credit Facility on the Amendment No. 9 Effective Date, are Solvent as of the Amendment No. 9 Effective Date;

(f) the Administrative Agent shall have received a Guarantor Consent and Reaffirmation, substantially in the form attached hereto as Annex A, duly executed and delivered by each Guarantor (the terms of which are hereby incorporated by reference herein);

(g) the Administrative Agent shall have received from (i) Simpson Thacher & Bartlett LLP, special counsel to the Loan Parties, (ii) Nelson Mullins Riley & Scarborough LLP, local counsel to the Loan Parties organized under the laws of the state of Georgia, (iii) Arnold Gallagher P.C., local counsel to the Loan Parties organized under the laws of the state of Oregon and (iv) Sussex Law Group, local counsel to the Loan Parties organized under the laws of the state of Colorado, an opinion addressed to the Administrative Agent, the Collateral Agent, the L/C Issuers, the 2015 Term A Lenders and the Revolving Credit Lenders and dated the Amendment No. 9 Effective Date, which opinions shall be in form and substance reasonably satisfactory to the Administrative Agent;

(h) The Borrower shall have paid to the Administrative Agent, for the ratable benefit of each

Revolving Credit Lender on the Amendment No. 9 Effective Date (after giving effect to Amendment No. 9), an upfront fee in an amount equal to 0.25% of the stated principal amount of each Revolving Credit Lender’s Revolving Credit Commitments in respect of the New Revolving Credit Facility as of the Amendment No. 9 Effective Date;

(i) the registration statement on Form S-1 (File No. 333-203110) of the Parent shall have been declared effective and the TransUnion IPO shall have occurred; and

(j) the Administrative Agent shall have received at least three (3) Business Days prior to the Amendment No. 9 Effective Date all documentation and other information about the Borrower and each Guarantor reasonably requested in writing by it at least eight (8) Business Days prior to the Amendment No. 9 Effective Date required in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

SECTION 3. Representations and Warranties. Holdings, the Borrower and each of the other Loan Parties represent and warrant to each of the Lenders, the Administrative Agent and the Collateral Agent as follows as of the date hereof:

(a) The execution, delivery and performance by each Loan Party of this Amendment No. 9 are within such Loan Party’s corporate or other powers and have been duly authorized by all necessary corporate or other organizational action. Neither the execution, delivery nor performance by each Loan Party of this Amendment No. 9 will (i) contravene the terms of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under (x) any Contractual Obligation to which such Person is a party or by which it or any of its properties of such Person or any of its Restricted Subsidiaries is bound or by which it may be subject or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any applicable material Law, in each case, except to the extent that any such violation, conflict, breach, contravention or payment could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) This Amendment No. 9 has been duly executed and delivered by each Loan Party that is a party hereto and constitutes a legal, valid and binding obligation of each Loan Party that is a party hereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

(c) Upon the effectiveness of this Amendment No. 9 and both before and immediately after giving effect to this Amendment No. 9 and the making of the 2015 Term A Commitments and the Revolving Credit Commitments as contemplated herein, no Default or Event of Default exists.

(d) Each of the representations and warranties of Holdings, the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document immediately before and after giving effect to each and all parts of this Amendment No. 9 is true and correct in all material respects on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date.

SECTION 4. Post-Effectiveness Obligations. Within ninety (90) days after the Amendment No. 9 Effective Date, unless waived or extended in writing by the Administrative Agent in its reasonable discretion, with respect to the Mortgaged Property, the Borrower shall deliver or shall cause the applicable Loan Party to deliver, to the Administrative Agent, on behalf of the Secured Parties, the following:

(a) with respect to the existing Mortgage, a date down endorsement to the existing Mortgage Policy which shall be in form and substance customary in the state in which the Property is located, shall be reasonably satisfactory to the Administrative Agent and reasonably assures the Administrative Agent as of the date of such endorsement that that the Property (as defined in the existing Mortgage) subject to the Lien of the existing Mortgage is free and clear of all Liens other than Permitted Liens;

(b) with respect to the Mortgaged Property, such affidavits, certificates, information and instruments of indemnification as shall be required to induce the title insurance company to issue the date down endorsement to the Mortgage Policy contemplated in subparagraph (i) of this Section 4 and evidence of payment of all applicable title insurance premiums, search and examination charges, mortgage recording taxes, recording fees and related charges required for the issuance of such endorsement to the Mortgage Policy and the recording of the Mortgage Amendment (as defined below);

(c) an executed amendment to the existing Mortgage (the “Mortgage Amendment” and the existing Mortgage, as amended by such Mortgage Amendment, if any, a “Mortgage”), in form and substance reasonably acceptable to the Administrative Agent, together with evidence of completion (or satisfactory arrangements for the completion) of all recordings and filings of the Mortgage Amendment as may be necessary to protect and preserve the Lien of the Mortgage; and

(d) an opinion addressed to the Administrative Agent and the Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent, from local counsel in the jurisdiction in which the Mortgaged Property is located.

SECTION 5. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a) On and after the Amendment No. 9 Effective Date, (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement, (ii) each 2015 Term A Lender shall constitute a “Lender” as defined in the Amended Credit Agreement, (iii) each Existing Revolving Credit Lender and each New Revolving Credit Lender shall constitute a “Lender” and a “Revolving Credit Lender” as defined in the Amended Credit Agreement, (iv) each reference to Schedule 1.01A to the Credit Agreement in any document, agreement or instrument executed in connection with the Credit Agreement shall mean and be a reference to the Schedule 1.01A to the Credit Agreement attached hereto as Exhibit A, and (v) each reference to Exhibit A, C, D-1, D-2, D-3, E, F, J, K, L or M to the Credit Agreement in any document, agreement or instrument executed in connection with the Credit Agreement shall mean and be a reference to such Exhibit as amended by this Amendment No. 9.

(b) The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment No. 9, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment No. 9.

(c) The execution, delivery and effectiveness of this Amendment No. 9 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment No. 9, this Amendment No. 9 shall for all purposes constitute a Loan Document.

SECTION 6. Execution in Counterparts. This Amendment No. 9 may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Amendment No. 9 shall be effective as delivery of an original executed counterpart of this Amendment No. 9.

SECTION 7. Governing Law. This Amendment No. 9 shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 8. Successors and Assigns. This Amendment No. 9 shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the parties hereto.

[The remainder of this page is intentionally left blank.]

7

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 9 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TRANSUNION INTERMEDIATE HOLDINGS, INC.

By:	/s/ Michael J. Forde
Name: Michael J. Forde
Title: Vice President, Assistant Secretary

TRANS UNION LLC

By:	/s/ Michael J. Forde
Name: Michael J. Forde
Title: Vice President, Assistant Secretary

TRANSUNION INTERACTIVE, INC.

By:	/s/ Michael J. Forde
Name: Michael J. Forde
Title: Vice President, Assistant Secretary

TRANSUNION RENTAL SCREENING SOLUTIONS, INC.

By:	/s/ Michael J. Forde
Name: Michael J. Forde
Title: Vice President, Assistant Secretary

VISIONARY SYSTEMS, INC.

By:	/s/ Michael J. Forde
Name: Michael J. Forde
Title: Vice President, Assistant Secretary

TRANSUNION TELEDATA LLC

By:	/s/ Michael J. Forde
Name: Michael J. Forde
Title: Vice President, Assistant Secretary

[TransUnion Amendment No. 9 – Signature Page]

TRANSUNION HEALTHCARE LLC

By:	/s/ Michael J. Forde
Name: Michael J. Forde
Title: Vice President, Assistant Secretary

DIVERSIFIED DATA DEVELOPMENT CORPORATION

By:	/s/ Michael J. Forde
Name: Michael J. Forde
Title: Vice President, Assistant Secretary

TRANSUNION FINANCING CORPORATION

By:	/s/ Michael J. Forde
Name: Michael J. Forde
Title: Vice President, Assistant Secretary

FINANCIAL HEALTHCARE SYSTEMS, LLC

By:	/s/ Michael J. Forde
Name: Michael J. Forde
Title: Vice President, Assistant Secretary

E-SCAN DATA SYSTEMS, INC.

By:	/s/ Michael J. Forde
Name: Michael J. Forde
Title: Vice President, Assistant Secretary

TRANSUNION RISK AND ALTERNATIVE DATA SOLUTIONS, INC.

By:	/s/ Michael J. Forde
Name: Michael J. Forde
Title: Vice President, Secretary

[TransUnion Amendment No. 9 – Signature Page]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Collateral Agent, L/C Issuer, 2015 Term A Lender and Existing Revolving Credit Lender

By:	/s/ Peter Cucchiara
Name: Peter Cucchiara
Title: Vice President

By:	/s/ Kirk L. Tashjian
Name: Kirk L. Tashjian
Title: Director

[TransUnion Amendment No. 9 – Signature Page]

BANK OF AMERICA, N.A., as 2015 Term A Lender, Existing Revolving Credit Lender and L/C Issuer

By:	/s/ Justin Smiley
Name: Justin Smiley
Title: Vice President

[TransUnion Amendment No. 9 – Signature Page]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as 2015 Term A Lender and Existing Revolving Credit Lender

By:	/s/ Christopher Day
Name: Christopher Day
Title: Authorized Signatory

By:	/s/ Karim Rahimtoola
Name: Karim Rahimtoola
Title: Authorized Signatory

[TransUnion Amendment No. 9 – Signature Page]

GOLDMAN SACHS LENDING PARTNERS LLC, as 2015 Term A Lender and Existing Revolving Credit Lender

By:	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

[TransUnion Amendment No. 9 – Signature Page]

JPMORGAN CHASE BANK, N.A., as 2015 Term A Lender, New Revolving Credit Lender and L/C Issuer

By:	/s/ Timothy D. Lee
Name: Timothy D. Lee
Title: Vice President

[TransUnion Amendment No. 9 – Signature Page]

ROYAL BANK OF CANADA, as 2015 Term A Lender and Existing Revolving Credit Lender

By:	/s/ William J. Caggiano
Name: William J. Caggiano
Title: Authorized Signatory

[TransUnion Amendment No. 9 – Signature Page]

WELLS FARGO BANK, N.A., as 2015 Term A Lender and New Revolving Credit Lender

By:	/s/ Kyle R. Holtz
Name: Kyle R. Holtz
Title: Director

[TransUnion Amendment No. 9 – Signature Page]

EXHIBIT A

~~COMPOSITE COPY INCORPORATING AMENDMENT NO. 8 TO CREDIT AGREEMENT, DATED AS OF~~

~~JUNE 2, 2015.~~

[Marked to show amendments pursuant to Amendment No. 9 to the Second Amended and Restated

Credit Agreement as conformed to reflect Amendment No. 8]

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of April 9, 2014

as amended by Amendment No. 8 on June 2, 2015

and by Amendment No. 9 on June 30, 2015

among

TRANSUNION INTERMEDIATE HOLDINGS, INC. (f/k/a TRANSUNION CORP.),

as Holdings,

TRANS UNION LLC,

as the Borrower,

THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative and Collateral Agent,

~~DEUTSCHE BANK AG NEW YORK BRANCH,~~

~~as L/C Issuer and Swing Line Lender,~~

THE OTHER LENDERS PARTY HERETO FROM TIME TO TIME,

CREDIT SUISSE SECURITIES (USA) LLC,

GOLDMAN SACHS LENDING PARTNERS LLC,

J.P. MORGAN SECURITIES LLC,

and

MERRILL LYNCH, PIERCE, FENNER AND SMITH INCORPORATED,

as Syndication ~~Agent,BANK OF AMERICA, N.A.~~Agents,

ROYAL BANK OF CANADA

and

~~CREDIT SUISSE AG~~WELLS FARGO BANK, N.A.

as Documentation Agents,–

DEUTSCHE BANK SECURITIES INC.,

CREDIT SUISSE SECURITIES (USA) LLC,

GOLDMAN SACHS LENDING PARTNERS LLC,

J.P. MORGAN SECURITIES LLC,

MERRILL LYNCH, PIERCE, FENNER AND SMITH INCORPORATED,

RBC CAPITAL MARKETS

and

~~CREDIT SUISSE~~WELLS FARGO SECURITIES ~~(USA)~~, LLC,

as Joint Lead Arrangers and Joint Bookrunners

(i)

(continued)

(ii)

(continued)

(iii)

(continued)

(iv)

(continued)

SCHEDULES

1.01A	—	Commitments
1.01B	—	Unrestricted Subsidiaries
4.02(c)	—	Local Counsel Opinions
5.07	—	Ownership of Property
5.08(a)	—	Environmental Matters
5.11	—	Subsidiaries and Other Equity Investments
5.17(c)	—	Mortgaged Properties
7.01(b)	—	Existing Liens
7.02(f)	—	Existing Investments
7.03(b)	—	Existing Indebtedness
7.05(k)	—	Dispositions
7.08	—	Transactions with Affiliates
7.09	—	Certain Contractual Obligations
10.02	—	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	—	Committed Loan Notice
B	—	~~Swing Line Loan Notice~~[Reserved]
C	—	Letter of Credit Request
D-1	—	Term B-2 Note
D-2	—	Revolving Credit Note
D-3	—	~~Swing Line~~Term A Note
E	—	Compliance Certificate
F	—	Assignment and Assumption
G	—	Security Agreement
H	—	Pledge Agreement
I	—	United States Tax Compliance Certificate
J	—	Discounted Prepayment Option Notice
K	—	Lender Participation Notice
L	—	Discounted Voluntary Prepayment Notice
M	—	Affiliated Lender Assignment Assumption
N	—	Perfection Certificate
O	—	Intercompany Subordination Provisions

(v)

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of April 9, 2014, among TRANSUNION INTERMEDIATE HOLDINGS, INC. (f/k/a TRANSUNION CORP.), a Delaware corporation (“Holdings”), TRANS UNION LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party hereto from time to time, DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and Collateral Agent, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), DEUTSCHE BANK AG NEW YORK BRANCH, as an L/C Issuer ~~and Swing Line Lender~~, the other parties party hereto from time to time, GOLDMAN SACHS LENDING PARTNERS LLC, as SYNDICATION AGENT, and BANK OF AMERICA, N.A., ROYAL BANK OF CANADA, ~~AND~~and CREDIT SUISSE AG, as Documentation Agents.

PRELIMINARY STATEMENTS

On June 15, 2010, Holdings effected a merger and redemption (collectively, the “Repurchase Merger”), pursuant to which certain Sellers (as defined below) and certain members of Holdings’ management received rollover stock in Holdings, as the surviving entity of such Repurchase Merger, and certain of Holdings’ other stockholders received cash proceeds, all as more fully described in the Purchase Agreement (as defined below).

Immediately following the consummation of the Repurchase Merger, an affiliate of the Sponsor (as defined below), MDCPVI TU Holdings, LLC, a Delaware limited liability company (the “Purchaser”) acquired (the “Acquisition”) 51.0% of the total fully diluted shares of common stock of Holdings, from certain of Holdings’ stockholders for cash, pursuant to the terms of that certain Stock Purchase Agreement, dated as of April 28, 2010 (as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof, the “Purchase Agreement”), by and among (i) Karl J. Breyer, Marshall E. Eisenberg and Thomas J. Pritzker, not individually, but solely as co-trustees of those certain separate and distinct trusts listed on Annex A-1 thereto, and CIBC Trust Company (Bahamas) Limited, solely as trustee of those certain separate and distinct trusts listed on Annex A-2 thereto (collectively, the “Sellers”), (ii) solely for purposes of Article 10 thereof, The Pritzker Organization, L.L.C. and International Financial Advisors, Inc., (iii) Holdings, and (iv) the Purchaser.

To fund a portion of the Repurchase Merger and the other transactions contemplated by the Purchase Agreement, the Borrower issued and sold Senior Notes on the Closing Date in an aggregate initial principal amount of $645,000,000 pursuant to the terms of the Senior Note Documents.

On the Closing Date, pursuant to the Original Credit Agreement, the Lenders extended credit to the Borrower in the form of (i) Term Loans in an initial aggregate amount of $950,000,000 and (ii) Revolving Credit Commitments in an initial aggregate amount of $200,000,000.

On February 10, 2011, pursuant to Amendment No. ~~1 ,~~1, (i) the Borrower incurred Replacement Term Loans the proceeds of which were used to refinance in full the original Term Loans, (ii) certain Revolving Credit Lenders converted all or a portion of their original Revolving Credit Commitments into Extended Revolving Credit Commitments and (iii) Holdings, the Borrower and the Required Lenders agreed to amend and restate the Original Credit Agreement as set forth in the Amended and Restated Credit Agreement, dated as of February 11, 2011 (the “First Amended and Restated Credit Agreement”).

On February 27, 2012, pursuant to Amendment No. 2, the First Amended and Restated Credit Agreement was amended to reflect, among other things, the Sponsor Acquisition pursuant to the Sponsor Acquisition Agreement.

On April 17, 2012, pursuant to Amendment No. 3, certain Revolving Credit Lenders agreed to provide a Revolving Commitment Increase and to convert certain Extended Revolving Credit Commitments into a new tranche of Extended Revolving Credit Commitments.

On February 5, 2013, pursuant to Amendment No. 4, (i) the Borrower incurred the 2013 Replacement Term Loans to refinance in full all of the then-outstanding Term Loans and (ii) certain other amendments to the First Amended and Restated Credit Agreement were effected.

On November 22, 2013, pursuant to Amendment No. 5, the Borrower incurred certain Incremental Term Loans.

On December 16, 2013, pursuant to Amendment No. 6, the Borrower incurred certain Incremental Term Loans.

On April 9, 2014, pursuant to Amendment No. 7, (i) the Borrower incurred the 2014 Replacement Term Loans the proceeds of which were used (x) to refinance in full the Term Loans outstanding on the Amendment No. 7 Effective Date and to pay fees and expenses in connection therewith (y) to repay all Revolving Credit Loans outstanding immediately prior to the Amendment No. 7 Effective Date and (z) to satisfy and discharge the Senior Notes and to pay fees, expenses and premiums in connection therewith; (ii) the existing Lenders under the Revolving Credit Facility agreed to convert the existing Revolving Credit Facility into a new Revolving Credit Facility; (iii) DBNY replaced DBTCA in its roles as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender (as defined prior to giving effect to Amendment No. 9 and the amendment of this Agreement on the Amendment No. 9 Effective Date) and (iv) Holdings, the Borrower and the Required Lenders agreed to amend and restate the First Amended and Restated Credit Agreement as set forth in the Second Amended and Restated Credit Agreement, dated as of April 9, 2014 (the “Second Amended and Restated Credit Agreement”) (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, including pursuant to Amendment No. 8 and Amendment No. 9, this “Agreement”).

~~This Agreement is effective pursuant to the Amendment No. 7 to which this Agreement is attached as Exhibit C.~~

On June 2, 2015, pursuant to Amendment No. 8, (i) the Borrower incurred the 2015 Term B-2 Loans to refinance in full all of the then-outstanding Term Loans and (ii) Required Lender consent was obtained (the “Amendment No. 8 Required Lender Consent”) to amend this Agreement to, inter alia, provide for a new Term-A Facility and a New Revolving Credit Facility (in each case, as defined in Amendment No. 8) in the form of a Pro Rata Facilities Amendment (as defined in Amendment No. 8).

Effective as of June 30, 2015, in furtherance of the Amendment No. 8 Required Lender Consent and pursuant to Amendment No. 9, which constitutes a Pro Rata Facilities Amendment (as defined in Amendment No. 8), (i) the Borrower may incur the 2015 Term A Loans prior to the 2015 Term A Commitment Termination Date, the proceeds of which shall be used to redeem (directly or indirectly) through the making of Restricted Payments to Parent all or a portion of the portion of the Parent Notes that remained outstanding upon consummation of the TransUnion IPO and the application of the proceeds therefrom and to pay fees and expenses incurred in connection with Amendment No. 9; (ii) the existing Lenders under the Revolving Credit Facility agreed to convert the existing Revolving Credit Facility into a new Revolving Credit Facility; and (iii) the Second Amended and Restated Credit Agreement was amended as more specifically set forth herein and in Amendment No. 9.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree and the ~~First~~Second Amended and Restated Credit Agreement, as amended prior to the date hereof, is hereby further amended and restated, as follows:

ARTICLE I

Definitions and Accounting Terms

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

~~“2010 Indenture” means the indenture dated as of June 15, 2010 (as in effect on February 27, 2012 and without regard to any amendment, supplement or modification of same after such date), pursuant to which Holdings issued certain 11 3/8% Senior Notes due 2018.~~

“2013 Replacement Term Loan” has the meaning set forth in Amendment No. 4.

“2014 Replacement Term Lender” has the meaning set forth in Amendment No. 7.

“2014 Replacement Term Loans” has the meaning set forth in Amendment No. 7.

~~“2014 Replacement Term Loans Amendment” has the meaning set forth in Amendment No. 7.~~

“2014 Replacement Term Loan Commitment” has the meaning set forth in Amendment No. 7.

“~~2014 Replacement Term Lender” has the meaning set forth in Amendment No. 7.~~2015 Term A Commitment” has the meaning set forth in Amendment No. 9.

“2015 Term A Commitment Termination Date” means August 31, 2015.

“2015 Term A Facility” has the meaning set forth in Amendment No. 9.

“2015 Term A Lender” has the meaning set forth in Amendment No. 9.

“2015 Term A Loan Funding Date” means the date after the Amendment No. 9 Effective Date and on or prior to the 2015 Term A Commitment Termination Date on which the conditions precedent in this Agreement are satisfied or waived in accordance with Section 4.02 and the 2015 Term A Loans are incurred.

“2015 Term A Loan Maturity Date” has the meaning set forth in the definition of “Maturity Date.”

~~“2015 Term B-2 Loans” has the meaning set forth in Amendment No. 8.~~“2015 Term A Loans” has the meaning set forth in Amendment No. 9.

“2015 Term B-2 Commitment” has the meaning set forth in Amendment No. 8.

“2015 Term B-2 Commitment Schedule” has the meaning set forth in Amendment No. 8.

“2015 Term B-2 Lender” has the meaning set forth in Amendment No. 8.

“2015 Term B-2 Loan Maturity Date” has the meaning set forth in the definition of “Maturity Date.”

“2015 Term B-2 Loans” has the meaning set forth in Amendment No. 8.

“Acceptable Price” has the meaning set forth in Section 2.05(c)(iii).

“Acceptance Date” has the meaning set forth in Section 2.05(c)(ii).

“Acquisition” has the meaning set forth in the preliminary statements hereto.

“Additional Lender” has the meaning set forth in Section 2.14(a).

“Additional Refinancing Lender” means, at any time, any bank, financial institution or other institutional lender or investor (other than any such bank, financial institution or other institutional lender or investor that is a Lender at such time) that agrees to provide any portion of Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.16, provided that each Additional Refinancing Lender shall be subject to the approval of (i) the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed, to the extent that each such Additional Refinancing Lender is not then an existing Lender, an Affiliate of a then-existing Lender or an Approved Fund and (ii) the Borrower.

“Adjusted Total Assets” means the total assets of Holdings and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, but calculated as if purchase accounting had been applied with respect to the Transactions or the Sponsor Acquisition with resulting adjustments to goodwill and other intangible assets.

“Administrative Agent” means (i) prior to the Amendment No. 7 Effective Date, DBTCA, in its capacity as administrative agent under any of the Loan Documents, and (ii) after the Amendment No. 7 Effective Date, DBNY, in its capacity as administrative agent under any of the Loan Documents, or any permitted successor in such capacity in accordance with Section 9.09.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advent” means Advent International Corporation, a Delaware corporation.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Lender Assignment and Assumption” has the meaning set forth in Section 10.07(k)(i)(B).

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agents and the Supplemental Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” ~~means this Second Amended and Restated Credit Agreement, as the same may be amended, amended and restated, supplemented, modified or extended from time to time.~~has the meaning set forth in the preliminary statements hereto.

“AHYDO Interest Payment” has the meaning set forth in Section 2.05(b)(v).

“Amendment No. 1” means Amendment No. 1 to the Original Credit Agreement, dated as of February 10, 2011, among Holdings, the Borrower, the other Loan Parties, DBTCA, as the Administrative Agent and as the Replacement Term Lender (as defined in Amendment No. 1), and the other Lenders party thereto.

“Amendment No. 1 Effective Date” means February 10, 2011 or, if different, the date of the effectiveness of the Replacement Term Loan Amendment in accordance with Section 4 of Amendment No. 1.

“Amendment No. 2” means Amendment No. 2 to the Original Credit Agreement, dated as of February 27, 2012, among Holdings, the Borrower, the other Loan Parties, DBTCA, as the Administrative Agent, and the other Lenders party thereto.

“Amendment No. 2 Effective Date” means February 27, 2012.

“Amendment No. 3” means Amendment No. 3 to the Original Credit Agreement, dated as of April 17, 2012, among Holdings, the Borrower, the other Loan Parties, the Additional Lender (as defined in therein), the Administrative Agent and the other Lenders party thereto.

“Amendment No. 4” means Amendment No. 4 to the Original Credit Agreement, dated as of February 5, 2013, among Holdings, the Borrower, the other Loan Parties, DBTCA, as the Administrative Agent and the other Lenders party thereto.

“Amendment No. 4 Effective Date” means March 1, ~~2013 or, if different, the date of the effectiveness of Amendment No. 4 in accordance with Section 4 thereof.~~2013.

“Amendment No. 5” means Amendment No. 5 to the Original Credit Agreement, dated as of November 22, 2013, among Holdings, the Borrower, the other Loan Parties, DBTCA, as the Administrative Agent and the First Incremental Term Lenders party thereto.

“Amendment No. 6” means Amendment No. 6 to the Original Credit Agreement, dated as of December 16, 2013, among Holdings, the Borrower, the other Loan Parties, DBTCA, as the Administrative Agent and the Second Incremental Term Lenders (as defined in Amendment No. 6) party thereto.

“Amendment No. 7” means Amendment No. 7 to the Original Credit Agreement, dated as of the date hereof, among Holdings, the Borrower, the other Loan Parties, DBTCA, as Existing Administrative Agent, Existing Collateral Agent, Existing

Swing Line Lender and Existing L/C Issuer (each as defined therein), DBNY, as Successor Administrative Agent, Successor Collateral Agent, Successor Swing Line Lender, Successor L/C Issuer and 2014 Replacement Term Lender (each as defined therein) and the other Lenders party thereto.

“Amendment No. 7 Effective Date” means April 9, ~~2014 or, the date of the effectiveness of the 2014 Replacement Term Loans Amendment in accordance with Section 6 of Amendment No. 7.~~2014.

“Amendment No. 8” means Amendment No. 8 to ~~the Original~~ Credit Agreement, dated as of June 2, 2015, among Holdings, the Borrower, the other Loan Parties, DBNY, as Administrative Agent, Collateral Agent, Swing Line Lender (as defined prior to giving effect to Amendment No. 9 and the amendment of this Agreement on the Amendment No. 9 Effective Date), L/C Issuer, the Revolving Credit Lenders party thereto and the 2015 Term B-2 Lenders party thereto.

“Amendment No. 8 Effective Date” means June 2, 2015.

“Amendment No. 8 Required Lender Consent” has the meaning set forth in the preliminary statements hereto.

“Amendment No. 9” means Amendment No. 9 to Credit Agreement, dated as of June 30, 2015, among Holdings, the Borrower, the other Loan Parties, DBNY, as Administrative Agent, Collateral Agent and an L/C Issuer, the Revolving Credit Lenders party thereto, the 2015 Term A Lenders party thereto and the other parties party thereto.

“Amendment No. 9 Effective Date” means June 30, 2015 or, the date of the effectiveness of Amendment No. ~~8~~9 in accordance with Section ~~4 of Amendment No. 8.~~2 thereof.

“Applicable Discount” has the meaning set forth in Section 2.05(c)(iii).

“Applicable ECF Percentage” means, for any Excess Cash Flow Period, (a) 50.0% if the Senior Secured Net Leverage Ratio as of the last day of the applicable Excess Cash Flow Period is greater than 3.50:1.00, (b) 25.0% if the Senior Secured Net Leverage Ratio as of the last day of the applicable Excess Cash Flow Period is less than or equal to 3.50:1.00 and greater than 3.00:1:00 and (c) 0% if the Senior Secured Net Leverage Ratio as of the last day of the applicable Excess Cash Flow Period is less than or equal to 3.00:1.00.

“Applicable Rate” means a percentage per annum equal to:

(a) ~~(a)(i) with respect to Term Loans, prior to the Amendment No. 7 Effective Date, the rates set forth in clause (a) of the definition of “Applicable Rate” without giving effect to Amendment No. 7, (ii) with respect to Term Loans, after the Amendment No. 7 Effective Date, (x) until delivery of financial statements for the first fiscal quarter ending after the Amendment No. 7 Effective Date pursuant to Section 6.01, (A) for LIBOR Loans, 3.00% and (B) for Base Rate Loans, 2.00% and (y) thereafter and~~

~~prior to the TransUnion IPO, the following percentages per annum, based upon the Senior Secured Net Leverage Ratio as set forth in the most recent Compliance Certificate required~~with respect to 2015 Term B-2 Loans (i)(A) for LIBOR Loans, 3,00% and (B) for Base Rate Loans, 2.00% and (ii) after the Amendment No. 8 Effective Date and at any time from and after (x) the consummation of the TransUnion IPO and (y) achievement of a Total Net Leverage Ratio of 5.00:1.00 as of the last day of the most recently ended Test Period for which financial statements were required to have been delivered pursuant to Section 6.02(a) or (b), as applicable, calculated on a Pro Forma Basis giving effect to the TransUnion IPO and the use of proceeds thereof, the following percentages per annum, based upon the Senior Secured Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Senior Secured Net Leverage Ratio	LIBOR Loans	Base Rate
1	>~~3.75~~4.25:1	3.00%	2.00%

2	~~≤3.75~~4.25:1	2.75%	1.75%

(b) ~~and (iii) with respect to Term Loans, after the Amendment No. 8 Effective Date and at any time from and after (x) the consummation of the TransUnion IPO and (y) achievement of a Total Net Leverage Ratio of 5.00:1.00 as of the last day of the most recently ended Test Period for which financial statements were required to have been delivered pursuant to Section 6.01(a) or (b), as applicable, calculated on a Pro Forma Basis giving effect to the TransUnion IPO and the use of proceeds thereof, the following percentages per annum, based upon the Senior Secured Net Leverage Ratio as set forth in the most recent Compliance Certificate required by the Administrative Agent pursuant to Section 6.02(a):~~ with respect to 2015 Term A Loans after the 2015 Term A Loan Funding Date, (x) until delivery of financial statements for the first fiscal quarter ending after the Amendment No. 9 Effective Date pursuant to Section 6.01, (A) for LIBOR Loans, 2.25% and (B) for Base Rate Loans, 1.25% and (y) thereafter, the following percentages per annum, based upon the Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	~~Senior Secured~~Total Net Leverage Ratio	LIBOR Loans	Base Rate
1	>3.75:1	2.25%	1.25%

~~1~~2	~~>4.25~~≤3.75:1	~~3.00~~2.00%	~~2.00~~1.00%

~~2~~	~~≤4.25:1~~	~~2.75%~~	~~1.75%~~

(~~b~~c)(i) with respect to Revolving Credit Loans, unused Revolving Credit Commitments and Letter of Credit fees prior to the Amendment No. 9 Effective Date in respect of Revolving Credit Lenders with ~~Original~~ Revolving Credit Commitments, ~~Extended Revolving Credit Commitments, or Extended R-2 Revolving Credit Commitments~~ (each as defined prior to giving effect to Amendment No. ~~7~~9 and the amendment of this Agreement on the Amendment No. 9 Effective Date), the rates, as applicable, set forth in clause (b)(ii) of the definition of “Applicable Rate” (as defined prior to giving effect to Amendment No. ~~7~~9 and the amendment of this Agreement on the Amendment No. 9 Effective Date), and

(ii) with respect to Revolving Credit Loans, unused Revolving Credit Commitments and Letter of Credit fees in respect of Revolving Credit Lenders with Revolving Credit Commitments established pursuant to Amendment No. ~~7,~~9, (x) until delivery of financial statements for the first fiscal quarter ending after the Amendment No. ~~7~~9 Effective Date pursuant to Section 6.01, (A) for LIBOR Loans and Letter of Credit fees, ~~2.75~~2.25%, (B) for Base Rate Loans, ~~1.75~~1.25% and (C) for unused commitment fees, ~~0.50~~0.375% and (y) thereafter, the following percentages per annum, based upon the ~~Senior Secured~~Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate

~~Applicable Rate~~
Pricing Level	~~Senior Secured~~Total Net Leverage Ratio	LIBOR and Letter of Credit Fees	Base Rate	Unused Commitment Fee Rate
1	>~~3.50~~3.75:1	~~2.75~~2.25%	~~1.75~~1.25%	~~0.50~~0.375%

2	≤~~3.50~~3.75:1	~~2.50~~2.00%	~~1.50~~1.00%	~~0.375~~0.30%

In the case of each of immediately preceding clauses (a)(ii), ~~a~~(~~iii~~b)(y) and (~~b~~c)(ii)(y), as applicable, any increase or decrease in the Applicable Rate resulting from a change in the Senior Secured Net Leverage Ratio or Total Net Leverage Ratio, as applicable, shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that, at the option of the Administrative Agent (at the direction of the Required Lenders and upon notice to the Borrower of such determination), the highest pricing level shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date immediately prior to the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

In the case of each of immediately preceding clauses (a)(ii), ~~a~~(~~iii~~b)(y) and (~~b~~c)(ii)(y), as applicable, in the event that any financial statements under Section 6.01 or a Compliance Certificate is shown to be inaccurate at any time and such inaccuracy, if corrected, would have led to a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the Borrower shall promptly (and in no event later than five (5) Business Days thereafter) deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Rate shall be determined by reference to the corrected Compliance Certificate (but in no event shall the Lenders owe any amounts to the Borrower), and (iii) the Borrower shall pay to the Administrative Agent promptly upon written demand (and in no event later than five (5) Business Days after written demand) any additional interest owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. Notwithstanding anything to the contrary in this Agreement, any additional interest hereunder shall not be due and payable until written demand is made for such payment pursuant to clause (iii) above and accordingly, any nonpayment of such interest as a result of any such inaccuracy shall not constitute a Default (whether retroactively or otherwise), and no such amounts shall be deemed overdue (and no amounts shall accrue interest at the Default Rate), at any time prior to the date that is five (5) Business Days following such written demand.

Notwithstanding the foregoing, after the Amendment No. ~~7~~9 Effective Date, (x) the Applicable Rate in respect of any tranche of Extended Revolving Credit Commitments or any Extended Term Loans made after the Amendment No. ~~7~~9 Effective Date or Revolving Credit Loans made pursuant to any Extended Revolving Credit Commitments created after the Amendment No. ~~7~~9 Effective Date shall be the applicable percentages per annum set forth in the relevant Extension Offer and (y) the Applicable Rate shall be increased as, and to the extent, necessary to comply with the provisions of Section 2.15(b).

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class~~,~~ and (b) with respect to Letters of Credit, (i) the relevant L/C Issuer and (ii) the Revolving Credit Lenders ~~and (c) with respect to the Swing Line Facility, (i) the relevant Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders~~.

“Approved Bank” has the meaning set forth in clause (c) of the definition of “Cash Equivalents.”

“Approved Fund” means any Fund that is administered, advised or managed by a Lender or an Affiliate of the entity that administers, advises or manages any Fund that is a Lender.

“Arrangers” means (i) as of the Amendment No. 7 Effective Date, Deutsche Bank Securities Inc., Goldman Sachs Lending Partners LLC, Merrill Lynch, Pierce, Fenner and Smith Incorporated, RBC Capital Markets~~1~~ and Credit Suisse Securities (USA) LLC, in their respective capacities as joint lead arrangers in connection with Amendment No. 7 and (ii) as of the Amendment No. 9 Effective Date, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs Lending Partners LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner and Smith Incorporated, RBC Capital Markets and Wells Fargo Securities, LLC, in their respective capacities as joint lead arrangers in connection with Amendment No. 9 and this Agreement.

“Assignees” has the meaning set forth in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit F and accepted by the Administrative Agent and the Borrower, as and to the extent required by Section 10.07.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP as in effect on the Amendment No. 7 Effective Date.

“Audited Financial Statements” means the audited consolidated balance sheet of Holdings and its Subsidiaries as of each of December 31, 2008 and 2009, and the related audited consolidated statements of operations and of cash flows for Holdings and its Subsidiaries for the fiscal years ended December 31, 2008 and 2009.

“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.03(b)(iii).

“Available Additional Basket” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a) $40,000,000; plus

(b) the Cumulative CNI Amount at such time (provided that, other than in connection with determining the Available Additional Basket for the purpose of Section 7.06(g) hereof, this clause (b) shall be deemed to be zero at any time when the Senior Secured Net Leverage Ratio on a Pro Forma Basis for the then most recently ended Test Period is equal to or greater than 4.50:1.00), plus

~~[1]~~ 	~~RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.~~

(c) the cumulative amount of cash and Cash Equivalent proceeds from (i) the sale of Equity Interests of Holdings or of any direct or indirect parent of Holdings (other than Disqualified Equity Interests) after the Closing Date and on or prior to such time (including upon exercise of warrants or options) which proceeds have been contributed as common equity to the capital of the Borrower and (ii) the Equity Interests of Holdings (or any direct or indirect parent of Holdings) (other than Disqualified Equity Interests of Holdings) issued upon conversion of Indebtedness issued after the Closing Date of Holdings or any Restricted Subsidiary of Holdings owed to a Person other than a Loan Party or a Restricted Subsidiary of a Loan Party, in the case of each of subclause (i) and subclause (ii), not previously applied for a purpose (including a Specified Equity Contribution applied pursuant to Section 8.05) other than use in the Available Additional Basket, plus

(d) 100.0% of the aggregate amount of contributions to the common capital of Holdings (other than from a Restricted Subsidiary) received in cash and Cash Equivalents after the Closing Date other than from a Specified Equity Contribution pursuant to Section 8.05 which contributions have been contributed as common equity to the capital of the Borrower, plus

(e) without duplication of any amounts that otherwise increased the amount available for Investments pursuant to Section 7.02, 100.0% of the aggregate amount received after the Closing Date by the Borrower or any Restricted Subsidiary of the Borrower in cash and Cash Equivalents from:

(i) the sale (other than to the Borrower or any such Restricted Subsidiary) of any Equity Interests of an Unrestricted Subsidiary or any minority Investments, or

(ii) any dividend or other distribution by an Unrestricted Subsidiary or received in respect of any minority Investments, or

(iii) any interest, returns of principal, repayments and similar payments by such Unrestricted Subsidiary or received in respect of any minority Investments, plus

(f) in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary after the Closing Date, the fair market value of the Investments of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), plus

(g) an amount equal to any returns in cash and Cash Equivalents (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Borrower or any Restricted Subsidiary after the Closing Date in respect of any Investments made pursuant to Section 7.02(l)(y), minus

(h) any amount of the Available Additional Basket used to make Investments pursuant to Section 7.02(l)(y) after the Closing Date and prior to such time, minus

(i) any amount of the Available Additional Basket used to make Restricted Payments pursuant to Section 7.06(g) after the Closing Date and prior to such time, minus

(j) any amount of the Available Additional Basket used to make payments or distributions in respect of Junior Financings pursuant to Section 7.13 after the Closing Date and prior to such time.

“Base Incremental Amount” has the meaning set forth in Section 2.14(a).

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1.00%, (b) the Prime Lending Rate at such time and (c) LIBOR for an Interest Period of one month commencing on such day plus 1.00% per annum; provided that in no event shall the Base Rate be less than (i) in respect of Term Loans outstanding ~~(x)~~ prior to the Amendment No. ~~7~~8 Effective Date, ~~2.50~~2.00% per annum, ~~and (y)~~(ii) in respect of 2015 Term B-2 Loans outstanding on and after the Amendment No. ~~7~~8 Effective Date after giving effect to Amendment No. ~~7,~~8, 2.00%, (~~ii~~iii) in respect of 2015 Term A Loans, zero and (iv) in respect of Revolving Credit Loans made pursuant to Revolving Credit Commitments (x) in effect prior to the Amendment No. ~~7~~9 Effective Date, ~~the Base Rates set forth in clauses (ii), (iii) and (iv) of the definition of “Base Rate” without giving effect to Amendment No. 7~~2.00% per annum and (y) in effect after giving effect to Amendment No. ~~7~~9 on the Amendment No. ~~7~~9 Effective Date, ~~2.00% per annum~~zero. For purposes of this definition, LIBOR shall be determined using LIBOR as otherwise determined by the Administrative Agent in accordance with the definition of LIBOR, except that (x) if a given day is a Business Day, such determination shall be made on such day (rather than two Business Days prior to the commencement of an Interest Period) or (y) if a given day is not a Business Day, LIBOR for such day shall be the rate determined by the Administrative Agent pursuant to preceding clause (x) for the most recent Business Day preceding such day. Any change in the Base Rate due to a change in the Prime Lending Rate, the Federal Funds Effective Rate or such LIBOR shall be effective as of the opening of business on the day of such change in the Prime Lending Rate, the Federal Funds Effective Rate or such LIBOR, respectively.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning set forth in the preamble hereto.

“Borrower Corporate Headquarters” means the Mortgaged Property located at 555 West Adams Street, Chicago, Illinois.

“Borrower Materials” has the meaning set forth in Section 6.01.

“Borrowing” means a Revolving Credit Borrowing~~, a Swing Line Borrowing,~~ or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York or Chicago, Illinois and if such day relates to any LIBOR Loan, means any such day on which dealings in deposits are conducted by and between banks in the London interbank eurodollar market.

“Canadian Dollars” and “Cdn.” mean freely transferable lawful money of Canada (expressed in Canadian Dollars).

“Capital Expenditures” means, for any period, the aggregate, without duplication, of (a) all expenditures (whether paid in cash or accrued as liabilities) by Holdings and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment and other deferred charges included in Capital Expenditures reflected in the consolidated balance sheet of Holdings and its Restricted Subsidiaries and (b) the value of all assets under Capitalized Leases incurred by Holdings and its Restricted Subsidiaries during such period (other than as a result of purchase accounting); provided that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration, repair or improvement of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored, repaired or improved or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment solely to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment or software to the extent financed with the proceeds of Dispositions that are not required to be applied to prepay Term Loans pursuant to Section 2.05(b), (iv) expenditures that are accounted for as capital expenditures by Holdings or any Restricted Subsidiary and that actually are paid for by a Person other than Holdings or any Restricted Subsidiary and for which neither Holdings nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period), (v) expenditures that constitute operating lease expenses in accordance with GAAP, (vi) expenditures that constitute Permitted Acquisitions, the Repurchase Merger, the Acquisition or other investments that consist of the purchase of a business unit, line of business or a division of a Person or all or substantially all of the assets of a Person, (vii) any capitalized interest expense reflected as additions to property, plant or equipment in the consolidated balance sheet of Holdings and the Restricted Subsidiaries or (viii) any non-cash compensation or other non-cash costs reflected as additions to property, plant or equipment in the consolidated balance sheet of Holdings and the Restricted Subsidiaries.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP as in effect on the Amendment No. 7 Effective Date, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability on a balance sheet (excluding the notes thereto) in accordance with GAAP as in effect on the Amendment No. 7 Effective Date.

“Cash Collateral” has the meaning set forth in Section 2.03(g).

“Cash Collateral Account” means a blocked account at DBNY (or another commercial bank selected in compliance with Section 9.09) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Cash Collateralize” has the meaning set forth in Section 2.03(g).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by Holdings or any Restricted Subsidiary:

(a) Dollars, Pounds Sterling, Canadian Dollars, Euro, or any national currency of any participating member state of the EMU;

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) (A) is organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development, and is a member of the Federal Reserve System, and (B) has combined capital and surplus of at least $250,000,000 in the case of U.S. banks or $100,000,000 (or the Dollar equivalent as of the date of determination) in the case of non-U.S. banks (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with maturities not exceeding 12 months from the date of acquisition thereof;

(d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation (other than structured investment vehicles and other than corporations used in structured financing transactions) rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(e) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower);

(f) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of the United States or $100,000,000 (or the Dollar equivalent as of the date of determination) in the case of non-U.S. banks, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100.0% of the amount of the repurchase obligations;

(g) securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(h) Investments (other than in structured investment vehicles and structured financing transactions) with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(i) Investments, classified in accordance with GAAP as current assets of Holdings or any Restricted Subsidiary, in money market investment programs which are registered under the Investment Company Act of 1940 or which are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such Investments are of the character, quality and maturity described in clauses (a) through (h) of this definition;

(j) investment funds investing at least 95.0% of their assets in securities of the types (including as to credit quality and maturity) described in clauses (a) through (i) above; and

(k) in the case of any Foreign Subsidiary, (x) such local currencies in those countries in which such Foreign Subsidiary transacts business from time to time in the ordinary course of business and (y) investments of comparable tenor and credit quality to those described in the foregoing clauses (a) through (j) customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes.

“Cash Management Bank” has the meaning set forth in the definition of “Cash Management Obligations.”

“Cash Management Obligations” means obligations owed by Holdings or any Loan Party to any Lender or any Affiliate of a Lender (or Person that was a Lender or an Affiliate of a Lender at the time such arrangement was entered into or at the time immediately prior to the Amendment No. 7 Effective Date) (a “Cash Management Bank”) in respect of any overdraft and related liabilities arising from treasury, depository, credit card, debit card, purchase card and cash management services or any automated clearing house transfers of funds, in each case, to the extent designated by the Borrower and such Lender or such Affiliate of a Lender as “Cash Management Obligations” in writing to the Collateral Agent. The designation of any Cash Management Obligations shall not create in favor of the Lender or Affiliate thereof any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Collateral Documents.

“Casualty Event” means any event that gives rise to the receipt by Holdings or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace, restore or repair such equipment, fixed assets or real property.

“Change of Control” shall be deemed to occur if:

(a) at any time prior to a Qualified IPO, any combination of Permitted Holders shall fail to own beneficially (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date), directly or indirectly, in the aggregate Equity Interests representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings;

(b) at any time after a Qualified IPO~~, (i)~~ (including the TransUnion IPO), any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), other than any “group” including any Permitted Holders (provided, that in the case of any such “group,” the Permitted Holders hold a majority of all voting interest in Holdings’ Equity Interests held by all members of such “group”), shall have acquired beneficial ownership of 35.0% or more on a fully diluted basis of the voting interest in Holdings’ Equity Interests and the Permitted Holders shall own, directly or indirectly, less than such person or “group” on a fully diluted basis of the voting interest in Holdings’ Equity Interests ~~or (ii) during each period of twelve consecutive months, the board of directors of Holdings shall not consist of a majority of the Continuing Directors~~;

(c) a “change of control” (or similar event) shall occur under (i) any Senior Note Document (other than in connection with the Sponsor Acquisition) or (ii) any Junior Financing or Credit Agreement Refinancing Indebtedness, in each case with an aggregate principal amount in excess of the Threshold Amount, or any Permitted Refinancing Indebtedness in respect of any of the foregoing with an aggregate principal amount in excess of the Threshold Amount; or

(d) Holdings shall cease to own directly or indirectly 100.0% of the Equity Interests of the Borrower.

“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Extended Revolving Credit

Commitments, Refinancing Revolving Credit Commitments, 2015 Term A Commitments, 2015 Term B-2 Commitments, Commitments in respect of Incremental Term ~~Commitments~~A Loans, Commitments in respect of Incremental Term B-2 Loans, Refinancing Term Commitments or Commitments in respect of Replacement Term Loans and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, revolving credit loans under Extended Revolving Credit Commitments, revolving credit loans under Refinancing Revolving Credit Commitments, 2015 Term A Loans, 2015 Term B-2 Loans, Extended Term Loans, Incremental Term A Loans, Incremental Term B-2 Loans, Refinancing Term Loans or Replacement Term Loans. Commitments (and in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class. ~~For the avoidance of doubt, and notwithstanding the foregoing, the 2015 Term B-2 Lenders, the 2015 Term B-2 Commitments and the 2015 Term B-2 Loans shall be considered to be of the same Classes, respectively, of Term Lenders, Term Commitments and Term Loans and constitute Term Lenders, Term Commitments and Term Loans, as the case may be, in all respects under this Agreement.~~

“Closing Date” means June 15, 2010.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means the “Collateral” as defined in the Security Agreement, the “Collateral” as defined in the Pledge Agreement and any other assets pledged or in which a Lien is granted pursuant to any Collateral Document, including, without limitation, the Mortgaged Property (if any).

“Collateral Agent” means (i) prior to the Amendment No. 7 Effective Date, DBTCA, in its capacity as collateral agent or pledgee in its own name under any of the Loan Documents, and (ii) after the Amendment No. 7 Effective Date, DBNY, in its capacity as collateral agent or pledgee in its own name under any of the Loan Documents, or any permitted successor collateral agent appointed in accordance with Section 9.09.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) on the Closing Date the Administrative Agent shall have received each Collateral Document to the extent required to be delivered on the Closing Date pursuant to Section 4.02(e) of the Original Credit Agreement, subject to the limitations and exceptions of this Agreement, duly executed by each Loan Party thereto;

(b) the Secured Obligations shall have been secured by a first-priority (subject to Permitted Liens under Section 7.01(c)) security interest in (i) all the Equity Interests of the Borrower, (ii) all Equity Interests of each Restricted Subsidiary of Holdings that is not an Excluded Subsidiary directly owned by any Loan Party, (iii) 65.0% of the voting and non-voting Equity Interests collectively issued by Trans Union International, Inc. to any Loan Party and (iv) 65.0% of any voting Equity Interests of any “first-tier” wholly owned Foreign Subsidiary and 100.0% of any non-voting Equity Interests of any “first-tier” wholly owned Foreign Subsidiary held by any Loan Party, in each case, subject to Permitted Liens under Section 7.01(c), exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents pursuant to documents governed by applicable state law; provided, that in no event shall any Loan Party be required to deliver a pledge (i) in excess of 65.0% of any voting Equity Interests of any “first-tier” Foreign Subsidiary or (ii) of any Equity Interest of any “second-tier” or lower Subsidiary that is a Foreign Subsidiary;

(c) the Secured Obligations shall have been secured by a perfected security interest in, or Mortgage on, as applicable, substantially all tangible and intangible assets of the Borrower and each Guarantor (including intercompany debt, accounts, inventory, equipment, investment property, contract rights, intellectual property in the United States, other general intangibles, Material Real Property and proceeds of the foregoing), in each case, subject to Permitted Liens, exceptions and limitations otherwise set forth in this Agreement (for the avoidance of doubt, including the limitations and exceptions set forth in the proviso of Section 4.02(e) of the Original Credit Agreement) and the Collateral Documents pursuant to documents governed by applicable state law;

(d) subject to limitations and exceptions of this Agreement (for the avoidance of doubt, including the limitations and exceptions set forth in the proviso of Section 4.02(e) of the Original Credit Agreement) and the Collateral Documents, to the extent a security interest in and Mortgages on any Material Real Property is required under Section 6.11 or 6.13 (together with any Material Real Property that is subject to a Mortgage on the Closing Date, each, a “Mortgaged Property”), the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to such Mortgaged Property duly executed and delivered by the record owner of such property in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may reasonably deem necessary to create a valid and subsisting perfected first-priority Lien (subject only to Permitted Liens and other Liens permitted in the relevant Mortgage) on the property and/or rights described therein in favor of the Collateral Agent for the benefit of the Secured Parties, and evidence that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (it being understood that if a mortgage tax will be owed on the entire amount of the indebtedness evidenced hereby, then the amount secured by the Mortgage shall be limited to 100.0% of the fair market value of the property at the time the Mortgage is entered into if such limitation results in such mortgage tax being calculated based upon such fair market value), (ii) fully paid policies of title insurance (or marked-up title insurance commitments having the effect of policies of title insurance) on the Mortgaged Property naming the Collateral Agent as the insured for its benefit and that of the Secured Parties and respective successors and assigns (the “Mortgage Policies”) issued by a nationally recognized title insurance company reasonably acceptable to the Administrative Agent in form and substance and in an amount reasonably acceptable to the Administrative Agent (not to exceed 100.0% of the fair market value of the real properties covered thereby), insuring the Mortgages to be valid subsisting first-priority Liens on the property described therein, free and clear of all Liens other than Permitted Liens, which shall include (A) such reinsurance arrangements (to the extent reasonably necessary, and with provisions for direct access, if reasonably necessary) and endorsements as shall be reasonably acceptable to the Collateral Agent, (B) a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), and (C) such endorsements as shall be reasonably requested by the Collateral Agent (including, to the extent reasonably requested by the Collateral Agent, endorsements on matters relating to usury, first loss, zoning, contiguity, revolving credit (if available after the applicable Loan Party uses commercially reasonable efforts), doing business, non-imputation, public road access, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot and so-called comprehensive coverage over covenants and restrictions), (iii) legal opinions, addressed to the Administrative Agent and the Collateral Agent, reasonably acceptable to the Administrative Agent and the Collateral Agent, (iv) a survey or express map of each Mortgaged Property sufficient in form to delete the standard survey exception in the title insurance policy insuring the Mortgage and provide Collateral Agent with endorsements to such policy as shall be reasonably requested by the Collateral Agent and (v) a completed “life of the loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property duly executed and acknowledged by the appropriate Loan Parties; and

(e) after the Closing Date, each Restricted Subsidiary of Holdings that is not an Excluded Subsidiary shall become a Guarantor and signatory to this Agreement pursuant to a joinder agreement in accordance with Section 6.11 and a party to the applicable Collateral Documents in accordance with Section 6.11; provided that notwithstanding the foregoing provisions, any Subsidiary of Holdings that Guarantees the Senior Notes shall be a Guarantor hereunder for so long as it Guarantees such Indebtedness.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:

(A) the foregoing definition shall not require, unless otherwise stated in this clause (A), the creation or perfection of pledges of, security interests in, Mortgages on, or the obtaining of title insurance or taking other actions with respect to, (i) any fee owned real property (other than Material Real Properties) and any leasehold rights and interests in real property (including landlord waivers, estoppels and collateral access letters), (ii) (A) motor vehicles and other assets subject to certificates of title and (B) commercial tort claims where the amount of damages claimed by the applicable Loan Party is less than $5,000,000, (iii) any particular asset, if the pledge thereof or the security interest therein is prohibited by Law other than to the extent such prohibition is expressly deemed ineffective under the Uniform Commercial Code or other applicable Law notwithstanding such prohibition, (iv) Margin Stock and, solely to the extent prohibited by the Organization Documents or any shareholders agreement with shareholders that are not direct or indirect wholly owned Restricted Subsidiaries of Holdings, Equity Interests in any Person other than wholly owned Restricted Subsidiaries, (v) any rights of any Loan Party with respect to any lease, license or other agreement to the extent a grant of security interest therein is prohibited by such lease, license or other agreement, would result in an invalidation thereof or would create a right of termination in favor of any other party thereto (other than a Loan Party) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable Laws or principle of equity notwithstanding such prohibition, (vi) any property or assets that would result in adverse tax consequences to Holdings, the Borrower or any of its Subsidiaries, as determined by the Borrower (it being understood that the Lenders shall not require Holdings or any of its Subsidiaries to enter into any security agreements or pledge agreements governed under foreign law), (vii) intellectual property to the extent a security interest is not perfected by filing of a UCC financing statement or in respect of registered intellectual property, a filing in the USPTO (if required) or the U.S. Copyright Office (it being understood that such assets are intended to constitute Collateral, though perfection beyond UCC, USPTO and U.S. Copyright Office filings is not required), (viii) Equity Interests of Unrestricted Subsidiaries, (ix) assets specifically requiring perfection solely through control agreements (e.g., deposit accounts and securities accounts) and (x) any particular assets if, in the reasonable judgment of the Administrative Agent and the Borrower, the burden, cost or consequences of creating or perfecting such pledges or security interests in such assets or obtaining title insurance is excessive in relation to the benefits to be obtained therefrom by the Lenders under the Loan Documents;

(B) (i) the foregoing definition shall not require control agreements and perfection by “control” with respect to any Collateral (including deposit accounts, securities accounts, etc.) other than certificated Equity Interests of the Borrower and, to the extent constituting Collateral, its Restricted Subsidiaries; (ii) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S. or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction other than the Dutch Pledge Agreement required pursuant to Section 6.11(d) hereof and the New Dutch Pledge Agreement required pursuant to Section 6.11(e) hereof); and (iii) except to the extent that perfection and priority may be achieved by the filing of a financing statement under the Uniform Commercial Code with respect to the Borrower or a Guarantor, or, with respect to real property and the recordation of Mortgages in respect thereof, as contemplated by clauses (c) and (d) above, the Loan Documents shall not contain any requirements as to perfection or priority with respect to any assets or property described in this clause (B);

(C) the foregoing definition shall not require the creation of security interests in any assets of, or Equity Interests of, any Unrestricted Subsidiaries;

(D) the Administrative Agent in its reasonable discretion may grant extensions of time for the creation or perfection of security interests in, and Mortgages on, or obtaining of title insurance or taking other actions with respect to, particular assets (including extensions beyond the Closing Date) or any other compliance with the requirements of this definition where it and the Borrower reasonably determine that the creation or perfection of security interests and Mortgages on, or obtaining of title insurance or taking other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents; provided that the Collateral Agent shall have received on or prior to the Closing Date, (i) UCC financing statements in appropriate form for filing under the UCC in the jurisdiction of incorporation or organization of each Loan Party, and (ii) any certificates or instruments representing or evidencing Equity Interests of the Borrower and any Subsidiary Guarantors accompanied by instruments of transfer and stock powers undated and endorsed in blank;

(E) in no event shall the Administrative Agent or any Lender be entitled to exercise the voting power in respect of more than 65.0% of the voting Equity Interests of any “first-tier” Foreign Subsidiary; and

(F) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in this Agreement and the Collateral Documents.

“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, each of the Mortgages, collateral assignments, security agreements, pledge agreements, intellectual property security agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 4.02 of the Original Credit Agreement, and Section 4.03, Section 6.11 or Section 6.13 hereof (including, without limitation, the Dutch Pledge Agreement and the New Dutch Pledge Agreement), and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment, a Revolving Credit Commitment or an Extended Revolving Credit Commitment of any Class, as the context may require.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of LIBOR Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

~~“Company” means the Borrower, together with its successors and assigns.~~

“Compensation Period” has the meaning set forth in Section 2.12(c)(ii).

“Competitors” means any provider of one or more of the following data and information management services: credit reports, credit scores, analytical services, risk management, portfolio review, direct marketing, credit monitoring, identification management, fraud detection, resources to help consumers manage their credit, auto information solutions, and receivables management services. Competitors include, but are not limited to, any of those companies currently operating under the following corporate umbrellas: Equifax Inc.; Experian Group Ltd.; Fair Isaac Corporation; Reed Elsevier

Group plc/Lexis; First Advantage Corporation; Innovis Inc.; Intersections, Inc.; Moody~~’~~’s Corp.; Axciom Corporation; Dun & Bradstreet Corp.; Fiserv Inc.; The McGraw-Hill Companies, Inc.; Thomson Reuters Corporation; Wolters Kluwer N.V.; Accenture plc; Automatic Data Processing, Inc.; Alliance Data Systems Corporation; CyberSource Corporation; Fidelity National Information Services Inc.; Paychex Inc.; SunGard Data Systems Inc.; and Volt Information Sciences, Inc.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:

(a) without duplication and, except with respect to clause (v) or (viii) below, to the extent deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period with respect to Holdings and its Restricted Subsidiaries:

~~(i)~~ (i) total interest expense determined in accordance with GAAP (including, to the extent deducted and not added back in computing Consolidated Net Income, (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments, (d) the interest component of Capitalized Leases, (e) net payments, if any, pursuant to interest rate Swap Contracts with respect to Indebtedness, (f) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (g) any expensing of bridge, commitment and other financing fees and (h) commissions, discounts, yield and other fees and charges (including related interest expenses) related to any Receivables Facility) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed),

~~(ii)~~ (ii) provision for taxes based on income, profits or capital of Holdings and the Restricted Subsidiaries, including, without limitation, federal, state, franchise and similar taxes (such as Delaware franchise tax) and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations,

~~(iii)~~ (iii) depreciation and amortization (including amortization of intangible assets, deferred financing fees, debt issuance costs, commissions, fees and expenses, bridge, commitment and other financing fees, discounts, yield and other fees and charges (including interest expense) related to any Receivables Facility, and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of Holdings and its Restricted Subsidiaries),

~~(iv)~~ (iv) severance and signing bonuses, stock options and other equity based compensation expenses, management fees and expenses, including, without limitation, any one time expense relating to enhanced accounting function or other transaction costs, including those associated with becoming a public company, relocation costs and expenses, Transaction Expenses, fees and expenses incurred directly in connection with the Sponsor Acquisition, integration costs, transition costs, consolidation and closing costs for facilities, costs incurred in connection with any non-recurring strategic initiatives, costs incurred in connection with acquisitions and non-recurring intellectual property development after the Closing Date, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design and implementation costs), project start-up costs and other restructuring charges, accruals or reserves (including restructuring costs related to acquisitions after the Closing Date and to closure/consolidation of facilities, retention charges, systems establishment costs and excess pension charges),

~~(v)~~ (v) the portion attributable to Holdings and its Restricted Subsidiaries (based on their percentage ownership) of the net income (loss) for such period of any Person that is not a Subsidiary, or that is accounted for by the equity method of accounting (but in any event excluding any Unrestricted Subsidiary), to the extent that the same was not included or otherwise deducted (and not added back) in such period in computing Consolidated Net Income,

~~(vi)~~ (vi) the amount of (A) management, consulting, monitoring and advisory fees and related expenses paid to the Permitted Holders in an amount not to exceed $5,000,000 in the aggregate in any calendar year and (B) payments by Holdings or any of its Restricted Subsidiaries to any of the Permitted Holders made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of the Borrower in good faith,

~~(vii)~~ (vii) any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Holdings or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Equity Interests),

~~(viii)~~ (viii) the amount of cost savings, operating expense reductions, other operating improvements and synergies projected by the Borrower in good faith to be realized in connection with the Transactions or any Specified Transaction or the implementation of an operational initiative after the Closing Date (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, other operating improvements and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) a duly completed certificate signed by a Responsible Officer of the Borrower shall be delivered to the Administrative Agent together with the Compliance Certificate required to be delivered pursuant to Section 6.02(a), certifying that (x) such cost savings, operating expense reductions, other operating improvements and synergies are reasonably anticipated to be realized and factually supportable in the good faith judgment of the Borrower, and (y) such actions are to be taken within (I) in the case of any such cost savings, operating expense reductions, other operating improvements and synergies in connection with the Transactions, 12 months after the Closing Date and (II) in all other cases, within 12 months after the consummation of the acquisition, Disposition or the implementation of an initiative, which is expected to result in such cost savings, expense reductions, other operating improvements or synergies, (B) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (viii) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, (C) to the extent that any cost savings, operating expense reductions, other operating improvements and synergies are not associated with the Transactions or a Specified Transaction following the Closing Date, all steps shall have been taken for realizing such savings and (D) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (viii) to the extent occurring more than four full fiscal quarters after the specified action taken in order to realize such projected cost savings, operating expense reductions, other operating improvements and synergies,

~~(ix)~~ (ix) any net loss from disposed, abandoned or discontinued operations,

~~(x)~~ (x) any non-cash increase in expenses resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization and variances),

~~(xi)~~ (xi) proceeds of business interruption insurance,

~~(xii)~~ (xii) other accruals, payments and expenses (including legal, tax, structuring and other costs and expenses) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated on the Closing Date and any such transaction undertaken but not completed); provided, that for the avoidance of doubt, the effects of expensing all transaction related expenses in accordance with Financial Accounting Standards No. 141(R) and gains or losses associated with FASB Interpretation No. 45 shall be excluded,

~~(xiii)~~ (xiii) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back,

~~(xiv)~~ (xiv) the amount of loss on sales of Receivables Assets to a Receivables Subsidiary in connection with a Receivables Facility, and

~~(xv)~~ (xv) non-cash expenses, charges and losses (including impairment charges or asset write-offs, losses from investments recorded using the equity method, stock-based awards compensation expense or expenses relating to the vesting of warrants), in each case other than (A) any non-cash charge representing amortization of a prepaid cash item that was paid and not expensed in a prior period and (B) any non-cash charge relating to write-offs, write-downs or reserves with respect to accounts receivable or inventory; provided that if any non-cash charges referred to in this clause (xv) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to such extent paid, and

~~(xvi)~~ (xvi) the amount of any non-controlling interest consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly-owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income, less (b) without duplication and to the extent included in arriving at such Consolidated Net Income, (i) extraordinary, unusual or non-recurring gains, (ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period) and (iii) any net gain from disposed, abandoned or discontinued operations; provided that, for the avoidance of doubt, any gain representing the reversal of any non-cash charge referred to in clause (a)(xv)(B) above for a prior period shall be added (together with, without duplication, any amounts received in respect thereof to the extent not increasing Consolidated Net Income) to Consolidated EBITDA in any subsequent period to such extent so reversed (or received);

provided that:

~~(A)~~ (A) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA (x) currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain (i) resulting from Swap Contracts for currency exchange risk and (ii) resulting from intercompany indebtedness) and (y) gains or losses on Swap Contracts,

~~(B)~~ (B) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standard No. 39 and their respective related pronouncements and interpretations,

~~(C)~~ (C) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any income (loss) for such period attributable to the early extinguishment of (i) Indebtedness, (ii) obligations under any Swap Contracts or (iii) other derivative instruments, and

~~(D)~~ (D) there shall be excluded in determining Consolidated EBITDA for any period any after-tax effect of non-recurring items (including gains or losses and all fees and expenses relating thereto) relating to curtailments or modifications to pension and post-retirement employee benefit plans for such period.

“Consolidated Interest Expense” means, for any period, (1) total interest expense of Holdings, the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (including, to the extent deducted and not added back in computing Consolidated Net Income, (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments (but excluding (i) any non-cash interest expense attributable to the movement in the mark to market valuation of Swap Contracts or other derivative instruments pursuant to GAAP and (ii) any non-cash imputed interest expense associated with non-interest bearing Indebtedness issued at par to the extent not included in Consolidated EBITDA), (d) the interest component of Capitalized Leases and (e) net payments, if any, pursuant to interest rate Swap Contracts with respect to Indebtedness, and excluding (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expenses associated with bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including related interest expenses) related to any Receivables Facility); plus (2) consolidated capitalized interest of Holdings, the Borrower and the Restricted Subsidiaries for such period, whether paid or accrued; less (3) interest income for such period. For purposes of this definition, interest on a Capitalized Lease shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (loss) of Holdings, the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided, however, that, without duplication,

(a) any pro forma after-tax effect (using a reasonable estimate based on applicable tax rates) of extraordinary, non-recurring or unusual items (including gains or losses and less all fees and expenses relating thereto) for such period shall be excluded, provided that solely for the purpose of calculating Consolidated Net Income in connection with determining the Available Additional Basket for Section 7.06(g) hereof, the after-tax effect of severance, relocation costs and curtailments or modifications to pension and post-retirement benefits plans shall also be excluded,

(b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income shall be excluded,

(c) accruals and reserves that are established or adjusted within twelve months after the Closing Date that are so required to be established or adjusted as a result of the Transactions in accordance with GAAP or changes as a result of adoption or modification of accounting policies in accordance with GAAP shall be excluded,

(d) any net pro forma after-tax gains or losses on disposal of abandoned, disposed or discontinued operations shall be excluded,

(e) any net pro forma after-tax effect of gains or losses (less all fees, expenses and charges) attributable to asset dispositions or the sale or other disposition of any Equity Interests of any Person in each case other than in the ordinary course of business, as determined in good faith by the Borrower, shall be excluded,

(f) the net income (loss) for such period of any Person that is not a Subsidiary of Holdings, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of Holdings shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent subsequently converted into cash or Cash Equivalents) to Holdings or a Restricted Subsidiary thereof in respect of such period,

(g) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(h) any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs shall be excluded, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of Holdings or any of its direct or indirect Restricted Subsidiaries in connection with the Transactions, shall be excluded,

(i) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days), shall be excluded,

(j) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption shall be excluded,

(k) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person’s assets are acquired by Holdings or any of its Restricted Subsidiaries shall be excluded (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis in accordance with Section 1.09), and

(l) solely for the purpose of calculating Consolidated Net Income in connection with determining the Available Additional Basket for Section 7.06(g) hereof, (i) any fees and expenses incurred directly in connection with the Sponsor Acquisition shall be excluded, (ii) fees and expenses incurred, or any amortization thereof, in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case to the extent not prohibited under this Agreement shall be excluded and (iii) the after-tax effect of any gains or losses from the early extinguishment of Indebtedness or any hedging obligation or other derivative obligation, shall be excluded.

For the avoidance of doubt, revenue will be accounted for on a GAAP basis and the recognition of any deferred revenue will be included in Consolidated Net Income in the same period as recognized for GAAP.

There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments (including the effects of such adjustments pushed down to Holdings and its Restricted Subsidiaries) in component amounts required or permitted by GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) and related authoritative pronouncements (including the effects of such adjustments pushed down to Holdings and the Restricted Subsidiaries), as a result of the Transactions, any acquisition consummated prior to the Closing Date, any Permitted Acquisitions or other Investments, the Sponsor Acquisition, or the amortization or write-off of any amounts thereof. However, to the extent that deferred revenue is reduced as a result of the application of purchase accounting rules, revenue will be increased in subsequent periods to reflect the amount of revenue that would be recognized each period if there were no purchase accounting adjustments to deferred revenue.

“Consolidated Total Net Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of Holdings and its Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but (x) excluding the impact on Indebtedness resulting from the application of purchase accounting in connection with the Transactions, the Sponsor Acquisition or any Permitted Acquisition and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire principal amount thereof), consisting of Indebtedness for borrowed money, Attributable Indebtedness, and debt obligations evidenced by promissory notes or similar instruments, minus (b) the aggregate amount of cash and Cash Equivalents (other than Restricted Cash), in each case, that is held by Holdings and its Restricted Subsidiaries as of such date free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a), clauses (i), (ii) and (iii) of Section 7.01(k) and Section 7.01(p), provided that Consolidated Total Net Debt shall not include Indebtedness in respect of (i) letters of credit (including Letters of Credit), except to the extent of unreimbursed amounts thereunder, provided that any unreimbursed amount under trade letters of credit shall not be counted as Consolidated Total Net Debt until three (3) Business Days after such amount is drawn and (ii) Unrestricted Subsidiaries; it being understood, for the avoidance of doubt, that obligations under Swap Contracts entered into for non-speculative purposes do not constitute Consolidated Total Net Debt.

“Consolidated Working Capital” means, with respect to Holdings and its Restricted Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent, (b) the effects of purchase accounting or (c) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under Swap Contracts.

~~“Continuing Directors” means (i) prior to the Amendment No. 2 Effective Date, the directors of Holdings on the Closing Date, as elected or appointed after giving effect to the Transactions, and each other director, if, in each case, such other director’s nomination for election to the board of directors of Holdings is recommended by a majority of the then Continuing Directors or such other director receives the vote of, or is appointed or otherwise approved by, such Permitted Holders in his or her election by the stockholders of Holdings necessary to elect such director and (ii) after the Amendment No. 2 Effective Date, the directors of holdings on the Amendment No. 2 Effective Date, as elected or appointed after giving effect to the Sponsor Acquisition, and each other director, if, in each case, such other director’s nomination for election to the board of directors of Holdings is recommended by a majority of the then Continuing Directors or such other director receives the vote of, or is appointed or otherwise approved by, such Permitted Holders in his or her election by the stockholders of Holdings necessary to elect such director.”~~

“Contract Consideration” has the meaning set forth in the definition of “Excess Cash Flow.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power or by contract. “Controlling” and “Controlled” have meanings correlative thereto.

~~“Converting Term B-2 Lender” has the meaning assigned set forth in Section 2.01(a)(ii).~~

“Credit Agreement Refinancing Indebtedness” means (a) Permitted Pari Passu Refinancing Debt, (b) Permitted Junior Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, any Class of existing Term Loans or any Class of existing Revolving Credit Loans (or unused Revolving Credit Commitments) or any then-existing Credit Agreement Refinancing Indebtedness (the “Refinanced Debt”); provided that (i) such Indebtedness has a maturity no earlier, and a Weighted Average Life to Maturity equal to or greater, than the Refinanced Debt, (ii) such Indebtedness shall not have a greater principal amount than the principal amount (or accreted value, if applicable) of the Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and fees and expenses associated with the refinancing, plus an amount equal to any existing commitments unutilized thereunder, (iii) the terms and conditions of such Indebtedness (except as otherwise provided in clause (ii) above, but including with respect to pricing and optional prepayment or redemption terms) reflect market terms and conditions (as reasonably determined by the Borrower) at the time of incurrence or issuance of such Credit Agreement Refinancing Indebtedness, (iv) the “effective” yield with respect such Credit Agreement Refinancing Indebtedness shall be determined by the Borrower and the lenders providing such Credit Agreement Refinancing Indebtedness, (v) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained, (vi) such Indebtedness is not at any time guaranteed by any Person other than Guarantors, (vii) to the extent secured, such Indebtedness is not secured by property other than the Collateral, (viii) if the Refinanced Debt is subordinated in right of payment to, or to the Liens securing, the Obligations, then any Credit Agreement Refinancing Indebtedness shall be subordinated in right of payment to, or to the Liens securing, the Obligations, as applicable, on terms (A) at least as favorable (taken as a whole) (as reasonably determined by the Borrower) to the Lenders as those contained in the documentation governing the Refinanced Debt or (B) otherwise reasonably acceptable to the Administrative Agent, (ix) any Credit Agreement Refinancing Indebtedness shall be pari passu or junior in right of payment and, if secured, secured on a pari passu or junior basis with respect to security, with respect to the Revolving Credit Facility and the Term Loans, to the extent outstanding, (x) if such Credit Agreement Refinancing Indebtedness is secured, the requirements in the proviso at the end of Section 7.03 have been satisfied, and (xi) no Credit Agreement Refinancing Indebtedness that is a Term Loan shall be voluntarily or mandatorily prepaid prior to repayment in full of (or, if junior in right of payment or as to security, on a junior basis with respect to) ~~the~~any Class of then-existing Term Loans unless, solely in the case such Credit Agreement Refinancing Indebtedness that is pari passu in right of payment and security with ~~the~~such Class of then-existing Term Loans, accompanied by at least a ratable payment of ~~the~~such Class of then-existing Term Loans, and any such Credit Agreement Refinancing Indebtedness that is pari passu in right of payment and security with ~~the~~any Class of then-existing Term Loans may participate on a pro rata basis or on less than a pro rata basis (but not greater than pro rata basis) in any mandatory prepayments hereunder.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cumulative CNI Amount” means (a) at any time prior to the date on which financial statements have been delivered pursuant to Section 6.01(b) in respect of the fiscal quarter ending September 30, 2010, zero, and (b) at any time thereafter, 50.0% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from July 1, 2010 to the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or (b).

“Current Assets” means, with respect to Holdings and the Restricted Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Cash Equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of Holdings and its Restricted Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits (but excluding (i) assets held for sale, (ii) loans (permitted) to third parties, (iii) Pension Plan assets, (iv) deferred bank fees, (v) derivative financial instruments and (vi) in the event that a Receivables Facility is accounted for off-balance sheet, (x) gross accounts receivable comprising a part of the Receivables Assets subject to such Receivables Facility less (y) collection against the amount sold pursuant to clause (x)).

“Current Liabilities” means, with respect to Holdings and the Restricted Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of Holdings and its Restricted Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) the current portion of interest, (c) accruals for current or deferred Taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves, (e) deferred revenue, (f) any Revolving Credit Exposure and (g) the current portion of pension liabilities.

“DBNY” means Deutsche Bank AG New York Branch and its successors.

“DBTCA” means Deutsche Bank Trust Company Americas and its successors.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning set forth in Section 2.05(b)(vii).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a LIBOR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that, as reasonably determined by the Administrative Agent (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of L/C Obligations ~~or Swing Line Loans~~, within one Business Day of the date required to be funded by it hereunder (unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied), (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent or the Borrower, to confirm in a manner satisfactory to the Administrative Agent and the Borrower that it will comply with its funding obligations, (d) has failed, within two Business Days after request by the Administrative Agent, to pay any amounts owing to the Administrative Agent or the other Lenders or (e) has, or has a direct or indirect parent company that has (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration (including, without limitation, services) received by Holdings or a Restricted Subsidiary in connection with a Disposition that is so designated as Designated Non-cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, executed by a Responsible Officer of the Borrower, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designation Date” has the meaning set forth in Section 6.14.

“Discount Range” has the meaning set forth in Section 2.05(c)(ii).

“Discounted Prepayment Option Notice” has the meaning set forth in Section 2.05(c)(ii).

“Discounted Voluntary Prepayment” has the meaning set forth in Section 2.05(c)(i).

“Discounted Voluntary Prepayment Notice” has the meaning set forth in Section 2.05(c)(v).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale-Leaseback Transaction and any sale or issuance of Equity Interests in a Restricted Subsidiary of Holdings) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable (including pursuant to any Receivables Facility) or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests or solely at the direction of the issuer), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than if the issuer has the option to settle for Qualified Equity Interests and cash in lieu of fractional shares), in whole or in part, (c) requires the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the latest Maturity Date ~~of the~~applicable to any then-outstanding Term Loans on the date of issuance of such Equity Interest; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Holdings (or any direct or indirect parent thereof), the Borrower or the

Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or if its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Documentation Agents” means (i) Bank of America, N.A., Royal Bank of Canada and Credit Suisse AG, as documentation agents with respect to Amendment No. 7 and ~~this Agreement~~(ii) Royal Bank of Canada and Wells Fargo Bank, N.A., as documentation agents with respect to Amendment No. 9 and the Facilities created or incurred thereunder.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Restricted Subsidiary” means any direct or indirect Restricted Subsidiary of Holdings which is a Domestic Subsidiary.

“Domestic Subsidiary” means any Subsidiary (i) that is organized under the Laws of the United States, any state thereof or the District of Columbia or (ii) otherwise designated by Holdings as a “Domestic Subsidiary” in an officer’s certificate delivered by a Responsible Officer of Holdings to the Administrative Agent (such Subsidiary being deemed a “Domestic Subsidiary” until such time, if any, that a Responsible Officer of Holdings shall deliver to the Administrative Agent a subsequent officer’s certificate certifying that such Subsidiary is no longer deemed a “Domestic Subsidiary”. Notwithstanding the foregoing, for purposes of clause (ii) of the immediately preceding sentence, Holdings may only deem that any such Subsidiary is no longer a “Domestic Subsidiary” if (x) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing and (y) all transactions involving such Subsidiary since the Closing Date (including, without limitation, all Investments in such Subsidiary) would have been permitted if such Subsidiary was not deemed to be a “Domestic Subsidiary” at all times from and after the Closing Date.

“Dutch Holdco” means (i) Vail, prior to the transfer of Equity Interests thereof to New Dutch Holdco pursuant to Section 7.05(u) and (ii) New Dutch Holdco, at any time thereafter.

“Dutch Pledge Agreement” has the meaning set forth in Section 6.11(d).

“ECF Test Date” has the meaning set forth in Section 2.05(b).

“Eligible Assignee” means and includes a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act) (other than a natural person) but in any event excluding (x) any Competitor and (y) except to the extent provided in Section 2.05(c), 10.07(k) and 10.07(n), the Sponsor, Holdings or any Subsidiary of Holdings.

“Embargoed Person” has the meaning set forth in Section 6.16.

“EMU” shall mean economic and monetary union as contemplated in the Treaty on European Union.

“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means the common law and any applicable Laws, in any case, relating to pollution or the protection of the Environment, or the protection of human health (to the extent relating to exposure to Hazardous Materials) and safety as it relates to the environment, including any applicable provisions of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., and the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., and all analogous state or local statutes, and the regulations promulgated pursuant thereto.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of the Loan Parties or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities); provided, that any instrument evidencing Indebtedness convertible or exchangeable for Equity Interests shall not be deemed to be Equity Interests, unless and until any such instruments are so converted or exchanged.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with a Loan Party or any Restricted Subsidiary within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or insolvency, or the receipt by any Loan Party, any Restricted Subsidiary or any ERISA Affiliate of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; or the failure to make any required contribution to a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code, whether or not waived; a determination that any Pension Plan is, or is expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; a Loan Party or any Restricted Subsidiary or any ERISA Affiliate incurring any liability under Section 436 of the Code, or a violation of Section 436 of the Code with respect to a Pension Plan; (g) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to a Loan Party or any Restricted Subsidiary; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party, any Restricted Subsidiary or any ERISA Affiliate.

“Euros” and the sign “€” mean the currency introduced on January 1, 1999 at the start of the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Community being the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986, the Maastricht Treaty (which was signed at Maastricht on February 7, 1992) and the Treaty of Amsterdam (which was signed in Amsterdam on October 2, 1997).

“Event of Default” has the meaning set forth in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to (a) the sum, without duplication, of (i) Consolidated Net Income for such period, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital and long-term accounts receivable of Holdings and its Restricted Subsidiaries for such period (other than any such decreases arising from acquisitions or dispositions by Holdings and its Restricted Subsidiaries completed during such period) and (iv) an amount equal to the aggregate net non-cash loss on Dispositions by Holdings and its Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income minus (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (a) through (k) of the definition of Consolidated Net Income, (ii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures or acquisitions of intellectual property to the extent not expensed during such period, to the extent that such Capital Expenditures or acquisitions were financed with internally generated cash or borrowings under the Revolving Credit Facility and were not made by utilizing the Cumulative CNI Amount, (iii) the aggregate amount of all principal payments of Indebtedness of Holdings or its Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases, (B) the amount of any scheduled repayment of Term Loans pursuant to Section 2.07 and (C) any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii) to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, but excluding (X) all other voluntary and mandatory prepayments of Term Loans, (Y) all other prepayments of Revolving Credit Loans and ~~Swing Line Loans~~ , prior to the Amendment No. 9 Effective Date, Swing Line Loans (as defined prior to giving effect to Amendment No. 9 and the amendment of this Agreement on the Amendment No. 9 Effective Date), in each case, made during such period and (Z) all payments in respect of any other revolving credit facility made during such period, except in the case of clause (Z) to the extent there is an equivalent permanent reduction in commitments thereunder), to the extent financed with internally generated cash, (iv) an amount equal to the aggregate net non-cash gain on Dispositions by Holdings and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income, (v) increases in Consolidated Working Capital and long-term accounts receivable of Holdings and its Restricted Subsidiaries for such period (other than any such increases arising from acquisitions or dispositions by Holdings and its Restricted Subsidiaries during such period), (vi) cash payments by Holdings and its Restricted Subsidiaries during such period in respect of long-term liabilities of Holdings and its Restricted Subsidiaries other than Indebtedness, (vii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Investments and acquisitions made during such period by Holdings and its Restricted Subsidiaries on a consolidated basis pursuant to Section 7.02 to the extent that such Investments and acquisitions were financed with internally generated cash and were not made by utilizing the Cumulative CNI Amount, (viii) the amount of Restricted Payments paid during such period pursuant to Section 7.06(f) to the extent such Restricted Payments were financed with internally generated cash or borrowings under the Revolving Credit Facility, (ix) the aggregate amount of expenditures actually made by Holdings and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period, (x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Holdings and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness, (xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by Holdings and its Restricted Subsidiaries pursuant to binding contracts or executed letters of intent (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, acquisitions, Investments or Capital Expenditures or acquisitions of intellectual property (to the extent not expensed) to be consummated or made, plus any restructuring cash expenses, pension payments or tax contingency payments that have been added to Excess Cash Flow pursuant to clause (a)(ii) above required to be made, in each case during the period of four consecutive fiscal quarters of Holdings following the end of such period, provided that to the extent the aggregate amount of internally generated cash not utilizing the Cumulative CNI Amount actually utilized to finance such Permitted Acquisitions, acquisitions, Investments, Capital Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, (xii) the amount of cash taxes (including penalties and interest) or the tax reserves set aside in a prior period to the extent paid in cash in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, (xiii) cash expenditures in respect of Swap Contracts during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income, (xiv) any payment of cash to be amortized or expensed over a future period and recorded as a long-term asset, (xv) reimbursable or insured expenses incurred during such fiscal year to the extent that reimbursement has not yet been received, and (xvi) cash expenditures for costs and expenses in connection with acquisitions or Investments, dispositions and the issuance of equity interests or Indebtedness to the extent not deducted in arriving at such Consolidated Net Income. Notwithstanding anything in the definition of any term used in the definition of Excess Cash Flow to the contrary, all components of Excess Cash Flow shall be computed for Holdings and its Restricted Subsidiaries on a consolidated basis.

“Excess Cash Flow Period” means each fiscal year of Holdings commencing with the fiscal year ending December 31, 2014.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Affiliate” means, with respect to any Person, Affiliates of such Person that are (i) engaged as principals primarily in private equity, mezzanine financing or venture capital, (ii) customers of Holdings and its Subsidiaries or (iii) Competitors.

“Excluded Information” has the meaning set forth in Section 2.05(c)(i).

“Excluded Subsidiary” means (a) any Subsidiary that is not directly or indirectly a wholly owned Subsidiary of Holdings, (b) any Subsidiary (an “Immaterial Subsidiary”) that does not have (i) the greater of (A) assets representing 1.0% or more of the Adjusted Total Assets of Holdings or (B) total assets in excess of $15,000,000 or more, in each case, excluding intercompany indebtedness, or (ii) revenues representing the greater of (A) 1.0% or more of the consolidated revenues of Holdings or (B) $15,000,000, in each case, as of the end of or for the most recent period of four consecutive fiscal quarters of Holdings for which financial statements have been delivered pursuant to Section 6.01(a) or (b) (or, prior to the first delivery of any such financial statements, as of the end of or for the period of four consecutive fiscal quarters of Holdings most recently ended prior to the date of this Agreement), (c) any Subsidiary that is prohibited by applicable Law or Contractual Obligations that are in existence on the Closing Date or at the time of acquisition of such Subsidiary and not entered into in contemplation thereof from guaranteeing the Obligations or if guaranteeing the Obligation would require governmental (including regulatory) consent, approval, license or authorization (unless such consent, approval license or authorization has been obtained), (d) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the burden or cost or other consequences (including any material adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (e) any Foreign Subsidiary, (f) any non-for-profit Subsidiaries, (g) any Unrestricted Subsidiaries, (h) any special purpose securitization vehicle or a captive insurance subsidiary, (i) any direct or indirect Domestic Subsidiary all or substantially all of the assets of which consist of the Equity Interests of one or more Foreign Subsidiaries, (j) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary and (k) any Receivables Subsidiary; provided that no Subsidiary that guarantees the Senior Notes or any Junior Financing shall be deemed to be an Excluded Subsidiary at any time any such guarantee is in effect.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, and only for so long as all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a Lien to secure, as applicable, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to any Agent, any Lender (including any L/C Issuer ~~or Swing Line Lender~~), or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) any Taxes imposed on (or measured by) its net income or net profits (or any franchise or similar Taxes in lieu thereof) by the jurisdiction under the laws of which such recipient is organized, in which its principal office is located or in which it is otherwise doing business or as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document) or, in the case of any Lender, in which its Lending Office is located, (b) any Taxes in the nature of branch profits tax within the meaning of section 884(a) of the Code or any similar tax imposed by any jurisdiction described in (a), (c) other than in the case of an assignee pursuant to a request by the Borrower under

Section 3.07, any withholding Tax that is imposed on any interest payable to such Person pursuant to any Law in effect at the time such Person becomes a party to this Agreement (or designates a new Lending Office), except to the extent that such Person (or its assignor, if any) was entitled, at the time of designation of a new applicable Lending Office (or assignment), to receive additional amounts with respect to such United States federal withholding Tax pursuant to Section 3.01(a), (d) any withholding tax (including backup withholding tax) that is attributable to such Person’s failure to comply with Section 3.01(d), or (e) any United States federal withholding tax imposed under ~~FACTA~~FATCA.

“Executive Order” has the meaning set forth in Section 6.16.

“Existing Indebtedness” has the meaning set forth in Section 4.02(h) of the Original Credit Agreement.

“Extended Revolving Credit Commitment” means, on and after the Amendment No. ~~7~~9 Effective Date, any Revolving Credit Commitment which is deemed to be an “Extended Revolving Credit Commitment” pursuant to Section 2.15 hereof.

“Extending Revolving Credit Lender” means on and after the Amendment No. ~~7~~9 Effective Date, any Revolving Credit Lender which is deemed to be an “Extending Revolving Credit Lender” pursuant to Section 2.15 hereof.

~~“Extended Term Loans” has the meaning set forth in Section 2.15(a).~~

“Extending Term Lender” has the meaning set forth in Section 2.15(a).

“Extended Term Loans” has the meaning set forth in Section 2.15(a).

“Extension” has the meaning set forth in Section 2.15(a).

“Extension Offer” has the meaning set forth in Section 2.15(a).

“Facility” means the 2015 Term A Loans, the 2015 Term B-2 Loans, the Revolving Credit Facility, the Extended Term Loans, or Loans extended pursuant to any Extended Revolving Credit Commitment, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” has the meaning set forth in Section 5.18.

“Federal Funds Rate” means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent in its reasonable judgment (rounded upward, if necessary, to a whole multiple of 1/100 of 1.00%).

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Amended and Restated Credit Agreement” has the meaning set forth in the ~~preamble~~preliminary statements hereto.

“First Incremental Term Lender” means each Lender or Additional Lender party to Amendment No. 5.

“Fixed Charge Coverage Ratio” means as of any date of determination, the ratio of (a) Consolidated EBITDA for the most recently ended Test Period for which financial statements were required to have been delivered pursuant to Section 6.01(a) or (b), to (b) the Fixed Charges for such Test Period; provided that the Fixed Charge Coverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“Fixed Charges” shall mean, with respect to Holdings for any period, the sum, without duplication, of:

~~(a)~~ (a) Consolidated Interest Expense of Holdings and its Restricted Subsidiaries that was paid or payable in cash during such period; provided, however, that solely for purposes of determining Consolidated Interest Expense pursuant to this clause (a), any interest expense paid or payable in cash in connection with any outstanding Parent Notes shall be included in such determination),

~~(b)~~ (b) all cash dividend payments or other distributions paid (excluding items eliminated in consolidation) on any series of preferred stock during such period (other than distributions paid in Equity Interests (other than Disqualified Equity Interests) of Holdings and its Subsidiaries and

all cash dividend payments or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests during such period (other than distributions paid in Equity Interests (other than Disqualified Equity Interests) of Holdings and its Subsidiaries.

~~“Fixed Charge Coverage Ratio” means as of any date of determination, the ratio of (a) Consolidated EBITDA for the most recently ended Test Period for which financial statements were required to have been delivered pursuant to Section 6.01(a) or (b), to (b) the Fixed Charges for such Test Period; provided that the Fixed Charge Coverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.~~

“Foreign Casualty Event” has the meaning set forth in Section 2.05(b)(x).

“Foreign Disposition” has the meaning set forth in Section 2.05(b)(x).

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of Holdings which is not a Domestic Subsidiary.

“Foreign Subsidiary Acquisition Basket Amount” has the meaning set forth in Section 7.02(g)(vi).

“Foreign Subsidiary Excess Cash Flow” has the meaning set forth in Section 2.05(b)(ix).

“Fronting Exposure” means, at any time there is a Defaulting Lender, ~~(a)~~ with respect to ~~the~~an L/C Issuer, such Defaulting Lender’s pro rata share of the outstanding L/C Obligations to such L/C Issuer other than L/C Obligations ~~as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s pro rata share of Swing Line Loans other than Swing Line Loans~~to such L/C Issuer as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that (a) the amount of any Indebtedness under GAAP with respect to a Capitalized Lease shall be determined in accordance with the definition of Capitalized Leases and (b) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning set forth in Section 10.07(h).

“GS” means GS Capital Partners VI, L.P., a Delaware limited partnership.

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any contractual arrangement, including, but not limited to, any acquisition, capital expenditure, investment or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth in Section 11.01.

“Guarantors” means Holdings and the Subsidiaries of Holdings (other than the Borrower and any Excluded Subsidiary) and any other Domestic Subsidiary that, at the option of the Borrower, issues a Guarantee of the Obligations after the Closing Date. Notwithstanding any provision set forth herein or in any other Loan Documents to the contrary, and for avoidance of doubt, in no event shall (x) any Subsidiary that is not a Domestic Subsidiary (or an entity that is a direct or indirect Subsidiary of such Subsidiary) be required to guarantee the obligations of the Borrower or any Domestic Subsidiary, (y) the assets of any Subsidiary that is not a Domestic Subsidiary (or an entity that is a direct or indirect Subsidiary of such Subsidiary) directly or indirectly constitute security or secure payment of the obligations of the Borrower or any Domestic Subsidiary, or (z) a Loan Party deliver a pledge (A) in excess of 65.0% of any voting Equity Interest of any “first-tier” Subsidiary that is not a Domestic Subsidiary or (B) of any Equity Interest of any “second-tier” or lower Subsidiary that is not a Domestic Subsidiary.

“Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement.

“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, in any form, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, mold, electromagnetic radio frequency or microwave emissions, that are regulated pursuant to, or which could give rise to liability under, applicable Environmental Law.

“Hedge Bank” has the meaning specified in the definition of Secured Hedge Agreement.

“Holdings” has the meaning set forth in the preamble hereto.

“Honor Date” has the meaning set forth in Section 2.03(c)(i).

“Immaterial Subsidiary” has the meaning set forth in the definition of “Excluded Subsidiary.”

“Incremental Amendment” has the meaning set forth in Section 2.14(a).

“Incremental Term A Loans” has the meaning set forth in Section 2.14(a).

“Incremental Term B-2 Loans” has the meaning set forth in Section 2.14(a).

“Incremental Term Loans” has the meaning set forth in Section 2.14(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a) all obligations of such Person for borrowed money and all monetary obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and trade), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation until such obligation becomes a non-contingent liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities and expenses accrued in the ordinary course);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness; and

(g) all obligations of such Person in respect of Disqualified Equity Interests;

if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; and

(h) to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Net Debt and (B) shall exclude obligations in respect of Receivables Facilities. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnified Taxes” means any Taxes other than Excluded Taxes.

“Indemnitees” has the meaning set forth in Section 10.05.

“Information” has the meaning set forth in Section 10.08.

“Initial Lenders” means DBTCA, Bank of America, N.A., JPMorgan Chase Bank, N.A., Credit Suisse AG, Cayman Islands and U.S. Bank National Association.

“Intellectual Property Security Agreement” means any agreement substantially in the form of Annex A, B or C to the Security Agreement.

“Intercreditor Agreement” means an intercreditor agreement by and among the Collateral Agent and the collateral agents or other representatives for the holders of Indebtedness secured by Liens on the Collateral that are intended to rank junior to the Liens securing the Obligations and that are otherwise Permitted Liens providing that all proceeds of Collateral shall first be applied to repay the Secured Obligations in full prior to being applied to any obligations under the Indebtedness secured by such junior Liens and that until the termination of the Aggregate Commitments and the repayment in full (or cash collateralization of Letters of Credit) of all Secured Obligations (other than contingent obligations not then due and payable), the Collateral Agent shall have the sole right to exercise remedies against the Collateral (subject to customary exceptions and the expiration of any standstill provisions) and otherwise in form and substance reasonably satisfactory to the Collateral Agent.

“Interest Determination Date” means, with respect to any LIBOR Loan, the second Business Day prior to the commencement of any Interest Period relating to such LIBOR Loan.

“Interest Payment Date” means, (a) as to any LIBOR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a LIBOR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan ~~(including a Swing Line Loan)~~, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made ~~(with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition)~~.

“Interest Period” means, as to each LIBOR Loan, the period commencing on the date such LIBOR Loan is disbursed or converted to or continued as a LIBOR Loan and ending on the date one, two, three or six months thereafter or, to the extent agreed by each Lender of such LIBOR Loan, twelve months or any other date thereafter (or such period of less than one month as may be consented to by the Administrative Agent), as selected by the Borrower in its Committed Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period (other than an Interest Period having a duration of less than one month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions received by such Person with respect thereto.

“IP Rights” has the meaning set forth in Section 5.15.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Request, and any other document, agreement and instrument entered into by ~~the~~an L/C Issuer and the Borrower (or any Subsidiary) or in favor of ~~the~~an L/C Issuer and relating to such Letter of Credit.

“Joint Venture Basket Amount” has the meaning set forth in Section 7.02(r)(i).

“Junior Financing” has the meaning set forth in Section 7.13(a).

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Junior Lien Incremental Facility” has the meaning set forth in Section 2.14(a).

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Cash Collateral Account” has the meaning set forth in Section 2.03(g).

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the face amount thereof.

“L/C Issuer” means ~~DBNY and~~, as of the Amendment No. 9 Effective Date, each of (1) DBNY, (2) JPMorgan Chase Bank, N.A., (3) Bank of America, N.A., and (4) any other Revolving Credit Lender that becomes an L/C Issuer in accordance with Section 2.03(k) or 10.07(j), in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder; provided that, if any Extension or Extensions of Revolving Credit Commitments is or are effected in accordance with Section 2.15, then on the occurrence of the ~~Original~~ Revolving Credit Maturity Date and on each later date which is or was at any time a Maturity Date with respect to Revolving Credit Commitments (each, an “L/C Issuer~~/Swing Line~~ Termination Date”), each L/C Issuer at such time shall have the right to resign as an L/C Issuer on, or on any date within twenty (20) Business Days after, the respective L/C Issuer~~/Swing Line~~ Termination Date, in each case upon not less than ten (10) days’ prior written notice thereof to the Borrower and the Administrative Agent and, in the event of any such resignation and upon the effectiveness thereof, the respective entity so resigning shall retain all of its rights hereunder and under the other Loan Documents as an L/C Issuer with respect to all Letters of Credit theretofore issued by it (which Letters of Credit shall remain outstanding in accordance with the terms hereof until their respective expirations) but shall not be required to issue any further Letters of Credit hereunder. If at any time and for any reason (including as a result of resignations as contemplated by the last proviso to the preceding sentence), each L/C Issuer has resigned in such capacity in accordance with the preceding sentence, then no Person shall be a L/C Issuer hereunder obligated to issue Letters of Credit unless and until (and only for so long as) a Revolving Credit Lender (or affiliate of a Lender) reasonably satisfactory to the Administrative Agent and the Borrower agrees to act as L/C Issuer hereunder. Notwithstanding anything to the contrary, for the purposes of this Agreement, the term “L/C Issuer” as used herein shall refer to (w) each L/C Issuer, (x) the L/C Issuers, (y) the applicable L/C Issuer or (z) with respect to any Letter of Credit, the L/C Issuer of such Letter of Credit, in each case determined as the context requires.

“L/C Issuer~~/Swing Line~~ Termination Date” has the meaning set forth in the definition of “L/C Issuer.”

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.10. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning set forth in the ~~introductory paragraph~~preamble to this Agreement and, as the context requires, includes ~~an~~each L/C Issuer ~~and a Swing Line Lender,~~ and their respective permitted successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a trade letter of credit or a standby letter of credit.

“Letter of Credit Commitment” means as to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit expressed as an amount representing the maximum possible aggregate amount of such L/C Issuer’s L/C Obligations hereunder, as such commitment may be reduced, terminated or increased from time to time pursuant to the provisions of this Agreement. The initial amount of each L/C Issuer’s L/C Commitment is (a) the lesser of (x) $25,000,000 and (y) such L/C Issuer’s Revolving Credit Commitment or (b) as set forth in the Assignment and Assumption pursuant to which such L/C Issuer becomes party hereto.

“Letter of Credit Expiration Date” means the latest scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Request” means an application and agreement pursuant to which the Borrower shall request the issuance or amendment of a Letter of Credit in the form of Exhibit C hereto, appropriately completed (or in such other form as from time to time in use by the respective L/C Issuer).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“LIBOR” means, with respect to any Borrowing of LIBOR Loans for any Interest Period, (a) the higher of (i) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the commencement of such Interest Period by reference to the Reuters Screen LIBOR01 for deposits in Dollars (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rates) for a period equal to such Interest Period; provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBOR” shall be the interest rate per annum (rounded upward to the next 1/100th of 1.00%) determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the beginning of such Interest Period, and (ii) (w) in respect of 2015 Term B-2 Loans (I) prior to the Amendment No. 8 Effective Date, 1.00% per annum, and (II) on and after the Amendment No. 8 Effective Date after giving effect to Amendment No. 8, 0.75% ~~and (x~~per annum (x) in respect of 2015 Term A Loans, zero and (y) in respect of Revolving Credit Loans made pursuant to Revolving Credit Commitments (I) in effect prior to the Amendment No. ~~7~~9 Effective Date, ~~the rates set forth in clauses (a)(ii)(x), (a)(ii)(y) and (a)(ii)(z) of the definition of “LIBOR” without giving effect to Amendment No. 7~~1.00% per annum and (II) in effect after giving effect to Amendment No. ~~7~~9 on the Amendment No. ~~7~~9 Effective Date, ~~1.00% per annum~~zero, in each case, divided by (b) a percentage equal to 100.0% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), and if LIBOR, as determined above, shall at any time be less than zero, ~~such rate~~LIBOR shall be deemed to be zero at such time for all purposes of this Agreement.

“LIBOR Loan” means a Loan that bears interest at a rate based on LIBOR.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing). For the avoidance of doubt, “Lien” shall not be deemed to include any licenses of IP Rights.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan~~,~~ or a Revolving Credit Loan ~~or a Swing Line Loan~~ (including any Incremental Term Loan and any extensions of credit under any Revolving Commitment Increase and any Extended Term Loans and any extensions of credit under any Extended Revolving Credit Commitment).

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) each Letter of Credit Request, (v) any Refinancing Amendment, (vi) any Intercreditor Agreement and any pari passu intercreditor and/or subordination agreements and (vii) any amendment, modification or supplement to any of the foregoing (including any Incremental Amendment).

“Loan Parties” means, collectively, the Borrower, each Guarantor and, without duplication, each Pledgor under and as defined in the Pledge Agreement.

“Management Stockholders” means the members of management of Holdings, the Borrower or any of its Subsidiaries who are investors in Holdings or any direct or indirect parent thereof.

“Margin Stock” has the meaning set forth in Regulation U.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

“Material Adverse Effect” means (i) on or prior to the Closing Date, a Company Material Adverse Effect and (ii) after the Closing Date, (a) a material adverse effect on the business, operations, assets, liabilities or financial condition of Holdings and its Restricted Subsidiaries, taken as a whole; (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to fully and timely perform any of their payment obligations under any Loan Document to which Holdings or any of the Loan Parties is a party; or (c) a material adverse effect on the material rights and remedies available to the Lenders or the Collateral Agent under any Loan Document.

“Material Real Property” means any fee owned real property owned by any Loan Party (other than any owned real property subject to a Lien permitted by clause (t) or (v) of Section 7.01 to the extent and for so long as the documentation governing such Lien prohibits the granting of a Mortgage thereon to secure the Obligations) with a fair market value in excess of $5,000,000 (at the Closing Date or, with respect to real property acquired after the Closing Date, at the time of acquisition, in each case, as reasonably estimated by the Borrower in good faith); provided that if at any time the fair market value of all fee owned real properties that are not “Material Real Property” owned by the Loan Parties would exceed $20,000,000 in the aggregate, the Loan Parties shall designate additional fee owned real properties as “Material Real Property” and comply with the Collateral and Guarantee Requirement with respect thereto such that such threshold is no longer exceeded.

“Maturity Date” means (i) on and after the Amendment No. 7 Effective Date, ~~(i)~~ with respect to the 2015 Term B-2 Loans that have not been extended pursuant to Section 2.15, April 9, 2021 (the “~~Original~~2015 Term B-2 Loan Maturity Date”), (ii) on and after the Amendment No. 9 Effective Date, (a) with respect to the 2015 Term A Loans that have not been extended pursuant to Section 2.15, June 30, 2020 (the “2015 Term A Loan Maturity Date”) and (b) with respect to the Revolving Credit Commitments that have not been extended pursuant to Section 2.15, ~~April 9, 2019~~June 30, 2020 (the “~~Original~~ Revolving Credit Maturity Date”), and (iii) with respect to any other tranche of Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date as specified in the applicable Extension Offer accepted by the respective Lender or Lenders; provided that if any such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately succeeding such day.

“Maximum Accrual” has the meaning set forth in Section 2.05(b)(v).

“Maximum Rate” has the meaning set forth in Section 10.10.

“Minimum Extension Condition” has the meaning set forth in Section 2.15(c).

“Modified IP Rights” has the meaning set forth in Section 7.05(v).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policies” has the meaning set forth in the definition of “Collateral and Guarantee Requirement.”

“Mortgaged Properties” has the meaning set forth in the definition of “Collateral and Guarantee Requirement.”

“Mortgages” means, collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties creating and evidencing a Lien on a Mortgaged Property, in form and substance reasonably satisfactory to the Collateral Agent and the Borrower.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Loan Party or any Restricted Subsidiary makes or is obligated to make contributions, or has any liability or contingent liability (including liability or contingent liability on account of any ERISA Affiliate).

“Net Proceeds” means:

(a) 100.0% of the cash proceeds actually received by Holdings or any of the Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Disposition (other than sales of Receivables Assets pursuant to a Receivables Facility) or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) any amount required to repay (x) Indebtedness (other than pursuant to the Loan Documents) that is secured by a Lien on the assets disposed of and, if such assets constitute Collateral, which Lien ranks prior to the Lien securing the Obligations or (y) Indebtedness or other obligations of any Subsidiary that is disposed of in such transaction, (iii) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of Holdings or a wholly owned Restricted Subsidiary as a result thereof, (iv) taxes paid or reasonably estimated to be payable as a result thereof, (v) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition (provided that to the extent that any amounts are released from such escrow to Holdings or a Restricted Subsidiary, such amounts net of any related expenses shall constitute Net Proceeds) and (vi) without duplication of clause (v) above, the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by Holdings or any of the Restricted Subsidiaries including, without limitation, Pension Plan and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations

(however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction); provided that, if no Event of Default exists, Holdings and its Restricted Subsidiaries may reinvest any portion of such proceeds in assets useful for their businesses within 12 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 12 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 12-month period but within such 12-month period are contractually committed to be used, then upon the termination of such contract or if such Net Proceeds are not so used within 18 months of initial receipt, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso; it being understood that such proceeds shall constitute Net Proceeds notwithstanding any investment notice if there is a Specified Default at the time of a proposed reinvestment unless such proposed reinvestment is made pursuant to a binding commitment entered into at a time when no Specified Default was continuing); provided, further, that no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless the aggregate net proceeds exceed $5,000,000 in any fiscal year (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds under this clause (a)),

(b) 100.0% of the cash proceeds from the incurrence, issuance or sale by Holdings or any of the Restricted Subsidiaries of any Indebtedness for borrowed money, net of all taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale, and

(c) with respect to any Receivables Facility, 100.0% of the cash proceeds of (i) any sale of Receivables Assets by Holdings or any of its Restricted Subsidiaries, (ii) the repayment by Holdings or any of its Restricted Subsidiaries of any loan solely to finance the purchase from Holdings or any Restricted Subsidiary of Receivables Assets and (iii) any return of capital invested by Holdings or any Restricted Subsidiary in the Receivables Subsidiary for such Receivables Facility, in each case (x) to the extent funded by a “borrowing” or increase in investment under such Receivables Facility and (y) net of upfront fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with the Receivables Facility.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to Holdings or any Restricted Subsidiary shall be disregarded.

“New Dutch Holdco” means the wholly-owned Subsidiary of Trans Union International, Inc. to be formed under the laws of The Netherlands after the Amendment No. 4 Effective Date, the Equity Interests of which shall be subject to the New Dutch Pledge Agreement pursuant to Section 6.11(e).

“New Dutch Pledge Agreement” has the meaning set forth in Section 6.11(e).

~~“non-cash charges” has the meaning set forth in the definition of the term “Consolidated EBITDA.”~~

“Non-Consenting Lender” has the meaning set forth in Section 3.07(d).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-extension Notice Date” has the meaning set forth in Section 2.03(b)(iii).

“Not Otherwise Applied” means, with reference to any amount of Net Proceeds of any transaction or event, that such amount (a) was not required to be applied to prepay the Loans pursuant to Section 2.05(b), and (b) was not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose. The Borrower shall promptly notify the Administrative Agent of any application of such amount as contemplated by (b) above.

“Note” means a Term A Note, a Term B-2 Note or a Revolving Credit ~~Note or a Swing Line~~ Note, as the context may require.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Restricted Subsidiaries arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Restricted Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Restricted Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit fees, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that the Administrative Agent, the Collateral Agent or any Lender, in its sole discretion consistent with the Loan Documents, may elect to pay or advance on behalf of such Loan Party; provided that, for purposes of determining any Obligations of any Guarantor under Article XI of this Agreement, the definition of “Obligations” shall not create any guarantee by any Guarantor of any Excluded Swap Obligations of such Guarantor.

“OFAC” has the meaning set forth in Section 5.18.

“Offered Loans” has the meaning set forth in Section 2.05(c)(iii).

“Other Applicable Indebtedness” has the meaning set forth in Section 2.05(b)(ii).

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Credit Agreement” means the Credit Agreement, dated as of June 15, 2010, by and among Holdings, the Borrower, the Guarantors party thereto, DBTCA, as Administrative Agent and Collateral Agent, and each Lender from time to time party thereto.

~~“Original Revolving Credit Maturity Date” has the meaning set forth in the definition of “Maturity Date.”~~

~~“Original Term Loan Maturity Date” has the meaning set forth in the definition of “Maturity Date.”~~

“Other Taxes” has the meaning set forth in Section 3.01(b).

“Outstanding Amount” means (a) with respect to Term Loans, Revolving Credit Loans, ~~Swing Line Loans,~~ Extended Term Loans or Loans made under any Extended Revolving Credit Commitment, as applicable, on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing), ~~Swing Line Loans,~~ Extended Term Loans or Loans made under any Extended Revolving Credit Commitment, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Parent” means TransUnion Holding Company, Inc.

“Parent Notes” means (x) the $600,000,000 aggregate issued principal amount of 9.625%/10.375% Senior PIK Toggle Notes due 2018, Series B and (y) the $400,000,000 aggregate issued principal amount of 8.125%/8.875% Senior PIK Toggle Notes due 2018, in each case issued by Parent and outstanding on the Amendment No. ~~7~~9 Effective Date~~.~~ immediately prior to giving effect to Amendment No. 9.

“Participant” has the meaning set forth in Section 10.07(e).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV or Section 302 of ERISA or Section 412 of the Code and is sponsored or maintained by any Loan Party or any Restricted Subsidiary or to which any Loan Party or any Restricted Subsidiary contributes or has an obligation to contribute, or has any liability or contingent liability (including liability or contingent liability on account of an ERISA Affiliate).

“Perfection Certificate” means a certificate in the form of Exhibit N or any other form reasonably approved by the Collateral Agent and the Borrower, as the same shall be supplemented from time to time.

“Permitted Acquisition” has the meaning set forth in Section 7.02(g).

“Permitted Acquisition Provisions” has the meaning set forth in Section 2.14(a).

~~“Permitted Liens” means those Liens permitted pursuant to Section 7.01 hereof.~~

“Permitted Holders” means each of the Sponsor and the Management Stockholders; provided that if the Management Stockholders own beneficially or of record more than ten percent (10.0%) of the outstanding voting Equity Interests of Holdings in the aggregate, they shall be treated as Permitted Holders of only ten percent (10.0%) of the outstanding voting Equity Interests of Holdings at such time.

“Permitted Junior Refinancing Debt” means secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower or any other Loan Party in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans; provided that (i) such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations and the obligations in respect of any Permitted Pari Passu Refinancing Debt, (ii) such Indebtedness otherwise meets the requirements contained in the proviso to the definition of “Credit Agreement Refinancing Indebtedness” and (iii) such Indebtedness meets the Permitted Other Debt Conditions. Permitted Junior Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Liens” means those Liens permitted pursuant to Section 7.01 hereof.

“Permitted Other Debt Conditions” means that such applicable Indebtedness (i) does not mature or have scheduled amortization payments or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except (x) customary asset sale, initial public offering or change of control or similar event provisions that provide for the prior repayment in full of the Loans and all other Obligations, (y) maturity payments for a customary bridge financing which, subject to customary conditions, provides for automatic conversion or exchange into Indebtedness that otherwise complies with the requirements of this definition or (z) AHYDO payments), in each case prior to 91 days following the latest Maturity Date at the time such Indebtedness is incurred.

“Permitted Parent Notes Refinancing Indebtedness” means (x) any secured Indebtedness (including any Registered Equivalent Notes) issued, incurred or obtained by the Borrower or any other Loan Party in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans and/or (y) any unsecured Indebtedness (including any Registered Equivalent Notes) issued, incurred or obtained by the Borrower or any other Loan Party in the form of one or more series of senior unsecured notes or loans, in each case, incurred or otherwise obtained in exchange for or to replace or refinance, in whole, or in part, the Parent Notes; provided that (i) such Indebtedness meets the requirements contained in the proviso to the definition of “Permitted Refinancing”, (ii) such Indebtedness does not mature or have scheduled amortization payments or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except (x) customary asset sale, initial public offering or change of control or similar event provisions that provide for the prior repayment in full of the Loans and all other Obligations, (y) maturity payments for a customary bridge financing which, subject to customary conditions, provides for automatic conversion or exchange into Indebtedness that otherwise complies with the requirements of this definition or (z) AHYDO payments), in each case prior to 180 days following the latest Maturity Date at the time such Indebtedness is incurred, (iii) such Indebtedness is not at any time guaranteed by any Person other than Guarantors, (iv) such Indebtedness is not secured by property other than the Collateral, (v) to the extent secured, such Indebtedness is secured on a second priority (or other junior priority) basis with respect to the Liens securing the Obligations, (vi) if such Indebtedness is secured, the requirements in the proviso at the end of Section 7.03 have been satisfied,

“Permitted Pari Passu Refinancing Debt” means any secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower or any other Loan Party in the form of one or more series of senior secured notes or loans; provided that such Indebtedness meets the requirements contained in the proviso to the definition of “Credit Agreement Refinancing Indebtedness”. Permitted Pari Passu Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

~~“Permitted Other Debt Conditions” means that such applicable Indebtedness (i) does not mature or have scheduled amortization payments or payments of~~

~~principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except (x) customary asset sale, initial public offering or change of control or similar event provisions that provide for the prior repayment in full of the Loans and all other Obligations, (y) maturity payments for a customary bridge financing which, subject to customary conditions, provides for automatic conversion or exchange into Indebtedness that otherwise complies with the requirements of this definition or (z) AHYDO payments), in each case prior to 91 days following the latest Maturity Date at the time such Indebtedness is incurred.~~

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, restructuring, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, restructured, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts owing or paid related to such Indebtedness, and fees (including original issue discount) and expenses incurred, in connection with such modification, refinancing, restructuring, refunding, renewal, replacement or extension plus an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), such modification, refinancing, restructuring, refunding, renewal, replacement or extension at the time of incurrence has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, restructure, refunded, renewed, replaced or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Sections 7.03(e) or (f), at the time thereof, no Event of Default shall have occurred and be continuing and (d) if such Indebtedness being modified, refinanced, restructured, refunded, renewed, replaced or extended is Indebtedness permitted pursuant to Section 7.03(b), 7.03(o) or 7.13(a) or is otherwise a Junior Financing, (i) to the extent such Indebtedness being modified, refinanced, restructured, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, restructuring, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations (x) on terms (taken as a whole) at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, restructured, refunded, renewed, replaced or extended or (y) on terms reasonably satisfactory to the Administrative Agent, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, restructure, refunded, renewed, replaced or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, restructured, refunded, renewed, replaced or extended, taken as a whole; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (iii) such modification, refinancing, restructuring, refunding, renewal, replacement or extension is incurred by the Person who is the obligor or guarantor of the Indebtedness being modified, refinanced, restructured, refunded, renewed, replaced or extended.

~~“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower or any other Loan Party in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness and (ii) meets the Permitted Other Debt Conditions. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.~~

“Permitted Unsecured Ratio Debt” means unsecured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower or any other Loan Party in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness is either (x) pari passu or (y) subordinated in right of payment to the Obligations; (ii) such Indebtedness meets the Permitted Other Debt Conditions; (iii) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the 2015 Term B-2 Loans outstanding on the Amendment No. ~~7~~8 Effective Date; (iv) immediately after giving effect thereto and the use of proceeds thereof on a Pro Forma Basis, (x) no Default of Event of Default shall exist or result therefrom and (y) the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable) shall be no less than 2.00:1.00; (v) such Indebtedness is not issued with covenants that are more restrictive (taken as a whole) (as reasonably determined by the Borrower) with respect to Holdings and the Restricted Subsidiaries than the covenants in this Agreement; and (vi) such Indebtedness complies with the requirements of the proviso at the end of Section 7.03 and (vii) the aggregate amount of any such Indebtedness incurred or guaranteed by a Restricted Subsidiary that is not a Loan Party (including any Permitted Refinancing thereof, to the extent incurred or guaranteed by a Restricted Subsidiary that is not a Loan Party) pursuant to Section 7.03(cc) outstanding at the time of incurrence thereof and calculated on a Pro Forma Basis does not exceed the greater of (x) $100,000,000 and (y) 2.5% of Adjusted Total Assets.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower or any other Loan Party in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness and (ii) meets the Permitted Other Debt Conditions. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established, maintained or contributed to by any Loan Party, any Restricted Subsidiary or, with respect to any such plan that is subject to Section 412 of the Code or Title IV or Section 302 of ERISA, any ERISA Affiliate.

“Platform” has the meaning set forth in Section 6.01.

“Pledge Agreement” means the Pledge Agreement substantially in the form of Exhibit H, as amended, amended and restated, modified, supplemented or extended from time to time in accordance with the terms thereof and hereof.

“Pledge Agreement Collateral” means all “Collateral” as defined in the Pledge Agreement.

“Pounds Sterling” and the sign “£” mean freely transferable lawful money of the United Kingdom (expressed in Pounds Sterling).

“Prime Lending Rate” means the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

“Principal L/C Issuer” means DBNY and any other L/C Issuer that has issued Letters of Credit having an aggregate Outstanding Amount in excess of $10,000,000.

“Pro Forma Balance Sheet” has the meaning set forth in Section 5.05(a)(i).

“Pro Forma Basis” means, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.09.

“Pro Forma Compliance” means, with respect to the covenant in Section 7.11, compliance on a Pro Forma Basis with such covenant in accordance with Section 1.09.

“Pro Forma Financial Statements” has the meaning set forth in Section 5.05(a).

“Pro Rata Facilities” means the Revolving Credit Facility and the 2015 Term A Facility.

“Pro Rata Lenders” means the Revolving Credit Lenders and the 2015 Term A Lenders.

“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time; provided that if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Projections” has the meaning set forth in Section 6.01(c).

“Proposed Discounted Prepayment Amount” has the meaning set forth in Section 2.05(c)(ii).

“Public Lender” has the meaning set forth in Section 6.01.

“Purchase Agreement” has the meaning set forth in the preliminary statements hereto.

“Purchase Documents” means the Purchase Agreement and all other material operative agreements relating to the Repurchase Merger and the Acquisition, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Purchaser” has the meaning set forth in the preliminary statements hereto.

“Purchasing Borrower Party” means Holdings or any Subsidiary of Holdings that makes a Discounted Voluntary Prepayment pursuant to Section 2.05(c).

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified IPO” means the issuance by Holdings or any direct or indirect parent of Holdings of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) (i) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act (whether alone or in connection with a secondary public offering) or (ii) after which the common Equity Interests of Holdings or any direct or indirect parent of Holdings are listed on an internationally recognized securities exchange or dealer quotation system. The TransUnion IPO shall constitute a Qualified IPO for all purposes hereunder.

“Qualifying Lenders” has the meaning set forth in Section 2.05(c)(iv).

“Qualifying Loans” has the meaning set forth in Section 2.05(c)(iv).

“Ratio-Based Incremental Facility” has the meaning set forth in Section 2.14(a).

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment.

“Receivables Assets” means any accounts receivable owed to Holdings or any Restricted Subsidiary (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, all proceeds of such accounts receivable and other assets (including contract rights) which are of the type customarily transferred or in respect of which security interests are customarily granted in connection with securitizations of accounts receivable and which are sold, conveyed, assigned or otherwise transferred by Holdings or a Restricted Subsidiary to either (A) a Person that is not a Restricted Subsidiary or (B) a Receivables Subsidiary that in turn sells its Receivables Assets to a Person that is not a Restricted Subsidiary.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to Holdings or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which Holdings or any of its Restricted Subsidiaries sells, conveys, assigns, grants an interest in or otherwise transfers their Receivables Assets to either (A) a Person that is not a Restricted Subsidiary or (B) a Receivables Subsidiary that in turn sells its Receivables Assets to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any Receivables Assets or participation interests therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages in one or more Receivables Facilities and other activities reasonably related thereto.

“Refinanced Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refinanced Term Loans” has the meaning set forth in Section 10.01.

“Refinancing” means the refinancing transactions described in Section 4.02(h) of the Original Credit Agreement.

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Credit Commitments or Refinancing Revolving Credit Loans incurred pursuant thereto, in accordance with Section 2.16.

“Refinancing Revolving Credit Commitments” means one or more Classes of revolving credit commitments hereunder that result from a Refinancing Amendment.

“Refinancing Revolving Credit Loans” means one or more Classes of revolving credit loans that result from a Refinancing Amendment.

“Refinancing Series” means all Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Credit Loans, or Refinancing Revolving Credit Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Credit Loans, or Refinancing Revolving Credit Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same “effective” yield (other than, for this purpose, any original issue discount or upfront fees), if applicable, and amortization schedule.

“Refinancing Term Commitments” means one or more term loan commitments hereunder that fund Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.

“Refinancing Term Loans” means one or more Classes of term loans hereunder that result from a Refinancing Amendment.

“Register” has the meaning set forth in Section 10.07(d).

“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect.

“Rejection Notice” has the meaning set forth in Section 2.05(b)(vii).

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating in, into, onto or through the Environment.

“Replacement Term Loan Amendment” has the meaning set forth in Amendment No. 1.

“Replacement Term Loans” has the meaning set forth in Section 10.01.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Representative” means, with respect to any series of Permitted Pari Passu Refinancing Debt or Permitted Junior Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Repricing Transaction” means (1) the incurrence by Holdings or any of its Restricted Subsidiaries of any Indebtedness (including, without limitation, any new or additional term loans under this Agreement (including Replacement Term Loans), whether incurred directly or by way of the conversion of 2015 Term B-2 Loans into a new tranche of replacement term loans under this Agreement) that is broadly marketed or syndicated to banks and other institutional investors in financings similar to the facilities provided for in this Agreement (i) having an “effective” yield for the respective Type of such Indebtedness that is less than the “effective” yield for 2015 Term B-2 Loans of the respective Type (with the comparative determinations to be made in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices, after giving effect to, among other factors, margin, upfront or similar fees or “original issue discount”, in each case, shared with all lenders or holders of such Indebtedness or 2015 Term B-2 Loans, as the case may be, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such Indebtedness or 2015 Term B-2 Loans, as the case may be, and without taking into account any fluctuations in LIBOR or comparable rate), but excluding Indebtedness incurred in connection with a Change of Control, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of 2015 Term B-2 Loans or (2) any effective reduction in the Applicable Rate for 2015 Term B-2 Loans (e.g., by way of amendment, waiver or otherwise) (with such determination to be made in the reasonable judgment of the Administrative Agent, consistent with generally accepted financial practices). Any such determination by the Administrative Agent as contemplated by preceding clauses (1) and (2) shall be conclusive and binding on all Lenders holding 2015 Term B-2 Loans.

“Repurchase Merger” has the meaning set forth in the preliminary statements hereto.

“Request for Credit Extension” means (a) with respect to a Borrowing, continuation or conversion of Term Loans or Revolving Credit Loans, a Committed Loan Notice~~,~~ and (b) with respect to an L/C Credit Extension, a Letter of Credit Request~~, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice~~.

~~“Required Class Lenders” means, as of any date of determination and subject to the limitations set forth in Section 10.07(l), Term Lenders having more than 50.0% of the aggregate principal amount of outstanding Term Loans of all Term Lenders; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Class Lenders.~~

“Required Lenders” means, as of any date of determination and subject to the limitations set forth in Section 10.07(l), Lenders having more than 50.0% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations ~~and Swing Line Loans~~ being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Pro Rata Lenders” means, as of any date of determination, 2015 Term A Lenders and Revolving Credit Lenders having more than 50% of the sum of the (a) Outstanding Amount of 2015 Term A Loans, (b) the aggregate unused 2015 Term A Commitments and (c)(i) the aggregate unused Revolving Credit Commitments or (ii) after the termination of the Revolving Credit Commitments, the Revolving Credit Exposure; provided that the unused 2015 Term A Commitment and unused Revolving Credit Commitment of, and the Outstanding Amount of 2015 Term A Loans and the Revolving Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making any determination of Required Pro Rata Lenders.

“Required Revolving Credit Lenders” means, as of any date of determination, Lenders having more than 50.0% of (a) the Revolving Credit Commitments or (b) after the termination of the Revolving Credit Commitments, the Revolving Credit Exposure; provided that the unused Revolving Credit Commitment and the Revolving Credit Exposure of any Defaulting Lender shall be excluded for the purposes of making a determination of Required Revolving Credit Lenders.

“Required Term A Lenders” means, as of any date of determination, 2015 Term A Lenders having more than 50.0% of the sum of the (a) Outstanding Amount of 2015 Term A Loans and (b) aggregate unused 2015 Term A Commitments; provided that the unused 2015 Term A Commitment of, and the Outstanding Amount of 2015 Term A Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making any determination of Required Term A Lenders.

“Required Term B-2 Lenders” means, as of any date of determination and subject to the limitations set forth in Section 10.07(l), 2015 Term B-2 Lenders having more than 50.0% of the sum of the (a) Outstanding Amount of 2015 Term B-2 Loans and (b) aggregate unused 2015 Term B-2 Commitments; provided that the unused 2015 Term B-2 Commitment of, and the Outstanding Amount of 2015 Term B-2 Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making any determination of Required Term B-2 Lenders.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Borrower; provided, that cash or Cash Equivalents maintained by any Foreign Subsidiary that is subject to minority shareholder approval before being distributed to Borrower (a “Shareholder Restriction”) shall not be deemed “Restricted Cash” as a result of such Shareholder Restriction.

“Restricted Payment” means any dividend, payment or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Holdings or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to Holdings’ or a Restricted Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of Holdings other than an Unrestricted Subsidiary.

“Revolving Commitment Increase” has the meaning set forth in Section 2.14(a).

“Revolving Commitment Increase Lender” has the meaning set forth in Section 2.14(a).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of LIBOR Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, (i) as to each Revolving Credit Lender immediately prior to the Amendment No. ~~7~~9 Effective Date, its obligation to (a)

make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans (as defined prior to giving effect to Amendment No. 9 and the amendment of this Agreement on the Amendment No. 9 Effective Date), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A (as in effect immediately prior to the Amendment No. ~~7~~9 Effective Date), or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14 and Section 10.07(b)) and (ii) as to each Revolving Credit Lender on and after the Amendment No. ~~7~~9 Effective Date after giving effect to Amendment No. ~~7,~~9, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b)~~,~~ and (b) purchase participations in L/C Obligations in respect of Letters of Credit ~~and (c) purchase participations in Swing Line Loans~~, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A (as amended ~~and restated~~ pursuant to Amendment No. ~~7~~9) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14 and Section 10.07(b)). The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $~~190,000,000~~210,000,000 as of the Amendment No. ~~7~~9 Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Exposure” means, as to each Revolving Credit Lender, the sum of the amount of the outstanding principal amount of such Revolving Credit Lender’s Revolving Credit Loans and its Pro Rata Share of the L/C Obligations ~~and the Swing Line Obligations~~ at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time or, if the Revolving Credit Commitments have terminated, Revolving Credit Exposure.

“Revolving Credit Loans” has the meaning set forth in Section 2.01(b).

“Revolving Credit Maturity Date” has the meaning set forth in the definition of “Maturity Date.”

“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit D-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender to the Borrower.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“Sale-Leaseback Transaction” means an arrangement relating to property owned by Holdings, the Borrower or any other Restricted Subsidiary whereby Holdings, the Borrower or such Restricted Subsidiary sells or transfers such property to any Person in contemplation of Holdings, the Borrower or any other Subsidiary leasing such property from such Person or its Affiliates.

“Same Day Funds” means immediately available funds.

“Sanctions” has the meaning set forth in Section 5.18.

“Scheduled Incremental Repayments” has the meaning set forth in Section 2.07(a).

“Scheduled Repayments” has the meaning set forth in Section 2.07(a).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amended and Restated Credit Agreement” has the meaning set forth in the preliminary statements hereto.

“Secured Hedge Agreement” means any Swap Contract (other than an Excluded Swap Obligation) permitted under Article VII that is entered into by and between any Loan Party and any Person that is a Lender or an Affiliate of a Lender (or was a Lender or an Affiliate of a Lender at the time such Swap Contract was entered into or at the time immediately prior to the Amendment No. ~~7~~9 Effective Date (a “Hedge Bank”)), in each case, to the extent designated by the Borrower and such Lender as a Secured Hedge Agreement in writing to the Collateral Agent. The designation of any Hedge Agreement as a Secured Hedge Agreement shall not create in favor of the Lender or Affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Collateral Documents.

“Secured Obligations” means, collectively, the Obligations, the Cash Management Obligations and all obligations owing to the Secured Parties by Holdings or any Loan Party under any Secured Hedge Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks, the Cash Management Banks, the Supplemental Agents and each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 9.02.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means a Security Agreement substantially in the form of Exhibit G, as amended, amended and restated, modified, supplemented or extended from time to time in accordance with the terms thereof and hereof.

“Security Agreement Supplement” has the meaning set forth in the Security Agreement.

“Sellers” has the meaning set forth in the preliminary statements hereto.

“Senior Exchange Notes” has the meaning specified in the definition of Senior Notes.

~~“Senior Notes” means the Borrower’s and TransUnion Financing’s 11 3/8% Senior Notes due 2018, issued pursuant to the Senior Note Indenture, as in effect on the Closing Date and as the same may be amended, amended and restated, modified, supplemented and/or extended from time to time in accordance with the terms hereof and thereof, and any notes issued in exchange or replacement of the foregoing on substantially identical terms (the “Senior Exchange Notes”).~~

“Senior Note Documents” means the Senior Notes, the Senior Note Indenture and all other documents executed and delivered with respect to the Senior Notes or Senior Note Indenture (other than the Senior Exchange Notes), as in effect on the Closing Date, and the Senior Exchange Notes, in each case as the same may be amended, amended and restated, modified, supplemented and/or extended from time to time in accordance with the terms hereof and thereof.

“Senior Note Indenture” means the Indenture, dated as of June 15, 2010, among Holdings, the Borrower, TransUnion Financing, the Subsidiary Guarantors and Wells Fargo, National Bank, as trustee, as in effect on the Closing Date and as thereafter amended, amended and restated, modified, supplemented and/or extended from time to time in accordance with the terms hereof and thereof.

“Senior Notes” means the Borrower’s and TransUnion Financing’s 11 3/8% Senior Notes due 2018, issued pursuant to the Senior Note Indenture, as in effect on the Closing Date and as the same may be amended, amended and restated, modified, supplemented and/or extended from time to time in accordance with the terms hereof and thereof, and any notes issued in exchange or replacement of the foregoing on substantially identical terms (the “Senior Exchange Notes”).

“Senior Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) the Consolidated Total Net Debt (other than (x) the Senior Notes (or any Permitted Refinancing thereof, if unsecured) and (y) any portion of Consolidated Total Net Debt that is unsecured or is secured solely by a Lien that is subordinated to the Liens securing the Obligations pursuant to an Intercreditor Agreement) as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Separate Facility” has the meaning set forth in Section 2.14(a).

“Separate Facility Loan Documents” means any documents or agreements executed in connection with Indebtedness incurred pursuant to a Separate Facility as contemplated by Section 2.14.

“Shareholder Agreement” means, (i) prior to the Amendment No. 2 Effective Date, collectively, (a) that certain TransUnion Corp. 2010 U.S. Stockholders’ Agreement, dated as of the date hereof, by and among Holdings, each Person (used in this clause (a) as defined therein) identified on Schedule 1 thereto, each Person identified on Schedule 2 thereto, and any other Person who becomes a party to such agreement pursuant to the provisions thereof and (b) that certain TransUnion Corp. 2010 Non-U.S. Stockholders~~’~~’ Agreement, dated as of the date hereof, by and among Holdings, each Person (used in this clause (b) as defined therein) identified on Schedule 1 thereto, each Person identified on Schedule 2 thereto, and any other Person who becomes a party to such agreement pursuant to the provisions thereof, in each case, as amended, amended and restated, modified or supplemented from time to time and (ii) after the Amendment No. 2 Effective Date, the shareholder agreement entered into in connection with the Sponsor Acquisition.

“Shareholder Restriction” has the meaning specified in the definition of Restricted Cash.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning set forth in Section 10.07(h).

“Specified Default” means an Event of Default under Section 8.01(a), (f) or (g).

“Specified Equity Contribution” means any cash contribution to the common equity of Holdings and/or any purchase or investment in an Equity Interest of Holdings other than Disqualified Equity Interests.

“Specified Transaction” means any incurrence or repayment of Indebtedness (other than for working capital purposes) or Incremental Term Loan or Revolving Commitment Increase or Investment that results in a Person becoming a

Restricted Subsidiary or an Unrestricted Subsidiary, any Permitted Acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of the Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise.

“Sponsor” means (i) prior to the Amendment No. 2 Effective Date, Madison Dearborn Partners, LLC and its Affiliates (other than their respective portfolio companies and natural persons) and (ii) after the Amendment No. 2 Effective Date, Advent, GS and their respective Affiliates (other than their respective portfolio companies and natural persons).

“Sponsor Acquisition” means the acquisition directly or indirectly by Advent and GS (and/or their respective affiliates) of the Equity Interests of Holdings pursuant to the terms of the Sponsor Acquisition Agreement on the Amendment No. 2 Effective Date.

“Sponsor Acquisition Agreement” means the Agreement and Plan of Merger, dated as of February 17, 2012, by and among Spartan Parent Holdings Inc., Spartan Acquisition Sub Inc., Holdings and MDCPVI TU Holdings, LLC, solely in its capacity as Stockholder Representative pursuant to Article 11 thereof (as may amended, supplemented or modified in accordance with the terms thereof).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Subsidiary Guarantor” means any Guarantor other than Holdings.

“Successor Company” has the meaning set forth in Section 7.04(d).

“Supplemental Agent” has the meaning set forth in Section 9.13(a) and “Supplemental Agents” shall have the corresponding meaning.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the maximum aggregate amount (giving effect to any netting agreements) that would be required to be paid if such Swap Contract were terminated at such time.

~~“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.~~

~~“Swing Line Facility” means the swing line loan facility made available by the Swing Line Lenders pursuant to Section 2.04.~~

~~“Swing Line Lender” means DBNY, in its capacity as provider of Swing Line Loans, or any successor Swing Line Lender hereunder; provided that, if any Extension or Extensions of Revolving Credit Commitments is or are effected in accordance with Section 2.15, then on the occurrence of each L/C Issuer/Swing Line Termination Date, the Swing Line Lender at such time shall have the right to resign as Swing Line Lender on, or on any date within twenty (20) Business Days after, the respective L/C Issuer/Swing Line Termination Date, in each case upon not less than ten (10) days’ prior written notice thereof to the Borrower and the Administrative Agent and, in the event of any such resignation and upon the effectiveness thereof, the Borrower shall repay any outstanding Swing Line Loans made by the respective entity so resigning and such entity shall not be required to make any further Swing Line Loans hereunder. If at any time and for any reason (including as a result of resignations as contemplated by the proviso to the preceding sentence), the Swing Line Lender has resigned in such capacity in accordance with the preceding sentence, then no Person shall be the Swingline Lender hereunder obligated to make Swing Line Loans unless and until (and only for so long as) a Lender (or affiliate of a Lender) reasonably satisfactory to the Administrative Agent and the Borrower agrees to act as the Swing Line Lender hereunder.~~

~~“Swing Line Loan” has the meaning set forth in Section 2.04(a).~~

~~“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.~~

~~“Swing Line Note” means a promissory note of the Borrower payable to any Swing Line Lender or its registered assigns, in substantially the form of Exhibit D-3 hereto, evidencing the aggregate Indebtedness of the Borrower to such Swing Line Lender resulting from the Swing Line Loans.~~

~~“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.~~

~~“Swing Line Sublimit” means an amount equal to the lesser of (a) $35,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.~~

“Syndication Agent” means (i) Goldman Sachs Lending Partners LLC, as syndication agent ~~under this Agreement~~with respect to Amendment No. 7 and (ii) each of Credit Suisse Securities (USA) LLC, Goldman Sachs Lending Partners LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner and Smith Incorporated with respect to Amendment No. 9 and the Facilities created or incurred thereunder.

“Tax Group” has the meaning set forth in Section 7.06(h)(iii).

“Taxes” means any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other charges imposed by any Governmental Authority in the nature of a tax, whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions to tax) with respect to the foregoing.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Class and Type and, in the case of LIBOR Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a), Section 2.15 or under any Incremental Amendment or Refinancing Amendment.

“Term Commitment” means~~,~~ (a) with respect to each 2015 Term A Lender on or after the Amendment No. 9 Effective Date and on or prior to the 2015 Term A Commitment Termination Date, its obligation to make the 2015 Term A Loans to the Borrower pursuant to Amendment No. 9 in an aggregate amount not to exceed the amount set forth opposite each such Lender’s name on Schedule 1.01A (as amended by Amendment No. 9), or in the Assignment and Assumption pursuant to which a Term Lender becomes a party hereto, as applicable, as such amounts may be adjusted from time to time in accordance with this Agreement (including Section 2.14), Amendment No. 9, any Refinancing Amendment or the incurrence of Replacement Term Loans and (b) with respect to each 2015 Term B-2 Lender on the Amendment No. 8 Effective Date, its obligation to make the 2015 Term B-2 Loans to the Borrower pursuant to Amendment No. 8 in an aggregate amount not to exceed the amount set forth opposite each such Lender’s name on the 2015 Term B-2 Commitment Schedule, or in the Assignment and Assumption

pursuant to which a Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14), Amendment No. 8, any Refinancing Amendment or the incurrence of Replacement Term Loans.

“Term Facilities” means the 2015 Term A Loans, the 2015 Term B-2 Loans and any Incremental Term Facility.

“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.

“Term Loan” means (a) prior to the Amendment No. 8 Effective Date, 2014 Replacement Term Loans made pursuant to Amendment No. ~~7 and~~7, (b) on and after the Amendment No. 8 Effective Date and prior to the Amendment No. 9 Effective Date, 2015 Term B-2 Loans made pursuant to Amendment No. 8 and Extended Term Loans, Incremental Term Loans, Refinancing Term Loans or Replacement Term Loans, as the context may require, and (c) on and after the Amendment No. 9 Effective Date (i) 2015 Term B-2 Loans made pursuant to Amendment No. 8, (ii) 2015 Term A Loans made pursuant to Amendment No. 9 and (iii) Extended Term Loans, Incremental Term Loans, Refinancing Term Loans or Replacement Term Loans, as the context may require.

“Term A Note” means a promissory note of the Borrower payable to any 2015 Term A Lender or its registered assigns, in substantially the form of Exhibit D-3 hereto, evidencing the aggregate Indebtedness of the Borrower to such 2015 Term A Lender resulting from the 2015 Term A Loans made by such 2015 Term A Lender.

“Term B-2 Note” means a promissory note of the Borrower payable to any 2015 Term B-2 Lender or its registered assigns, in substantially the form of Exhibit D-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such 2015 Term B-2 Lender resulting from the 2015 Term B-2 Loans made by such 2015 Term B-2 Lender.

“Test Period” means, for any date of determination under this Agreement, the then most recently ended period of four consecutive fiscal quarters of Holdings.

“Threshold Amount” means $50,000,000.

“Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Net Debt (which for purposes hereof shall include the aggregate principal amount of the Parent Notes) as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

~~“tranche” has the meaning set forth in Section 2.15(a).~~

“Trading with the Enemy Act” means the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq.

“tranche” has the meaning set forth in Section 2.15(a).

“Transaction Expenses” means any costs, fees or expenses incurred or paid by the Sponsor, the Purchaser, Holdings, the Borrower or any of its (or their) Subsidiaries in connection with the Transactions (including expenses in connection with hedging transactions), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, (a) the Repurchase Merger, the Acquisition and other related transactions contemplated by the Purchase Agreement, (b) the execution, delivery and performance by each Loan Party of the Senior Note Documents to which it is a party, the issuance of the Senior Notes and the use of proceeds thereof, in each case, on the Closing Date, (c) the funding of the Loans on the Closing Date and the execution and delivery of Loan Documents to be entered into on the Closing Date, (d) the funding of any amounts into escrow on the Closing Date in connection with any escrow identified to the Initial Lenders on or prior to the date hereof, (e) the repayment of certain Indebtedness of Holdings and its subsidiaries existing on the Closing Date pursuant to the Refinancing and (g) the payment of Transaction Expenses.

“Transferred Guarantor” has the meaning set forth in Section 11.09.

“TransUnion Financing” means TransUnion Financing Corporation, a Delaware corporation.

“TransUnion IPO” means a Qualified IPO by Parent in an underwritten primary public offering pursuant to the registration statement on Form S-1 (File No. 333-203110) filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act, as such Form S-1 may be amended.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a LIBOR Loan.

“Unaudited Financial Statements” means (a) the unaudited consolidated balance sheet of Holdings and its Subsidiaries as of March 31, 2010 and (b) the related unaudited consolidated statements of income and cash flows for Holdings and its Subsidiaries for the fiscal quarter ended March 31, 2010.

“Unfunded Pension Liability” of any Pension Plan means the amount, if any, by which the value of the accumulated plan benefits under the Pension Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets of such Pension Plan (excluding any accrued but unpaid contributions).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” has the meaning set forth in Section 3.01(d)(ii)(C) and is in substantially the form of Exhibit I hereto.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (i) each Subsidiary of Holdings listed on Schedule 1.01B as of the Closing Date and (ii) any Subsidiary of Holdings designated by the board of directors of Holdings as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the Closing Date.

“Unsecured Incremental Facility” has the meaning set forth in Section 2.14(a).

“USA Patriot Act” means the USA PATRIOT Improvement and Reauthorization Act, Pub. L. 109-177 (signed into law March 9, 2009) (as amended from time to time).

“Vail” has the meaning set forth in Section 6.11(d).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to other Persons to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(g) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(h) All references to “knowledge” of any Loan Party or a Restricted Subsidiary of Holdings means the actual knowledge of a Responsible Officer.

(i) The words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(j) All references to any Person shall be constructed to include such Person’s successors and assigns (subject to any restriction on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.

Section 1.03 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. Notwithstanding anything to the contrary contained herein, all financial statements shall be prepared, and all financial covenants and other financial calculations contained herein or in any other Loan Document shall be calculated, in each case, without giving effect to any election under FASB ASC 825 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.

Section 1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Section 1.05 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, amendments and restatements, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, amendments and restatements, restatements, extensions, supplements and other modifications are permitted by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law (including by succession of comparable successor laws).

Section 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07 Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.08 Available Additional Basket Transactions. If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Available Additional Basket immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously.

Section 1.09 Pro Forma Calculations. ~~(a)~~ (a) Notwithstanding anything to the contrary herein, the Total Net Leverage Ratio, the Senior Secured Net Leverage Ratio and the Fixed Charge Coverage Ratio shall be calculated in the manner prescribed by this Section 1.09; provided that notwithstanding anything to the contrary in clauses (b), (c) or (d) of this Section 1.09, when calculating the Total Net Leverage Ratio and the Senior Secured Net Leverage Ratio, as applicable, for purposes of (i) the Applicable ECF Percentage of Excess Cash Flow and (ii) determining actual compliance (and not Pro Forma Compliance or compliance on a Pro Forma Basis) with Section 7.11, the events described in this Section 1.09 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

(b) For purposes of calculating the Total Net Leverage Ratio, the Senior Secured Net Leverage Ratio and the Fixed Charge Coverage Ratio, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable Test Period and (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into Holdings or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.09, then the Total Net Leverage Ratio, the Senior Secured Net Leverage Ratio and the Fixed Charge Coverage Ratio shall be calculated to give pro forma effect thereto in accordance with this Section 1.09.

(c) Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower and include, for the avoidance of doubt, the amount of cost savings, operating expense reductions, other operating improvements and synergies projected by the Borrower in good faith to be reasonably anticipated to be realized within 12 months after the closing date of such Specified Transaction (provided, that to the extent any such operational changes are not associated with a transaction, such changes shall be limited to those for which all steps have been taken for realizing such savings and are factually supportable, reasonably identifiable and supported by an officer’s certificate delivered to the Administrative Agent) (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period as if such cost savings, operating expense reductions, other operating improvements and synergies were realized during the entirety of such period) relating to such Specified Transaction, net of the amount of actual benefits realized during such period from such actions; provided that any increase in Consolidated EBITDA as a result of cost savings, operating expense reductions, other operating improvements and synergies shall be subject to the limitations set forth in the definition of Consolidated EBITDA.

(d) In the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of the Total Net Leverage Ratio, the Senior Secured Net Leverage Ratio and the Fixed Charge Coverage Ratio, as the case may be (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable Test Period and (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the Total Net Leverage Ratio, the Senior Secured Net Leverage Ratio and the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period.

Section 1.10 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.11 Certifications. All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such Person’s individual capacity.

Section 1.12 Currency Translation. For purposes of determining compliance as of any date with Sections 7.01, 7.02, 7.03, 7.04, 7.05, 7.06 or 7.08, amounts incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the exchange rates in effect on the first Business Day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made, as such exchange rates shall be determined in good faith by the Borrower based on commonly used financial reporting sources. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Section 7.01, 7.02, 7.03, 7.04, 7.05, 7.06 or 7.08 or paragraph (e) or (h) of Section 8.01 being exceeded solely as a result of changes in currency exchange rates from those applicable on the first day of the fiscal quarter in which such determination occurs or in respect of which such determination is made (it being understood that such changes shall nonetheless be taken into account in determining the remaining availability (if any) under any such limitation or threshold).

ARTICLE II

The Commitments and Credit Extensions

Section 2.01 The Loans~~.~~.

(a) The Term Borrowings. (i) 2015 Term A Loans. Subject to and upon the terms and conditions set forth herein, each 2015 Term A Lender with a 2015 Term A Commitment severally, and not jointly with the other 2015 Term A Lenders, agrees to make 2015 Term A Loans to the Borrower, which 2015 Term A Loans (i) may be incurred at any time after the Amendment No. 9 Effective Date and on or before the 2015 Term A Commitment Termination Date pursuant to a single drawing on the 2015 Term A Loan Funding Date, (ii) except as hereinafter provided, shall, if incurred, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or LIBOR Loans, provided that except as otherwise specifically provided in
Section 3.06(c), all 2015 Term A Loans comprising the same Borrowing shall at all times be of the same Type; and (iii) shall be made by each such 2015 Term A Lender in that aggregate principal amount which does not exceed the lesser of (x) the 2015 Term A Commitment of such Lender on the 2015 Term A Loan Funding Date and (y) such 2015 Term A Lender’s 2015 Term A Commitment as set forth on Schedule 1.01A. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

(ii) ~~(a) The~~2015 Term ~~Borrowings~~B-2 Loans. (~~i~~A) Subject to the terms and conditions set forth in Amendment No. 8, each of the 2015 Term B-2 Lenders severally, and not jointly with the other 2015 Term B-2 Lenders, agrees to make to the Borrower on the Amendment No. 8 Effective Date term loans denominated in Dollars in an aggregate amount not to exceed the amount of such Lender’s 2015 Term B-2 Commitment. Amounts borrowed under this Section 2.01(a)(ii)(A) pursuant to Amendment No. 8 and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or LIBOR Loans, as further provided herein.

(B) ~~(ii)~~ On the Amendment No. 8 Effective Date, the aggregate outstanding principal amount of all Term Loans held by a Term Lender that committed to convert its Term Loans into 2015 Term B-2 Loans pursuant to such Lender’s executed counterpart of Amendment No. 8 delivered to the Administrative Agent in accordance with the terms thereof ~~(each such Lender, a “Converting Term B-2 Lender”)~~ shall be automatically converted into 2015 Term B-2 Loans of the Borrower in a like principal amount denominated in Dollars.

(b) ~~(b)~~ The Revolving Credit Borrowings. On and after the Amendment No. ~~7~~9 Effective Date, subject to the terms and conditions set forth herein each Revolving Credit Lender severally agrees to make revolving loans denominated in Dollars pursuant to Section 2.02 to the Borrower from its applicable Lending Office (each such revolving loan, a “Revolving Credit Loan”) from time to time, on any Business Day during the period from the Closing Date until the latest Maturity Date of the Revolving Credit Facility, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations~~, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans~~ shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitments, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05 (without premium or penalty (other than as set forth in Section 3.05), and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or LIBOR Loans, as further provided herein.

Section 2.02 Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of LIBOR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent ~~(except that, subject to Section 3.05, a notice in connection with the initial Credit Extensions hereunder may be revoked if the Amendment No. 7 Effective Date does not occur on the proposed date of borrowing)~~, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (i) 11:00 a.m. (New York City time) three (3) Business Days prior to the requested date of any Borrowing or continuation of LIBOR Loans or any conversion of Base Rate Loans to LIBOR Loans, and (ii) 11:00 a.m. (New York City time) one (1) Business Day prior to the requested date of any Borrowing of Base Rate Loans. Notwithstanding the foregoing, a Revolving Credit Borrowing of Base Rate Loans may be made on a same-day basis; provided that (i) the aggregate principal amount of the Revolving Credit Loans made pursuant to such a Revolving Credit Borrowing shall not exceed $35,000,000 and (ii) the Borrower’s irrevocable notice in respect of such Revolving Credit Borrowing must be received by the Administrative Agent not later than 11:00 a.m. (New York City time) on the requested Business Day of such Revolving Credit Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Except as provided in Section 2.14(a), each Borrowing of, conversion to or continuation of LIBOR Loans shall be in a minimum principal amount of $2,500,000 or a whole multiple of $500,000, in excess thereof. Except as provided in Section 2.03(c), ~~2.04(c),~~ 2.14(a) or the last sentence of this paragraph, each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (unless the remaining unutilized Revolving Credit Commitments is less). Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of LIBOR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of LIBOR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. (New York City time) on the Business Day specified in the applicable Committed Loan Notice. The Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of DBNY with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are ~~Swing Line Loans or~~ L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowing~~,~~ and second~~, to the payment in full of any such Swing Line Loans, and third~~, to the Borrower as provided above.

(c) Except as otherwise provided herein, a LIBOR Loan may be continued or converted only on the last day of an Interest Period for such LIBOR Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as LIBOR Loans.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBOR Loans upon determination of such interest rate on each Interest Determination Date. The determination of LIBOR by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Prime Lending Rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to all Revolving Credit Borrowings, not more than five (5) Interest Periods in effect with respect to all Term Borrowings in respect of 2015 Term A Loans and not more than five (5) Interest Periods in effect with respect to all Term Borrowings in respect of 2015 Term B-2 Loans.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

Section 2.03 Letters of Credit.

(a) The Letter of Credit Commitment. ~~(i)~~ (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the Borrower (provided that any Letter of Credit may be for the benefit of any Subsidiary of the Borrower) and to amend, renew or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03 (including, for avoidance of doubt, that certain Letter of Credit issued to the Borrower on February 21, 2014 by DBNY); provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Exposure of any Revolving Credit Lender would exceed such Lender’s Revolving Credit Commitment or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Letters of Credit shall be issued on a sight basis only. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) ~~(ii)~~ An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

(B) except for an Auto-Extension Letter of Credit, the expiry date of such requested Letter of Credit would occur (x) in the case of a standby Letter of Credit, more than twelve months after the date of issuance or last renewal, and (y) in the case of a trade Letter of Credit, more than 180 days after the date of issuance, unless, in each case, the Lenders holding a majority of the Revolving Credit Commitments have approved such expiry date;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date (or such Letter of Credit is cash collateralized in accordance with Section 2.03(g) prior to the Letter of Credit Expiration Date);

(D) the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer;

(E) such Letter of Credit is denominated in a currency other than Dollars;

(F) any Revolving Credit Lender is at that time a Defaulting Lender, unless ~~the~~such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to ~~the~~such L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate ~~the~~such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the

Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which ~~the~~such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; ~~or~~

(G) such Letter of Credit is in an initial amount less than $100,000 (or such lesser amount as approved by such L/C Issuer in its sole discretion)~~.~~; or

(H) unless otherwise agreed by the applicable L/C Issuer in its sole discretion, the amount of such Letter of Credit exceeds such L/C Issuer’s Letter of Credit Commitment.

(iii) ~~(iii)~~ An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. ~~(i)~~ (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) substantially in the form of a Letter of Credit Request, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Request must be received by the relevant L/C Issuer and the Administrative Agent not later than 11:00 a.m. (New York City time) at least five (5) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its reasonable discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (g) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii) ~~(ii)~~ Promptly after receipt of any Letter of Credit Request, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Request from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii) ~~(iii)~~ If the Borrower so requests in any applicable Letter of Credit Request in respect of a standby Letter of Credit, the relevant L/C Issuer shall agree to issue a standby Letter of Credit that has provisions that automatically extend the expiry date of such standby Letter of Credit for successive periods of up to twelve months (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant L/C Issuer to prevent any such extension at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall (A) not be required to permit any such extension if the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), and (B) shall not permit any such extension if it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-extension Notice Date from the Administrative Agent, the Required Lenders or the Borrower that one or more of the applicable conditions specified in Section 4.01 is not then satisfied.

(iv) ~~(iv)~~ Promptly after issuance of any Letter of Credit or any amendment to a Letter of Credit, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations. ~~(i)~~ (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. The Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in Dollars not later than 2:00 p.m. (New York City time) on the Business Day immediately following the date of any such payment (the “Honor Date”). The relevant L/C Issuer shall notify the Borrower of the occurrence of such Honor Date on such Honor Date and of the amount of the drawing paid on such date. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Section 4.01 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) ~~(ii)~~ Each Appropriate Lender (including any Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer in Dollars at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. (New York City time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(iii) ~~(iii)~~ With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.01 cannot be satisfied or for any other reason within one Business Day of the Honor Date, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate for Revolving Credit Loans. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) ~~(iv)~~ Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer.

(v) ~~(v)~~ Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans (but not L/C Advances) pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.01 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) ~~(vi)~~ If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by ~~the~~such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by ~~the~~such L/C Issuer in connection with the foregoing. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations. ~~(i)~~ (i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the amount received by the Administrative Agent.

(ii) ~~(ii)~~ If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such

Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party (other than payment or performance);

provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s gross negligence, bad faith or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(f) Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Lenders holding a majority of the Revolving Credit Commitments, as applicable; (ii) any action taken or omitted in the absence of gross negligence, bad faith or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Request. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct, bad faith or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit, in each case as determined in a final and non-appealable judgment by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. (i) If, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, (ii) if any Event of Default occurs and is continuing and the Administrative Agent or the Lenders holding a majority of the Revolving Credit Commitments, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02 or (iii) if an Event of Default set forth under Section 8.01(f) occurs and is continuing, the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in each case, in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be), and shall do so not later than 2:00 P.M., New York City time, on (x) in the case of the immediately preceding clauses (i) through (iii), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 10:00 A.M., New York City time, or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (iii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. At any time that there shall exist a Defaulting Lender, promptly upon the written request of the Administrative Agent~~, the~~ or an L/C Issuer ~~or the Swing Line Lender~~, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (solely after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash, Cash Equivalents reasonably acceptable to the Administrative Agent or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, Cash Equivalents, deposit accounts and all balances therein and all proceeds of the foregoing contained in the L/C Cash Collateral Account (as defined below). Cash Collateral shall be maintained in a blocked account at the Administrative Agent (the “L/C Cash Collateral Account”) and may be invested in readily available Cash Equivalents for the benefit of the Borrower. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are expressly subject to any right or claim of any Person other than (i) the Administrative Agent (on behalf of itself or the Secured Parties) or (ii) nonconsensual Liens permitted under Section 7.01(c) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon written demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be promptly refunded to the Borrower. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(g) is cured or otherwise waived by the Required Lenders, then so long as no other Event of Default has occurred and is continuing, all Cash Collateral pledged to Cash Collateralize such Letter of Credit shall be promptly refunded to the Borrower. If at any time the Administrative Agent reasonably determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided or Liens described above, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly following written demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate for Revolving Credit Loans outstanding as LIBOR Loans times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit); provided that (x) if any portion of a Defaulting Lender’s Pro Rata Share of any Letter of Credit is Cash Collateralized by the Borrower or reallocated to the other Revolving Credit Lenders pursuant to Section 2.03(a)(iv), then the Borrower shall not be required to pay a Letter of Credit fee with respect to such portion of such Defaulting Lender’s Pro Rata Share so long as it is Cash Collateralized by the Borrower or reallocated to the other Revolving Credit Lenders and (y) if any portion of a Defaulting Lender’s Pro Rata Share is not Cash Collateralized or reallocated pursuant to Section 2.03(a)(iv), then the Letter of Credit fee with respect to such Defaulting Lender’s Pro Rata Share shall be payable to the applicable L/C Issuer until such Pro Rata Share is Cash Collateralized or such Lender ceases to be a Defaulting Lender. Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding the foregoing, the provisions of this Section 2.03(h), solely to the extent otherwise applicable to fees payable on that portion (if any) of Letters of Credit participated in by Revolving Credit Lenders pursuant to Extended Revolving Credit Commitments, shall be subject to modification as expressly provided in Section 2.15.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it to the Borrower equal to the greater of (x) 0.25% per annum (or such other amount as may be mutually agreed by the Borrower and the applicable L/C Issuer) of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit) and (y) to the extent ~~the~~an L/C Issuer is the Administrative

Agent or an Affiliate thereof, $500 per annum. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account with respect to each Letter of Credit issued to the Borrower the customary and reasonable issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of written demand (including documentation reasonably supporting such request) and are nonrefundable.

(j) Conflict with Letter of Credit Request. Notwithstanding anything else to the contrary in this Agreement, any Letter of Credit Request or any other Issuer Document, (i) in the event of any conflict between the terms hereof and the terms of any Letter of Credit Request or any other Issuer Document, the terms hereof shall control in all respects and (ii) any grant of a security interest in any Letter of Credit Request shall be null and void (other than, in the case of trade Letters of Credit, the goods subject to such Letters of Credit and the documents relating to such goods).

(k) Addition of an L/C Issuer. ~~A~~Any Revolving Credit Lender not already an L/C Issuer hereunder may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the other Revolving Credit Lenders of any such additional L/C Issuer.

(l) Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Revolving Credit Commitments in respect of which the Maturity Date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Section 2.03(c)) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(g). Except to the extent of reallocations of participations pursuant to clause (i) of the immediately preceding sentence, the occurrence of a Maturity Date with respect to a given tranche of Revolving Credit Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Credit Lenders in any Letter of Credit issued before such Maturity Date.

Section 2.04 ~~Swing Line Loans.~~[Reserved].~~(a) The Swing Line. Subject to the terms and conditions set forth herein, DBNY, in its capacity as Swing Line Lender, shall make loans in Dollars to the Borrower (each such loan, a “Swing Line Loan”), from time to time on any Business Day during the period beginning on the Closing Date and until the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Swing Line Lender’s Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan, (i) the Revolving Credit Exposure shall not exceed the aggregate Revolving Credit Commitment and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender (other than the relevant Swing Line Lender), plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect; provided further that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05 (without premium or penalty), and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.~~

~~(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. (New York City time) on the requested borrowing date and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the relevant Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice (by telephone or in writing), the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, such Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the relevant Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of the Required Lenders) prior to 2:00 p.m. (New York City time) on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.01 is not then satisfied, the Swing Line Lender will, not later than 5:00 p.m. (New York City time) on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.~~

~~Notwithstanding anything to the contrary contained in this Section 2.04 or elsewhere in this Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when a Revolving Credit Lender is a Defaulting Lender unless the Swing Line Lender has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the Swing Line Lender’s Fronting Exposure (solely after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swing Line Loans, including by Cash Collateralizing, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to the Swing Line Lender to support such Defaulting Lender’s or Defaulting Lenders’ Pro Rata Share of the outstanding Swing Line Loans.~~

~~(c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf the Borrower (which hereby irrevocably authorizes such Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding (provided that such request shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 8.01(f) or (g) or upon the exercise of any of the remedies provided in Section 8.02). Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.01. The relevant Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. (New York City time) on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.~~

~~(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the relevant Swing Line Lender as set forth herein shall be deemed to be a request by such Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.~~

~~(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by the Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from~~

~~such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.~~

~~(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) (but not to purchase and fund risk participations in Swing Line Loans) is subject to the conditions set forth in Section 4.01. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.~~

~~(d) Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the relevant Swing Line Lender receives any payment on account of such Swing Line Loan, such Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by such Swing Line Lender.~~

~~(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Federal Funds Rate. The Administrative Agent will make such demand upon the request of a Swing Line Lender. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.~~

~~(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan, LIBOR Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.~~

~~(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.~~

~~(g) Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date shall have occurred in respect of any tranche of Revolving Credit Commitments at a time when another tranche or tranches of Revolving Credit Commitments is or are in effect with a longer Maturity Date, then on the earliest occurring Maturity Date all then outstanding Swing Line Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swing Line Loans as a result of the occurrence of such Maturity Date); provided, however, that if on the occurrence of such earliest Maturity Date (after giving effect to any repayments of Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(l)), there shall exist sufficient unutilized Extended Revolving Credit Commitments so that the respective outstanding Swing Line Loans could be incurred pursuant the Extended Revolving Credit Commitments which will remain in effect after the occurrence of such Maturity Date, then there shall be an automatic adjustment on such date of the participations in such Swing Line Loans and same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Credit Commitments, and such Swing Line Loans shall not be so required to be repaid in full on such earliest Maturity Date.~~

Section 2.05 Prepayments.

(a) Optional. ~~(i)~~ (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty (except as provided in Section 2.09 (~~b)~~d); provided that (1) such notice must be received by the Administrative Agent not later than 1:00 p.m. (New York City time) (A) three (3) Business Days prior to any date of prepayment of LIBOR Loans and (B) one (1) Business Day prior to any date of prepayment of Base Rate Loans; (2) any prepayment of LIBOR Loans shall be in a minimum principal amount of $2,500,000, or a whole multiple of $500,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; provided further that no notice shall be required in connection with (i) the incurrence of the 2015 Term B-2 Loans on the Amendment No. 8 Effective Date and repayment of the Term Loans with the proceeds thereof and (ii) the repayment of Revolving Credit Loans outstanding immediately prior to the Amendment No. 9 Effective Date with the proceeds of the TransUnion IPO on the Amendment No. 9 Effective Date. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans and the order of Borrowing(s) to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share or, if such prepayment is being made pursuant to Section 2.05(c), such Lender’s share, of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBOR Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. In the case of each prepayment of the Loans pursuant to this Section 2.05(a), the Borrower may in its sole discretion select the Borrowing or Borrowings (and the order of maturity of principal payments) to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares of the Borrowing or Borrowings to be prepaid (or otherwise as provided in Section 2.05(c)).~~(ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. (New York City time) on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.~~ For the avoidance of doubt, the Borrower may, at the time of any prepayment of 2015 Term A Loans or 2015 Term B-2 Loans made pursuant to this Section 2.05(a), select application of such prepayment to be applied to 2015 Term A Loans and/or 2015 Term B-2 Loans on a non-ratable basis.

Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) ~~or 2.05(a)(ii)~~ if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed. Each prepayment of Term Loans pursuant to this Section 2.05(a) or any applicable Incremental Amendment shall be applied to repayments required pursuant to Section 2.07(a) as directed by the Borrower and, absent such direction, shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07(a) or any applicable Incremental Amendment.

(b) Mandatory. ~~(i)~~ (i) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) (commencing with the fiscal year ended December 31, 2014) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a) (the “ECF Test Date”), the Borrower shall cause to be prepaid an aggregate amount of Term Loans in an amount equal to (A) the Applicable ECF Percentage of Excess Cash Flow, if any, for the Excess Cash Flow Period covered by such financial statements minus (B) the sum of (1) all voluntary prepayments of Term Loans during such fiscal year pursuant to Section 2.05(a), (2) the amount expended by any Purchasing Borrower Party to prepay any Term Loans pursuant to Section 2.05(c), (3) all voluntary prepayments of Revolving Credit Loans and ~~Swing Line Loans~~, prior to the Amendment No. 9 Effective Date, Swing Line Loans (as defined prior to giving effect to Amendment No. 9 and the amendment of this Agreement on the Amendment No. 9 Effective Date), in each case, during such fiscal year to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments and (4) the amount equal to all payments in cash paid by the Borrower in connection with the buyback of Term Loans pursuant to Section 10.07(n), in the case of each of the immediately preceding clauses (1), (2), (3) and (4), to the extent such prepayments are not funded with the proceeds of Indebtedness.

(ii) ~~(ii)~~ If (1) Holdings or any Restricted Subsidiary of Holdings Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a)(i), (b), (c), (d), (e), (f), (g), (h), (i), (l), (n), (p), (q) or (r), but for clarity including, without limitation, any Disposition pursuant to a Receivables Facility), or (2) any Casualty Event occurs which results in the realization or receipt by Holdings or any Restricted Subsidiary of Holdings of Net Proceeds, the Borrower shall cause to be offered to be prepaid on or prior to the date which is ten (10) Business Days after the date of the realization or receipt by Holdings or any Restricted Subsidiary of Holdings of such Net Proceeds an aggregate principal amount of Term Loans in an amount equal to 100.0% of all Net Proceeds received; provided that if at the time that any such prepayment would be required, the Borrower is required to offer to repurchase Permitted Pari Passu Refinancing Debt and the Permitted Refinancing of any such Indebtedness (to the extent secured by Liens on the Collateral on a pari passu basis with the Obligations), in each case pursuant to the terms of the documentation governing such Indebtedness with the net proceeds of any such Disposition or Casualty Event of, or with respect to, any property or assets constituting Collateral (such Permitted Pari Passu Refinancing Debt (or the Permitted Refinancing of any such Indebtedness) required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrower may apply such net proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided that the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(ii) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such Other Applicable Indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within 10 Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

(iii) ~~(iii)~~ If Holdings or any Domestic Restricted Subsidiary incurs or issues any Indebtedness after the Closing Date that (A) is not permitted to be incurred pursuant to Section 7.03 or (B) is intended to constitute Credit Agreement Refinancing Indebtedness in respect of any Class of Term Loans, the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans (or, in the case of preceding clause (B), such Class of Term Loans) in an amount equal to 100.0% of all Net Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt by Holdings or such Domestic Restricted Subsidiary of such Net Proceeds.

(iv) ~~(iv)~~ If for any reason the aggregate Revolving Credit Exposures at any time exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall promptly prepay or cause to be promptly prepaid Revolving Credit ~~Loans and Swing Line~~ Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iv) unless after the prepayment in full of the Revolving Credit ~~Loans and Swing Line~~ Loans such aggregate Outstanding Amount exceeds the aggregate Revolving Credit Commitments then in effect.

(v) ~~(v)~~ If a Loan would otherwise constitute an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code and at the end of any accrual period (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the ~~Closing Date~~date on which such Loan was issued, the aggregate amount of the accrued and unpaid original issue discount (as defined in Section 1273(a)(1) of the Code) on ~~a~~such Loan would, but for this paragraph, exceed an amount equal to the product of ~~the~~such Loan’s issue price (as defined in Sections 1273(b) and 1274(a) of the Code) multiplied by the yield to maturity (as defined in Treasury Regulation Section 1.1272-1(b)(1)(i)) (the “Maximum Accrual”), all accrued and unpaid interest and original issue discount on ~~the~~such Loan as of the end of such accrual period in excess of an amount equal to the Maximum Accrual shall be paid in cash by Borrower to the Lenders (the “AHYDO Interest Payment”) and will be applied against and reduce the outstanding principal amount of such Loan. For the avoidance of doubt, this Section 2.05(b)(v) shall be construed so as to cause the Loans to not be treated as having been issued with “significant original issue discount” within the meaning of Section 163(i)(2) of the Code.

(vi) ~~(vi)~~ Except as otherwise provided in any Refinancing Amendment, (A) each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07(a); (B) each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied ratably to each Class of Term Loans then outstanding (provided that any prepayment of Term Loans with the Net Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt); and (C) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares, subject to clause (vii) of this Section 2.05(b). Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 2.05(b)(vi) to the extent otherwise applicable to Extended Term Loans shall be subject to modification as expressly provided in Section 2.15.

(vii) ~~(vii)~~ The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clause (ii) of this Section 2.05(b) at least four (4) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment. Each Term Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clause (ii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. (New York City time) one (1) Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment; provided however in no event may the proceeds of any Credit Agreement Refinancing Indebtedness be rejected. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds shall be retained by the Borrower.

(viii) ~~(viii)~~ All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a LIBOR Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such LIBOR Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of LIBOR Loans is required to be made under this Section 2.05(b), prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).

(ix) ~~(ix)~~ Notwithstanding any other provisions of this Section 2.05, (i) to the extent that the repatriation to the United States of any Excess Cash Flow attributable to Foreign Subsidiaries (“Foreign Subsidiary Excess Cash Flow”) would be (x) prohibited or delayed by applicable local law or (y) restricted by applicable Organization Documents, an amount equal to the portion of such Foreign Subsidiary Excess Cash Flow that would be so affected were the Borrower to attempt to repatriate such cash will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 so long, but only so long, as the applicable local law or applicable Organization Documents would not otherwise permit repatriation to the United States (the Borrower hereby agrees to use all commercially reasonable efforts to overcome or eliminate any such restrictions on repatriation, even if the Borrower does not intend to actually repatriate such cash, so that an amount equal to the full amount of such Foreign Subsidiary Excess Cash Flow will otherwise be subject to repayment under this Section 2.05), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Foreign Subsidiary Excess Cash Flow is permissible under the applicable local law or applicable Organization Documents (even if such cash is actually not repatriated), an amount equal to the amount of the Foreign Subsidiary Excess Cash Flow that could be repatriated will be promptly (and in any event not later than two Business Days) applied (net of an amount equal to the additional taxes that would be payable or reserved against as a result of a repatriation and any additional costs that would be incurred as a result of a repatriation, whether or not a repatriation actually occurs) by the Borrower to the repayment of the Term Loans pursuant to this Section 2.05 and (ii) to the extent that the Borrower has determined in good faith that repatriation of any Foreign Subsidiary Excess Cash Flow would have adverse tax cost consequences with respect to such Foreign Subsidiary Excess Cash Flow, an amount equal to such Foreign Subsidiary Excess Cash Flow that would be so affected will not be subject to repayment under this Section 2.05; provided that (A) for purposes of this Section 2.05 Excess Cash Flow shall be deemed allocable to each Foreign Subsidiary, with respect to any period, in an amount equal to (i) the Consolidated EBITDA of such Foreign Subsidiary for such period, divided by (ii) the Consolidated EBITDA of Holdings and its Restricted Subsidiaries for such period (it being understood and agreed for the avoidance of doubt that such allocation shall exclude any reduction from interest and principal payments in respect of the Obligations and the Senior Notes) and (B) (1) Holdings and its Restricted Subsidiaries shall be entitled to reduce Excess Cash Flow owed to the Lenders pursuant to Section 2.05(b)(i) in respect of any Excess Cash Flow Period by the lesser of (x) the aggregate amount of Excess Cash Flow attributable to Foreign Subsidiaries subject to the limitations and restrictions described above in this clause (ix) for such Excess Cash Flow Period and (y) $20,000,000 and (2) Excess Cash Flow attributable to Foreign Subsidiaries subject to the limitations and restrictions described above in this clause (ix) in excess of the $20,000,000 referred to in clause (1) above in respect of any Excess Cash Flow Period shall be reduced by estimated deductions for the additional taxes and other costs that would relate to a repatriation of any such Excess Cash Flow from such Foreign Subsidiaries to the Borrower.

(x) ~~(x)~~ Notwithstanding any other provisions of this Section 2.05, (i) to the extent that the repatriation to the United States of any or all of the Net Proceeds of any Disposition by a Foreign Subsidiary (“Foreign Disposition”) or the Net Proceeds of any Casualty Event incurred by a Foreign Subsidiary (“Foreign Casualty Event”) would be (x) prohibited or delayed by applicable local law, (y) restricted by applicable Organization Documents or (z) subject to other onerous organizational or administrative impediments, an amount equal to the Net Proceeds that would be so affected were the Borrower to attempt to repatriate such cash will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 so long, but only so long, as the applicable local law, applicable Organization Documents or other impediment would not otherwise permit repatriation to the United States (the Borrower hereby agrees to use all commercially reasonable efforts to overcome or eliminate any such restrictions on or impediments to repatriation even if the Borrower does not intend to actually repatriate such cash, so that an amount equal to the full amount of such Net Proceeds will otherwise be subject to repayment under this Section 2.05), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Proceeds is permissible under the applicable local law or applicable Organization Documents or the impediment to such repatriation has ceased to exist, even if such cash is not actually repatriated at such time, an amount equal to the amount of the Net Proceeds will be promptly (and in any event not later than two Business Days) applied (net of an amount equal to the additional taxes that would be payable or reserved against and any additional costs that would be incurred as a result of a repatriation, whether or not a repatriation actually occurs) by the Borrower to the repayment of the Term Loans pursuant to this Section 2.05 and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Disposition or Foreign Casualty Event would have adverse tax cost consequences with respect to such Net Proceeds, an amount equal to such Net Proceeds that would be so affected will not be subject to repayment under this Section 2.05; provided that (A) the aggregate amount of Net Proceeds of Foreign Dispositions not required to be applied to repay Term Loans pursuant to this clause (x) shall not exceed $75,000,000 during the term of this Agreement, and (B) the aggregate amount of Net Proceeds of Foreign Casualty Events not required to be applied to repay Term Loans pursuant to this clause (x) shall not exceed $75,000,000 during the term of this Agreement.

(c) ~~(i)~~(i) Notwithstanding anything to the contrary in Section 2.05(a), 2.12(a) or 2.13 (which provisions shall not be applicable to this Section 2.05(c)), any Purchasing Borrower Party shall have the right at any time and from time to time to prepay Term Loans to the Lenders at a discount to the par value of such Term Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.05(c); provided that (A) no Discounted Voluntary Prepayment shall be made from the proceeds of any Revolving Credit Loan ~~or Swing Line Loan~~, (B) immediately after giving effect to any Discounted Voluntary Prepayment, the sum of (x) the excess of the aggregate Revolving Credit Commitments at such time less the aggregate Revolving Credit Exposure plus (y) the amount of unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries shall be not less than $50,000,000, (C) any Discounted Voluntary Prepayment shall be offered to all Lenders ~~with~~of the relevant Class of Term Loans on a pro rata basis, (D) such Purchasing Borrower Party shall deliver to the Administrative Agent a certificate stating that (1) no Default or Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment (after giving effect to any related waivers or amendments obtained in connection with such Discounted Voluntary Prepayment) and (2) each of the conditions to such Discounted

Voluntary Prepayment contained in this Section 2.05(c) has been satisfied and (E) each Lender participating in any Discounted Voluntary Prepayments acknowledges and agrees that in connection with such Discounted Voluntary Prepayment, (1) the Borrower then may have, and later may come into possession of, information regarding the Term Loans or the Loan Parties hereunder that is not known to such Lender and that may be material to a decision by such Lender to participate in such Discounted Voluntary Prepayment (“Excluded Information”), (2) such Lender has independently and, without reliance on the Borrower, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, has made its own analysis and determination to participate in such Discounted Voluntary Prepayment notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of the Borrower, its Subsidiaries, the Administrative Agent or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Borrower, its Subsidiaries, the Administrative Agent and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information. Each Lender participating in any Discounted Voluntary Prepayment further acknowledges that the Excluded Information may not be available to the Administrative Agent or the other Lenders.

(ii) ~~(ii)~~ To the extent a Purchasing Borrower Party seeks to make a Discounted Voluntary Prepayment, such Purchasing Borrower Party will provide written notice to the Administrative Agent substantially in the form of Exhibit J hereto (each, a “Discounted Prepayment Option Notice”) that such Purchasing Borrower Party desires to prepay Term Loans in an aggregate principal amount specified therein by the Purchasing Borrower Party (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Term Loans as specified below. The Proposed Discounted Prepayment Amount of Term Loans shall not be less than $5,000,000. The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment: (A) the Proposed Discounted Prepayment Amount of the relevant Class of Term Loans, (B) a discount range (which may be a single percentage) selected by the Purchasing Borrower Party with respect to such proposed Discounted Voluntary Prepayment (representing the percentage of par of the principal amount of the relevant Class of Term Loans to be prepaid) (the “Discount Range”), and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment which shall be at least five Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(iii) ~~(iii)~~ Upon receipt of a Discounted Prepayment Option Notice in accordance with Section 2.05(c)(ii), the Administrative Agent shall promptly notify each Term Lender of the relevant Class thereof. On or prior to the Acceptance Date, each such Term Lender may specify by written notice substantially in the form of Exhibit K hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) a minimum price (the “Acceptable Price”) within the Discount Range (for example, 80.0% of the par value of the Term Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Term Loans with respect to which such Term Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Price (“Offered Loans”). Based on the Acceptable Prices and principal amounts of Term Loans specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the Purchasing Borrower Party, shall determine the applicable discount for such Term Loans (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Purchasing Borrower Party if the Purchasing Borrower Party has selected a single percentage pursuant to Section 2.05(c)(ii) for the Discounted Voluntary Prepayment or (B) otherwise, the lowest Acceptable Price at which the Purchasing Borrower Party can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the lowest Acceptable Price); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Price, the Applicable Discount shall be the highest Acceptable Price specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the ~~Voluntary~~ Discounted Voluntary Prepayment and have Qualifying Loans (as defined below). Any Lender with outstanding Term Loans of the relevant Class whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Term Loans of the relevant Class at any discount to their par value within the Applicable Discount.

(iv) ~~(iv)~~ The Purchasing Borrower Party shall make a Discounted Voluntary Prepayment by prepaying those Term Loans (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Price that is equal to or lower than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount; provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Purchasing Borrower Party shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Purchasing Borrower Party shall prepay all Qualifying Loans.

(v) ~~(v)~~ Each Discounted Voluntary Prepayment shall be made within four Business Days of the Acceptance Date (or such other date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying

Loans), without premium or penalty (but subject to Section 3.05), upon irrevocable notice substantially in the form of Exhibit L hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 11:00 a.m. (New York City time), three Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Discounted Voluntary Prepayment Notice the Administrative Agent shall promptly notify each relevant Term Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Term Lenders, subject to the Applicable Discount on the applicable Term Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid.

(vi) ~~(vi)~~ To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to reasonable procedures (including as to timing, rounding and calculation of Applicable Discount in accordance with Section 2.05(c)(iii) above) established by the Administrative Agent and the Borrower.

(vii) ~~(vii)~~ Prior to the delivery of a Discounted Voluntary Prepayment Notice, upon written notice to the Administrative Agent, the Purchasing Borrower Party may withdraw its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice.

Section 2.06 Termination or Reduction of Commitments~~.~~ .

(a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in a minimum aggregate amount of $1,000,000, as applicable, or any whole multiple of $250,000, in excess thereof and (iii) if, after giving effect to any reduction of the Commitments~~,~~ or the Letter of Credit Sublimit ~~or the Swing Line Sublimit~~ exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. The amount of any such Commitment reduction shall not otherwise be applied to the Letter of Credit ~~Sublimit or the Swing Line~~ Sublimit unless otherwise specified by the Borrower. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all or any portion of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.

(b) Mandatory. The 2015 Term ~~B-2~~A Commitment of each 2015 Term ~~B-2~~A Lender shall terminate in its entirety at 5:00 p.m. (New York City time) on the 2015 Term A Commitment Termination Date unless the 2015 Term A Loan Funding Date has occurred on or prior to such date. The 2015 Term A Commitment of each 2015 Term A Lender shall automatically terminate in its entirety on the ~~Amendment No. 8 Effective~~2015 Term A Loan Funding Date (after giving effect to the incurrence of the 2015 Term ~~B-2~~A Loans on such date). The Revolving Credit Commitment (other than any Extended Revolving Credit Commitment) of each Revolving Credit Lender shall automatically and permanently terminate on the ~~Original~~ Revolving Credit Maturity Date. On the respective Maturity Date applicable thereto, the Extended Revolving Credit Commitment of each Extending Revolving Credit ~~Commitment~~Lender shall automatically and permanently terminate.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit ~~Sublimit or the Swing Line~~ Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

Section 2.07 Repayment of Loans~~.~~.

(a) Term Loans. (i) 2015 Term A Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the 2015 Term A Lenders (without premium or penalty, except as expressly set forth in Section 3.05), (A) on the last Business Day of each March, June, September and December, commencing with the first full fiscal quarter ending after the Amendment No. 9 Effective Date the percentage as set forth below, of the aggregate principal amount of 2015 Term A Loans incurred by the Borrower on the 2015 Term A Loan Funding Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) (such payments, together with payments made pursuant to Section 2.01(a)(ii)(A) below, the “Scheduled Repayments”)

Scheduled Repayments of 2015 Term A Loans	Percentage
September 30, 2015	1.25%
December 31, 2015	1.25%
March 31, 2016	1.25%
June 30, 2016	1.25%
September 30, 2016	1.25%
December 31, 2016	1.25%
March 31, 2017	1.25%
June 30, 2017	1.25%
September 30, 2017	1.875%
December 31, 2017	1.875%
March 31, 2018	1.875%

June 30, 2018	1.875%
September 30, 2018	1.875%
December 31, 2018	1.875%
March 31, 2019	1.875%
June 30, 2019	1.875%
September 30, 2019	1.875%
December 31, 2019	1.875%
March 31, 2020	1.875%
June 30, 2020	1.875%

and (B) on the 2015 Term A Loan Maturity Date (or, with respect to any Extended Term Loans, the Maturity Date applicable thereto), the aggregate principal amount of all 2015 Term A Loans (or Extended Term Loans, as the case may be) outstanding on such date; provided that, to the extent specified in the respective Extension Offer, amortization payments with respect to Extended Term Loans for periods prior to the 2015 Term A Loan Maturity Date may be reduced (but not increased) and amortization payments required with respect to Extended Term Loans for periods after the 2015 Term A Loan Maturity Date shall be as specified in the respected Extension Offer.

(ii) 2015 Term B-2 Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the 2015 Term B-2 Lenders (without premium or penalty, except as expressly set forth in Section 3.05), (A) on the last Business Day of each March, June, September and December, commencing with the first full fiscal quarter ending after the Amendment No. 8 Effective Date, an aggregate amount equal to 0.25% of the sum of the aggregate principal amount of 2015 Term B-2 Loans outstanding on the Amendment No. 8 Effective Date (after giving effect thereto) (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (B) on the 2015 Term B-2 Loan Maturity Date (or, with respect to any Extended Term Loans, the Maturity Date applicable thereto), the aggregate principal amount of all 2015 Term B-2 Loans (or Extended Term Loans, as the case may be) outstanding on such date; provided that, to the extent specified in the respective Extension Offer, amortization payments with respect to Extended Term Loans for periods prior to the 2015 Term B-2 Loan Maturity Date may be reduced (but not increased) and amortization payments required with respect to Extended Term Loans for periods after the 2015 Term B-2 Loan Maturity Date shall be as specified in the respected Extension Offer.

(iii) ~~(a) Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders (without premium or penalty, except as expressly set forth in Section 3.05), (i) on the last Business Day of each March, June, September and December, commencing with the first full quarter after the Amendment No. 8 Effective Date, an aggregate amount equal to 0.25% of the sum of the aggregate principal amount of Term Loans outstanding on the Amendment No. 8 Effective Date (after giving effect thereto) (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) (such payments, “Scheduled Repayments”) and (ii) on the Original Term Loan Maturity Date (or, with respect to any~~

~~Extended Term Loans, the Maturity Date applicable thereto), the aggregate principal amount of all Term Loans (or Extended Term Loans, as the case may be) outstanding on such date; provided that, to the extent specified in the respective Extension Offer, amortization payments with respect to Extended Term Loans for periods prior to the Original Term Loan Maturity Date may be reduced (but not increased) and amortization payments required with respect to Extended Term Loans for periods after the Original Term Loan Maturity Date shall be as specified in the respected Extension Offer.~~ In addition, the Borrower shall be required to make, with respect to any Incremental Term Loans pursuant to an Incremental Amendment, to the extent then outstanding, scheduled amortization payments of Incremental Term Loans on the dates and in the principal amounts set forth in the respective Incremental Amendment (each such repayment, as the same may be reduced as provided in Section 2.05, “Scheduled Incremental Repayments”); provided, that if any Incremental Term Loans are incurred which will be added to (and form part of) an existing tranche of ~~Incremental~~ Term Loans, then each Scheduled Repayment of such tranche to be made after such increase becomes effective shall be increased by an amount equal to (i) the aggregate principal amount of the increase in the Incremental Term Loans of such tranche pursuant to Section 2.14(a) multiplied by (ii) (x) in the case of Incremental Term A Loans, the then-applicable percentage set forth in clause (i)(A) of this Section 2.07 and (y) in the case of Incremental Term B-2 Loans, 0.25%.

(b) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (without premium or penalty, except as expressly set forth in Section 3.05), the aggregate principal amount of all of the Borrower’s outstanding Revolving Credit Loans on the ~~Original~~ Revolving Credit Maturity Date (or, with respect to any Revolving Credit Loans outstanding with respect to an Extended Revolving Credit Commitment, the Maturity Date applicable thereto).

~~(c) Swing Line Loans. The Borrower shall repay the aggregate principal amount of its Swing Line Loans on the earlier to occur of (i) the date five (5) Business Days after such Loan is made and (ii) the Original Revolving Credit Maturity Date (or, with respect to any Swing Line Loans outstanding with respect to an Extended Revolving Credit Commitment, the Maturity Date applicable thereto).~~

Section 2.08 Interest. (a) Subject to the provisions of Section 2.08(b), (i) each LIBOR Loan ~~(which shall not include any Swing Line Loan)~~ shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to LIBOR, for such Interest Period plus the Applicable Rate~~;~~ and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate~~; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans~~.

(b) During the continuance of a Specified Default (or, during the continuance of any other Event of Default, upon the request of the Required Lenders), the Borrower shall pay interest on all outstanding Loans at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) The provisions of this Section 2.08 (and the interest rates applicable to the various extensions of credit hereunder) shall be subject to modification as expressly provided in Section 2.15.

Section 2.09 Fees~~.~~.

In addition to certain fees described in Sections 2.03(h) and (i):

(a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender under each Facility in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate with respect to commitment fees times the actual daily amount by which the aggregate Revolving Credit Commitment exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans ~~(which shall exclude, for the avoidance of doubt, any Swing Line Loans)~~ and (B) the Outstanding Amount of L/C Obligations; provided that (x) any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time and (y) no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee on each Revolving Credit Facility shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date during the first full fiscal quarter to occur after the Closing Date, and on the Maturity Date for the Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding the foregoing, the provisions of this Section 2.09(a) to the extent otherwise applicable to Extended Revolving Credit Commitments shall be subject to modification as expressly provided in Section 2.15.

(b) [Intentionally Omitted].

(c) Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when due and paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

(d) Prepayment Premium on 2015 Term B-2 Loans. At the time of the effectiveness of any Repricing Transaction that is consummated on or prior to the six month anniversary of the Amendment No. 8 Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with outstanding 2015 Term B-2 Loans which are repaid or prepaid pursuant to such Repricing Transaction (including each Lender that withholds its consent to such Repricing Transaction and is replaced as a Non-Consenting Lender under Section 3.07), a fee in an amount equal to 1.00% of (x) in the case of a Repricing Transaction of the type described in clause (1) of the definition thereof, the aggregate principal amount of all 2015 Term B-2 Loans prepaid (or converted) in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction described in clause (2) of the definition thereof, the aggregate principal amount of all 2015 Term B-2 Loans outstanding on such date that are subject to an effective reduction of the Applicable Rate pursuant to such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.

Section 2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Lending Rate shall be made on the basis of a year of three hundred sixty-five (365) days, or three hundred sixty-six (366) days, as applicable, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Sec tion 2.11 Evidence of Indebtedness. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as non-fiduciary agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Promptly following the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. The Borrower shall have the right to review the entries made in the accounts maintained pursuant to this clause (a) from time to time upon reasonable prior notice during normal business hours.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit ~~and Swing Line Loans~~. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

Section 2.12 Payments Generally. (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Same Day Funds not later than 2:00 p.m. (New York City time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided in Section 2.05(b)(vii) or as otherwise provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent after 2:00 p.m. (New York City time), shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of LIBOR Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Federal Funds Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the greater of (x) the applicable Federal Funds Rate from time to time in effect and (y) a rate determined by the Administrative Agent in accordance with banking rules governing interbank compensation. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a written demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this

Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit ~~and Swing Line Loans~~ are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

(h) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(b), 2.03(c), ~~2.04(c),~~ 2.12(c) or 2.13, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

(i) Amounts to be applied to the prepayment of Term Loans or Revolving Credit Loans shall be applied, as applicable, first to reduce outstanding Base Rate Loans. Any amounts remaining after each such application shall be applied to prepay LIBOR Loans.

Section 2.13 Sharing of Payments. If, other than as expressly provided in Section 2.05(b)(vii), Section 2.05(c) or Section 10.07(k) or as otherwise provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations ~~and Swing Line Loans held by it~~, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations ~~or Swing Line Loans held by them~~, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Notwithstanding anything to the contrary contained in this Section 2.13 or elsewhere in this Agreement, the Borrower may extend the final maturity of Term Loans and/or Revolving Credit Commitments in connection with an Extension that is permitted under Section 2.15 without being obligated to effect such extensions on a pro rata basis among the Lenders (it being understood that no such extension (i) shall constitute a payment or prepayment of any Term Loans or Revolving Credit Loans, as applicable, for purposes of this Section 2.13 or (ii) shall reduce the amount of any scheduled amortization payment due under Section 2.07(a), except that the amount of any scheduled amortization payment due to a Lender of Extended Term Loans may be reduced to the extent provided pursuant to the express terms of the respective Extension Offer) without giving rise to any violation of this Section 2.13 or any other provision of this Agreement. Furthermore, the Borrower may take all actions contemplated by Section 2.15 in connection with any Extension (including modifying pricing, amortization and repayments or prepayments), and in each case such actions shall be permitted, and the differing payments contemplated therein shall be permitted without giving rise to any violation of this Section 2.13 or any other provision of this Agreement.

Section 2.14 Incremental Credit Extensions. (a) The Borrower may at any time or from time to time after the Amendment No. 7 Effective Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (a) one or more additional tranches or additions to an existing tranche of term A loans (the “Incremental Term A Loans”) ~~or (b~~, (b) one or more additional tranches or additions to an existing tranche of term B-2 loans (the “Incremental Term B-2 Loans”, and together with the Incremental Term A Loans, the “Incremental Term Loans”) or (c) one or more increases in the amount of the Revolving Credit Commitments on the same terms as the Revolving Credit Commitments created pursuant to Amendment No. ~~7~~9 (a “Revolving Commitment Increase”), provided that (i) both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Event of Default shall exist and at the time that any such Incremental Term Loan is made (and after giving effect thereto) no Event of Default shall exist and (ii) the Borrower shall be in compliance with the covenant set forth in Section 7.11 ~~(whether or not such covenant is applicable at such time in accordance with its terms)~~ determined on a Pro Forma Basis as of the date of the most recently ended Test Period, as if such Incremental Term Loans or any borrowings under any such Revolving Commitment Increases, as applicable, had been outstanding on the last day of such fiscal quarter of the Borrower for testing compliance therewith; provided further, however, that if the proceeds of Incremental Term Loans are, substantially concurrently with the receipt thereof, to be used by the Borrower to finance in whole or in part a Permitted Acquisition, then, the Lenders committing to provide such Incremental Term Loans may agree to waive the conditions set forth in the foregoing clauses ~~(i)~~ (i) and ~~(ii)~~ (ii) (collectively, the “Permitted Acquisition Provisions”). Each tranche of Incremental Term Loans shall be in an aggregate principal amount that is not less than $25,000,000 and each Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $10,000,000, and in each case shall be in an increment of $1,000,000 (provided that such amount may be less than $25,000,000 or $10,000,000, as the case may be, if such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Term Loans and the Revolving Commitment Increases shall not exceed $450,000,000 (the “Base Incremental Amount”); provided that the Borrower may incur additional Incremental Term Loans and/or Revolving Commitment Increases (a “Ratio-Based Incremental Facility”) so long as the Senior Secured Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements were required to have been delivered pursuant to Section 6.01(a) or (b), as applicable, in each case, as if such Ratio-Based Incremental Facility (and Revolving Credit Loans in an amount equal to the full amount of any such Revolving Commitment Increase) had been outstanding on the last day of such four-quarter period, shall not exceed 4.25 to 1.00 (it being understood that the Borrower shall be deemed to have utilized amounts available, if any, under the Ratio-Based Incremental Facility prior to utilization of the Base Incremental Amount); provided further that the aggregate principal amount of all Incremental Term A Loans shall not exceed an amount equal to the lesser of (x) the amount otherwise set forth in this sentence based on the Ratio-Based Incremental Facility plus the Base Incremental

Amount and (y) an amount such that the aggregate principal amount of all 2015 Term A Loans plus all Incremental Term A Loans does not exceed $500,000,000 at any time outstanding. The Incremental Term Loans (a) shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans (provided that Incremental Term B-2 Loans may rank junior in right of security with the Revolving Credit Loans and the Term Loans (a “Junior Lien Incremental Facility”) or be unsecured (an “Unsecured Incremental Facility”) so long as (x) if requested by the Administrative Agent, such Incremental Term B-2 Loans are extended under a separate facility (each, a “Separate Facility”) from the Facilities, (y) with respect to any Junior Lien Incremental Facility, (1) an Intercreditor Agreement shall be entered into with the representative of such providers of Incremental Term B-2 Loans in form and substance reasonably satisfactory to the Collateral Agent and (2) the Senior Secured Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements were required to have been delivered pursuant to Section 6.01(a) or (b), as applicable, in each case, as if such Junior Lien Incremental Facility had been outstanding on the last day of such four-quarter period, shall not exceed 5.25 to 1.00 (in which case, solely for purposes of determining the Senior Secured Net Leverage Ratio pursuant to this clause (y)(2), such Junior Lien Incremental Facility shall be deemed to be included for purposes of calculating Consolidated Total Net Debt, notwithstanding the definition of “Senior Secured Net Leverage Ratio”) (it being understood and agreed that this clause (y)(2) shall not apply to a Junior Lien Incremental Facility using the Base Incremental Amount the proceeds of which are used to refinance Indebtedness of Holdings or its Restricted Subsidiaries other than Junior Financing unless permitted by Sections 7.03 and 7.13)) and (z) with respect to any Unsecured Incremental Facility, the Total Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements were required to have been delivered pursuant to Section 6.01(a) and (b), as applicable, in each case, as if such Unsecured Incremental Facility had been outstanding on the last day of such four-quarter period, shall not exceed 6.75 to 1.00 (it being understood and agreed that this clause (z) shall not apply to an Unsecured Incremental Facility the proceeds of which are used to refinance Indebtedness of Holdings or its Restricted Subsidiaries other than Junior Financing unless permitted by Sections 7.03 and 7.13)), (b) shall not mature earlier than 91 days following the Maturity Date with respect to the Term Loans; provided, however, that the Maturity Date for any Incremental Term A Loans may be the same as or later (but not earlier) than the 2015 Term A Loan Maturity Date, (c) shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of then-existing Term Loans; provided, however, that the Weighted Average Life to Maturity for any Incremental Term A Loans may be shorter than the remaining Weighted Average Life to Maturity of any other then outstanding Term Loans so long as it is not shorter than the remaining Weighted Average Life to Maturity of the then outstanding 2015 Term A Loans and (d) shall have an Applicable Rate and, subject to clause (c) above, amortization, as determined by the Borrower and the applicable new Lenders; provided, however, that, ~~unless~~with respect to Incremental Term B-2 Loans (other than the Incremental Term B-2 Loans that are extended pursuant to a Junior Lien Incremental Facility or an Unsecured Incremental Facility), (i) the interest rate margins for the Incremental Term B-2 Loans shall not be greater than the highest interest rate margins that may, under any circumstances, be payable with respect to 2015 Term B-2 Loans or any previously incurred Incremental Term B-2 Loans plus 50 basis points (unless the interest rate margins applicable to the 2015 Term B-2 Loans and such previously incurred Incremental Term B-2 Loans are increased to the extent necessary to achieve the foregoing), (ii) solely for purposes of the foregoing clause (i), the interest rate margins applicable to any 2015 Term B-2 Loans or Incremental Term B-2 Loans shall be deemed to include all upfront or similar fees or original issue discount payable by the Borrower generally to the Lenders providing such 2015 Term B-2 Loans or such Incremental Term B-2 Loans based on the shorter of (x) the Weighted Average Life to Maturity of such 2015 Term B-2 Loans or such Incremental Term B-2 Loans and (y) an assumed four-year life to maturity, but shall be deemed to exclude any arrangement, structuring or other fees payable in connection with such 2015 Term B-2 Loans or such Incremental Term B-2 Loans that are not shared with all Lenders providing such 2015 Term B-2 Loans or such Incremental Term B-2 Loans, and (iii) if the lowest permissible LIBOR is greater than ~~1.00~~0.75% or the lowest permissible Base Rate is greater than ~~2.00~~1.75% for such Incremental Term B-2 Loans, the difference between such “floor” and ~~1.00~~0.75%, in the case of LIBOR Incremental Term B-2 Loans, or ~~2.00~~1.75%, in the case of Base Rate Incremental Term B-2 Loans, shall be equated to interest rate margin for purposes of clause (i) above; provided that except as provided above, the terms and conditions applicable to Incremental Term Loans constituting an additional tranche of Term Loans may be materially different from those of the Term Loans, including, without limitation, the application of optional or voluntary prepayments among the Incremental Term Loans and the existing Term Loans and such other differences as are reasonably satisfactory to the Administrative Agent. Each notice from the Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Revolving Commitment Increases. Incremental Term Loans may be made, and Revolving Commitment Increases may be provided, by any existing Lender (but each existing Lender will not have an obligation to make a portion of any Incremental Term Loan or any portion of any Revolving Commitment Increase) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”), provided that the Administrative Agent, and to the extent of a Revolving Commitment Increase, each L/C Issuer ~~and/or Swing Line Lender, as applicable~~, shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increases to the extent any such consent would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender. Commitments in respect of Incremental Term Loans and Revolving Commitment Increases shall become Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, with the consent of the Borrower and the Administrative Agent, but without the consent of any other Loan Party, Agents or Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14. The Borrower will use the proceeds of the Incremental Term Loans and Revolving Commitment Increases for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Revolving Commitment Increases, unless it so agrees. Upon each increase in the Revolving Credit Commitments pursuant to this Section 2.14, (a) if the increase relates to the Revolving Credit Facility, each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase (each, a “Revolving Commitment Increase Lender”), and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed (in the case of an increase to the Revolving Credit Facility only), a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit ~~and Swing Line Loans~~ such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding ~~(i)~~ participations hereunder in Letters of Credit ~~and (ii) participations hereunder in Swing Line Loans~~ held by each Revolving Credit Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment and (b) if, on the date of such increase, there are any Revolving Credit Loans under the applicable Facility outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(b) This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

(c) Notwithstanding anything to the contrary in this Agreement, the Lenders committing to provide Incremental Term Loans the proceeds of which are, substantially concurrently with the receipt thereof, to be used by the Borrower to finance in whole or in part a Permitted Acquisition may agree to waive or modify the conditions to such borrowing of Incremental Term Loans set forth in Section 4.01.

Section 2.15 Extensions of Term Loans and Revolving Credit Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of any Class of Term Loans with a like Maturity Date or Revolving Credit Commitments with a like Maturity Date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or

Revolving Credit Commitments with the same Maturity Date, as the case may be) and on the same terms to each such Lender, the Borrower may from time to time extend the maturity date of any Term Loans of any Class and/or Revolving Credit Commitments and otherwise modify the terms of such Term Loans and/or Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Credit Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension”, and each group of Term Loans of any Class or Revolving Credit Commitments, as applicable, in each case as so extended, as well as the original Term Loans of such Class and the original Revolving Credit Commitments (in each case not so extended), being a “tranche”; any Extended Term Loans shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted, and any Extended Revolving Credit Commitments shall constitute a separate tranche of Revolving Credit Commitments from the tranche of Revolving Credit Commitments from which they were converted), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) except as to interest rates, fees and final maturity, the Revolving Credit Commitment of any Revolving Credit Lender (an “Extending Revolving Credit Lender”) extended pursuant to an Extension (an “Extended Revolving Credit Commitment”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Credit Commitments (and related outstandings); provided that (x) subject to the provisions of ~~Sections~~Section 2.03(l~~) and 2.04(g~~) to the extent dealing with ~~Swing Line Loans and~~ Letters of Credit which mature or expire after a Maturity Date when there exist Extended Revolving Credit Commitments with a longer Maturity Date, all ~~Swing Line Loans and~~ Letters of Credit shall be participated in on a pro rata basis by all Lenders with Revolving Credit Commitments in accordance with their Pro Rata Share of the Revolving Credit Facility (and except as provided in ~~Sections~~Section 2.03(l~~) and 2.04(g~~), without giving effect to changes thereto on an earlier Maturity Date with respect to ~~Swing Line Loans and~~ Letters of Credit theretofore incurred or issued) and all borrowings under Revolving Credit Commitments and repayments thereunder shall be made on a pro rata basis (except for (A) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings) and (B) repayments required upon the Maturity Date of the non-extending Revolving Credit Commitments) and (y) at no time shall there be Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than five different Maturity Dates, (iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined by the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Term Lender (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the tranche of Term Loans subject to such Extension Offer, (iv) the final maturity date of any Extended Term Loans shall be no earlier than the then latest Maturity Date hereunder of the Class of Term Loans to which such Extended Term Loans relate and the amortization schedule applicable to each Class of

Term Loans pursuant to Section 2.07(a) for periods prior to the ~~Original Term Loan~~ Maturity Date of the Class of Term Loans to which such Extended Term Loans relate may not be increased, (v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vii) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Credit Commitments, as the case may be, in respect of which Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Credit Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Credit Loans, as the case may be, of such Term Lenders or Revolving Credit Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Credit Lenders, as the case may be, have accepted such Extension Offer, (viii) all documentation in respect of such Extension shall be consistent with the foregoing, and (ix) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower.

(b) If, at the time any Extension of Revolving Credit Commitments becomes effective, there will be Extended Revolving Credit Commitments which remain in effect from a prior Extension, then if the “effective interest rate”, “effective unused commitment fee rate” or “effective letter of credit fronting fee rate” (which, for this purpose, shall, in each case, be reasonably determined by the Administrative Agent and shall take into account any interest rate floors or similar devices and be deemed to include (without duplication) all fees (except to the extent independently taken into account as commitment fees under Section 2.09(a) or Letter of Credit fronting fees under Section 2.03(i)), including up front or similar fees or original issue discount (amortized over the shorter of (x) the life of such new Extended Revolving Credit Commitments and (y) the four years following the date of the respective Extension) payable to Lenders with such Extended Revolving Credit Commitments, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant extending Lenders) and customary consent fees paid generally to consenting Lenders in respect of the Extended Revolving Credit Commitments (and related extensions of credit) shall at any time (over the life of the Extended Revolving Credit Commitments and related extensions of credit) exceed by more than 0.25% the “effective interest rate”, “effective unused commitment fee rate” or “effective letter of credit fronting fee rate” applicable to Revolving Credit Commitments (or outstanding extensions of credit pursuant thereto) which were extended pursuant to one or more prior Extensions (determined on the same basis as provided in the first parenthetical in this sentence), then the Applicable Rate and/or Letter of Credit fronting fee applicable thereto shall be increased to the extent necessary so that at all times thereafter the Extended Revolving Credit Commitments made pursuant to previous Extensions (and related extensions of credit) do not receive less “effective interest rate”, “effective unused commitment fee rate” and/or “effective letter of credit fronting fees” than are applicable to the Revolving Credit Commitments (and related extensions of credit) made (or extended) pursuant to such Extension. If at the time any Extension of Term Loans becomes effective, there will be Extended Term Loans which remain outstanding from a prior Extension, then if the “effective interest rate” (which, for this purpose, shall be reasonably determined by the Administrative Agent and shall take into account any interest rate floors or similar devices and be deemed to include (without duplication) all fees, including up front or similar fees or original issue discount (amortized over the shorter of (x) the life of such new Extended Term Loans and (y) the four years following the date of the respective Extension) payable to Lenders with such Extended Term Loans, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant extending Lenders) in respect of the Extended Term Loans shall at any time (over the life of the Extended Term Loans) exceed by more than 0.50% the “effective interest rate” applicable to Term Loans which were extended pursuant to one or more prior Extensions (determined on the same basis as provided in the first parenthetical in this sentence), then the Applicable Rate applicable thereto shall be increased to the extent necessary so that at all times thereafter the Extended Term Loans made pursuant to previous Extensions do not receive less “effective interest rate” than are applicable to the Term Loans made (or extended) pursuant to such Extension.

(c) With respect to all Extensions consummated by the Borrower pursuant to this Section 2.15, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans or Revolving Credit Commitments (as applicable) of any or all applicable tranches be tendered. The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.15 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05 and 2.13) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.15.

(d) The Lenders hereby irrevocably authorize the Administrative Agent and Collateral Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Revolving Credit Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.15. Notwithstanding the foregoing, each of the Administrative Agent and the Collateral Agent shall have the right (but not the obligation) to seek the advice or concurrence of the Required Lenders with respect to any matter contemplated by this Section 2.15(d) and, if either the Administrative Agent or the Collateral Agent seeks such advice or concurrence, it shall be permitted to enter into such amendments with the Borrower in accordance with any instructions actually received by such Required Lenders and shall also be entitled to refrain from entering into such amendments with the Borrower unless and until it shall have received such advice or concurrence; provided, however, that whether or not there has been a request by the Administrative Agent or the Collateral Agent for any such advice or concurrence, all such amendments entered into with the Borrower by the Administrative Agent or the Collateral Agent hereunder shall be binding and conclusive on the Lenders. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Collateral Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then latest Maturity Date so that such maturity date is extended to the then latest Maturity Date (or such later date as may be advised by local counsel to the Collateral Agent).

(e) In connection with any Extension, the Borrower shall provide the Administrative Agent at least 5 Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.15.

Section 2.16 Refinancing Amendments~~.~~ .

(a) On one or more occasions after the Closing Date, the Borrower may obtain, from any Lender or any Additional Refinancing Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans and the Revolving Credit Loans (or unused Revolving Credit Commitments) then outstanding under this Agreement (which for purposes of this Section 2.16(a) will be deemed to include any then outstanding Refinancing Term Loans or Incremental Term Loans), in the form of Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Credit Commitments or Refinancing Revolving Credit Loans pursuant to a Refinancing Amendment; provided that notwithstanding anything to the contrary in this Section 2.16 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Refinancing Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the Refinancing Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to Refinancing Revolving Credit Commitments after the date of obtaining any Refinancing Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, (2) subject to the provisions of ~~Sections~~Section 2.03(l~~) and 2.04(g~~) to the extent dealing with ~~Swing Line Loans and~~ Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Credit Commitments with a longer maturity date, all ~~Swing Line Loans and~~ Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments (and except as provided in ~~Sections~~Section 2.03(l~~) and 2.04(g~~), without giving effect to changes thereto on an earlier maturity date with respect to ~~Swing Line Loans and~~ Letters of Credit theretofore ~~incurred or~~ issued), (3) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Refinancing Revolving Credit Commitments after the date of obtaining any

Refinancing Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than pro rata basis as compared to any other Class with a later maturity date than such Class and (4) assignments and participations of Refinancing Revolving Credit Commitments and Refinancing Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans.

(b) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction (or waiver in accordance with the terms of such Refinancing Amendment) on the date thereof of each of the conditions set forth in Section 4.01 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.

(c) Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.16(a) shall be in an aggregate principal amount that is (x) not less than $25,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.

(d) Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the third paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.16, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

Section 2.17 Defaulting Lenders~~.~~ .

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C ~~Issuer or Swing Line Lender~~Issuers hereunder; third, if so determined by the Administrative Agent or requested by ~~the~~any L/C Issuer ~~or Swing Line Lender~~, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any ~~Swing Line Loan or~~ Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders~~, the~~ or L/C ~~Issuer or Swing Line Lender~~Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender~~, the~~ or L/C Issuer ~~or Swing Line Lender~~ against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h).

(iv) Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit ~~or Swing Line Loans~~ pursuant to ~~Sections 2.03 and 2.04,~~Section 2.03, the “Pro Rata Share” of each Non- Defaulting Lender’s Revolving Credit Loans and L/C Obligations shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default has occurred and is continuing; and (ii) the aggregate obligation of each Non-Defaulting Lender under a Revolving Credit Facility to acquire, refinance or fund participations in Letters of Credit ~~and Swing Line Loans~~ shall not exceed the positive difference, if any, of (1) the Commitment of that Non-Defaulting Lender under such Revolving Credit Facility minus (2) the sum of (A) the aggregate Outstanding Amount of the Revolving Credit Loans~~,~~ and (B) the aggregate Outstanding Amount of the Pro Rata Share of the L/C Obligations ~~and (C) the aggregate Outstanding Amount of the Pro Rata Share of the Swing Line Loans~~, in each case, under such Revolving Credit Facility of that Revolving Credit Lender.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent~~, Swing Line Lender~~ and the L/C ~~Issuer~~Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit ~~and Swing Line Loans~~ to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share (without giving effect to Section 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

Taxes, Increased Costs Protection and Illegality

Section 3.01 Taxes. (a) Unless required by applicable Laws (as determined in good faith by the applicable withholding agent), any and all payments made by or on account of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for Taxes. If the Loan Party or other applicable withholding agent shall be required by any Laws to withhold or deduct any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) with respect to Indemnified Taxes and Other Taxes, the sum payable by such Loan Party shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall make such deductions or withholdings, (iii) the applicable withholding agent shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), if the relevant Loan Party is the applicable withholding agent, shall furnish to such Agent or Lender (as the case may be) the original or a copy of a receipt evidencing payment thereof or other evidence acceptable to such Agent or Lender.

(b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary Taxes and any other property Taxes, or charges or levies of the same character, imposed by any Governmental Authority (the “Other Taxes”), which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document, excluding any such Taxes that are imposed as a result of a Lender’s voluntary assignment in such Lender’s interest in the Loan hereunder, other than any such assignment that is a result of a transfer or assignment pursuant to Section 3.01(e) or otherwise at the request of the Borrower.

(c) Each of the Loan Parties agrees to indemnify each Agent and each Lender for (i) the full amount of Indemnified Taxes and Other Taxes payable by such Agent or such Lender (whether or not such Taxes are legally imposed) and (ii) any reasonable expenses arising therefrom or with respect thereto; provided, however, that a Loan Party shall only be required to indemnify an Agent or Lender for Indemnified Taxes and Other Taxes pursuant to this Section 3.01(c) so long as such Taxes have accrued on or after the day which is 180 days prior to the date on which Agent or such Lender first made a written demand therefor. Such Agent or Lender, as the case may be, shall provide the relevant Loan Party with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. Such statement shall be conclusive absent manifest error.

(d) Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by Law certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding tax with respect to any payments to be made to such Lender under the Loan Documents. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation obsolete or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the Administrative Agent of its inability to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the Borrower, the Administrative Agent or other applicable withholding agent shall withhold amounts required to be withheld by applicable Law from such payments at the applicable statutory rate. Without limiting the foregoing:

(i) Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from federal backup withholding.

(ii) Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(A) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code,

(B) two properly completed and duly signed original copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate substantially in the form of Exhibit I (any such certificate a “United States Tax Compliance Certificate”) and (B) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable,

(D) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership, or is a Participant holding a participation granted by a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN, or W-8BEN-E, as applicable, United States Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information from each beneficial owner, as applicable (provided that, if one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such beneficial owner). Each Lender shall deliver to the Borrower and the Administrative Agent two further original copies of any previously delivered form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or inaccurate and promptly after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower or the Administrative Agent, or promptly notify the Borrower and the Administrative Agent that it is unable to do so. Each Lender shall promptly notify the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered form or certification to the Borrower or the Administrative Agent, or

(E) two properly completed and duly signed original copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a deduction in, United States federal withholding tax on any payments to such Lender under the Loan Documents.

Notwithstanding any other provision of this clause (d), a Lender shall not be required to deliver any form that such Lender is not legally able to deliver.

(e) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f) Any Lender claiming any additional amounts payable pursuant to this Section 3.01 shall, upon the reasonable request of the Borrower, use its reasonable efforts to change the jurisdiction of its Lending Office (or take any other measures reasonably requested by the Borrower) if such a change or other measures would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be inconsistent with the policies of such Lender and result in any unreimbursed cost or expense or be otherwise materially disadvantageous to such Lender.

(g) If any Lender or the Administrative Agent determines, in its sole discretion, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by any Loan Party pursuant to this Section 3.01, it shall promptly remit such refund to the Loan Party, net of all out-of-pocket expenses of the Lender or the Administrative Agent, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund net of any Taxes payable by the Administrative Agent or Lender on such interest); provided that the Loan Party, upon the request of the Lender or the Administrative Agent, as the case may be, agrees promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such party in the event such party is required to repay such refund to the relevant taxing authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Lender or the Administrative Agent be required to pay any amount to a Loan Party pursuant to this paragraph (g) the payment of which would place the Lender or the Administrative Agent in a less favorable net after-Tax position than the Lender or the Administrative Agent would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to Taxes that it deems confidential) to the Borrower or any other person.

Section 3.02 Illegality. If any Lender determines that any Law enacted after the Amendment No. 7 Effective Date has made it unlawful, or that any Governmental Authority has asserted after the Amendment No. 7 Effective Date that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, then, on written notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all applicable LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such LIBOR Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.03 Inability to Determine Rates. If the Administrative Agent or the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the applicable LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan, or that LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar, or other applicable, market for the applicable amount and the Interest Period of such LIBOR Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain

LIBOR Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, notwithstanding anything to the contrary contained herein, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of such LIBOR Loans or, failing that, will be deemed to have converted such request, if applicable, into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Section 3.04 Increased Cost and Reduced Return; Capital Adequacy. (a) If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the Amendment No. 7 Effective Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Loans (or in the case of Taxes, any Loan) or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes or Other Taxes (which are covered by Section 3.01), or any Excluded Taxes or (ii) reserve requirements for which Lenders are compensated pursuant to the definition of “LIBOR” or otherwise contemplated by Section 3.04(c)) and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining the LIBOR Loan (or of maintaining its obligations to make any Loan), or to reduce the amount of any sum received or receivable by such Lender, then from time to time within fifteen (15) days after written demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the Amendment No. 7 Effective Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon written demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such written demand.

(c) The Borrower shall pay to each Lender, as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of any LIBOR Loans of the Borrower (other than those for which Lenders are compensated pursuant to the definition of “LIBOR”), such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen (15) days’ prior written notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give written notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such written notice.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.

(e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower and at the Borrower’s expense, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).

(f) Notwithstanding anything in this Agreement to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or other regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change after the Amendment No. 7 Effective Date in a requirement of Law or government rule, regulation or order, regardless of the date enacted, adopted, issued or implemented (including for purposes of this Section 3.04).

Section 3.05 Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any LIBOR Loan of the Borrower on a day other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any LIBOR Loan of the Borrower on the date or in the amount notified by the Borrower;

including any loss or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

Section 3.06 Matters Applicable to All Requests for Compensation. (a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Section 3.01, 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another applicable LIBOR Loan, or, if applicable, to convert Base Rate Loans into LIBOR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested in accordance with the terms hereof.

(c) If the obligation of any Lender to make or continue any LIBOR Loan, or to convert Base Rate Loans into LIBOR Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable LIBOR Loans shall be automatically converted into Base Rate Loans (or, if such conversion is not possible, repaid) on the last day(s) of the then current Interest Period(s) for such LIBOR Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s LIBOR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable LIBOR Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as LIBOR Loans shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into LIBOR Loans shall remain as Base Rate Loans.

(d) If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’s LIBOR Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility.

Section 3.07 Replacement of Lenders Under Certain Circumstances. (a) If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make any LIBOR Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender, (iii) any Lender becomes a Non-Consenting Lender, (iv) a Lender rejects (or is deemed to reject) the Extension under Section 2.15(a) which Extension has been accepted under Section 2.15(a) by the Required Lenders, then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, (x) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement (in respect of any applicable Facility only in the case of clause (i) or, with respect to a Class vote, clause (iii)) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided, further that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents; or (y) terminate the Commitment of such Lender or L/C Issuer, as the case may be, and (1) in the case of a Lender (other than an L/C Issuer), repay all Obligations (other than contingent obligations not then due and payable) of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an L/C Issuer, repay all Obligations (other than contingent obligations not then due and payable) of the Borrower owing to such L/C Issuer relating to the Loans and participations held by ~~the~~such L/C Issuer as of such termination date and cancel or backstop on terms reasonably satisfactory to such L/C Issuer any Letters of Credit issued by it; provided that in the case of any such termination of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders or other Non-Consenting Lenders being terminated in connection with the adoption of the applicable departure, waiver or amendment of the Loan Documents) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents and such termination shall be in respect of any applicable facility only in the case of clause (i) or, with respect to a Class vote, clause (iii).

(b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s applicable Commitment and outstanding Loans and participations in L/C Obligations ~~and Swing Line Loans~~ in respect thereof, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations ~~and Swing Line Loans~~, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender or Defaulting Lender.

(c) Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit equal to the face amount of all such Letters of Credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of Cash Collateral into a Cash Collateral account in amounts equal to the face amount of all such Letters of Credit and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d) In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans or all Lenders and (iii) the Required Lenders (or, in the case of a consent, waiver or amendment involving all affected Lenders of a certain Class~~, the Required Class Lenders~~ or Classes, the Required Pro Rata Lenders, the Required Term A Lenders, the Required Term B-2 Lenders or the

Required Revolving Credit Lenders, as applicable) have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

Section 3.08 Survival. All of the Borrower’s obligations under this Article III shall survive any assignment of rights by, or the replacement of, a Lender (including any L/C Issuer) and termination of the Aggregate Commitments and repayment, satisfaction and discharge of all other Obligations hereunder.

ARTICLE IV

Conditions Precedent to Credit Extensions

Section 4.01 All Credit Events After the Closing Date~~.~~ . The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of LIBOR Loans) after the Closing Date (other than for 2015 Term A Loans (which will be governed by Section 4.02)) is subject to satisfaction of the following conditions precedent:

(i) The representations and warranties of each Loan Party set forth in Article V and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(ii) No Default or Event of Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(iii) The Administrative Agent and, if applicable, the relevant L/C Issuer ~~or the relevant Swing Line Lender~~ shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of LIBOR Loans and subject to the Permitted Acquisition Provisions and Section 2.14(c)) submitted by the Borrower after the Closing Date shall be deemed to be a representation and warranty that the conditions specified in Sections 4.01(i) and (ii)  have been satisfied on and as of the date of the applicable Credit Extension.

Section 4.02 ~~Reserved~~. Borrowings on the 2015 Term A Loan Funding Date.

The obligation of each 2015 Term A Loan Lender to make 2015 Term A Loans on the 2015 Term A Loan Funding Date is subject to satisfaction of the following conditions precedent:

(i) The representations and warranties of each Loan Party set forth in Article V and in each other Loan Document shall be true and correct in all material respects on and as of the 2015 Term A Loan Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(ii) No Default or Event of Default shall exist or would result from incurrence of the 2015 Term A Loans or from the application of the proceeds therefrom.

(iii) The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

(iv) On the 2015 Term A Loan Funding Date after giving effect to the incurrence of the 2015 Term A Loans, Holdings and its Restricted Subsidiaries and the Borrower and its Restricted Subsidiaries, in each case, on a consolidated basis, are Solvent.

(v) The Borrower shall have paid to the Administrative Agent, for the ratable benefit of each 2015 Term A Lender, an upfront fee (which may be structured as original issue discount as determined by the Agents with respect to the 2015 Term A Loans) in an amount equal to 0.25% of the stated principal amount of each 2015 Term A Lender’s 2015 Term A Loans as of the 2015 Term A Loan Funding Date;

Section 4.03 Amendment No. 7 Effective Date. The conditions to the effectiveness of this Agreement are as set forth in Amendment No. 7.

ARTICLE V

Representations and Warranties

Holdings, the Borrower and each of the Subsidiary Guarantors party hereto represent and warrant to the Agents and the Lenders at the time of each Credit Extension that:

Section 5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Restricted Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing (where relevant) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite organizational power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in the case of clause (a) (other than with respect to the Borrower), (b)(i) (other than with respect to the Borrower), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Sect ion 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, are within such Loan Party’s corporate or other powers, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than Permitted Liens), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or by which it or any of the properties of such Person or any of its Subsidiaries is bound or to which it may be subject or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(ii)(x) or (b)(iii), to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

Section 5.03 Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

Section 5.04 Binding Effect.~~(a)~~ (a) This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto.

(b) ~~(b)~~ This Agreement and each other Loan Document constitute legal, valid and binding obligations of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity, (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges, if any, of Equity Interests in Foreign Subsidiaries and intercompany Indebtedness owed by Foreign Subsidiaries.

Section 5.05 Financial Statements; No Material Adverse Effect. (a) ~~(i)~~ (i) The unaudited pro forma consolidated balance sheet of Holdings and its Subsidiaries as at the last day of the most recent fiscal quarter for which Unaudited Financial Statements have been delivered prior to the Closing Date (including the notes thereto describing the pro forma adjustments) (the “Pro Forma Balance Sheet”) and the unaudited pro forma consolidated statement of income of Holdings and its Subsidiaries for the twelve months ended on the last day of the most recent fiscal quarter for which Unaudited Financial Statements have been delivered prior to the Closing Date (together with the Pro Forma Balance Sheet, the “Pro Forma Financial Statements”), copies of which will be furnished to each Lender prior to the Closing Date, have been prepared giving effect (as if such events had occurred on such date or at the beginning of such periods, as the case may be) to the Transactions. The Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by Holdings to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated consolidated financial position of Holdings and its Subsidiaries as at the last day of the most recent fiscal quarter for which Unaudited Financial Statements have been delivered and its estimated consolidated results of operations for the periods covered thereby, assuming that the events specified in the preceding sentence had actually occurred at such date or at the beginning of the periods covered thereby.

(ii) ~~(ii)~~ The Audited Financial Statements fairly present in all material respects the consolidated financial condition of Holdings and its Subsidiaries as of the dates thereof and its consolidated results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.

(iii) ~~(iii)~~ The Unaudited Financial Statements fairly present in all material respects the consolidated financial condition of Holdings and its Subsidiaries as of the dates thereof and its results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein and subject to normal year-end audit adjustments and the absence of footnotes.

(b) The forecasts of income statements of Holdings and its Subsidiaries which have been furnished to the Administrative Agent prior to the Closing Date have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by Holdings to be reasonable at the time of preparation of such forecasts, it being understood that such forecasts are not to be viewed as facts or as a guarantee of performance or achievement of any particular results and that actual results may vary from such forecasts and that such variations may be material and that no assurance can be given that the projected results will be realized.

(c) Since December 31, 2013, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) As of the Closing Date, neither Holdings nor any of its Subsidiaries has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) the Existing Indebtedness, (ii) obligations arising under the Loan Documents and the Senior Note Documents, (iii) liabilities incurred in the ordinary course of business, (iv) liabilities disclosed in the Pro Forma Financial Statements and (v) liabilities under the Purchase Agreement) that, either individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

Section 5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Holdings, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings or any of its Restricted Subsidiaries or against any of their properties or revenues that have a reasonable likelihood of adverse determination and where such determination either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.07 Ownership of Property; Liens. (a) Holdings and each of its Restricted Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all Real Property necessary in the ordinary conduct of its business, free and clear of all Liens except as set forth on Schedule 5.07 hereto and except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Permitted Liens and except where the failure to have such title, interest, easement or other limited property interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) As of the Closing Date, Schedule 5.07 contains a true and complete list of each Material Real Property owned by Holdings and the Subsidiaries as of the Closing Date.

Section 5.08 Environmental Matters. Except as disclosed in Schedule 5.08 or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) each Loan Party and its properties are and have been in compliance with all Environmental Laws, which includes obtaining and maintaining all applicable Environmental Permits required under such Environmental Laws to carry on the business and operations of the Loan Parties;

(b) the Loan Parties have not received any written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws and none of the Loan Parties nor any of their properties is the subject of any claims, investigations, liens, demands or judicial, administrative or arbitral proceedings pending or, to the knowledge of the Borrower, threatened under any Environmental Law or to revoke or modify any Environmental Permit held by any of the Loan Parties;

(c) there has been no release, discharge or disposal of Hazardous Materials on, at, under or from any property owned, leased or operated by any of the Loan Parties, or, to the knowledge of the Borrower, any property formerly owned, operated or leased by any Loan Party or arising out of the conduct of the Loan Parties that would reasonably be expected to require investigation, response or corrective action, or would reasonably be expected to result in the Borrower incurring any Environmental Liability, under Environmental Laws; and

(d) there are no facts, circumstances or conditions arising out of or relating to the operations of the Loan Parties or any property owned, leased or operated by any of the Loan Parties or, to the knowledge of the Borrower, any property formerly owned, operated or leased by the Loan Parties or any of their predecessors in interest that would reasonably be expected to require investigation, response or corrective action, or would reasonably be expected to result in any of the Loan Parties incurring any Environmental Liability, under Environmental Laws.

Section 5.09 Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties and their Subsidiaries have filed all tax returns required to be filed, all such tax returns accurately reflect in all material respects all liabilities for Taxes of each Loan Party and their Subsidiaries, as applicable, and each of the Loan Parties and their Subsidiaries have paid all Taxes levied or imposed upon them or their properties, that are due and payable (including in their capacity as a withholding agent) and taking into account applicable extensions, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed Tax deficiency or assessment known to any Loan Parties against the Loan Parties that would, if made, individually or in the aggregate, have a Material Adverse Effect.

Section 5.10 ERISA Compliance. (a) Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws.

(b) (i) No ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made; (ii) no Loan Party, Restricted Subsidiary or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) no Loan Party, Restricted Subsidiary or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (iv) if each Loan Party, each Restricted Subsidiary and each ERISA Affiliate were to withdraw in a complete withdrawal as of the date this assurance is deemed given, the aggregate withdrawal liability that would be incurred would not be in excess of $50,000; and (v) no Loan Party, Restricted Subsidiary or ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.10(b), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c) There exists no Unfunded Pension Liability with respect to any Pension Plan, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(d) There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of any Loan Party, any Restricted Subsidiary or any ERISA Affiliate, threatened, which could reasonably be expected to be asserted successfully against any Plan and, if so asserted successfully, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.11 Subsidiaries; Equity Interests. As of the Amendment No. 7 Effective Date, no Loan Party has any Subsidiaries other than Immaterial Subsidiaries or those specifically disclosed in Schedule 5.11 (as amended and restated pursuant to Amendment No. 7), and all of the outstanding Equity Interests owned by the Loan Parties (or a Subsidiary of any Loan Party) in such material Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Loan Party (or a Subsidiary of any Loan Party) in such material Subsidiaries are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any Permitted Liens. As of the Amendment No. 7 Effective Date, Schedule 5.11 (as amended and restated pursuant to Amendment No. 7) sets forth the name and jurisdiction of each Domestic Subsidiary that is a Loan Party and (b) sets forth the ownership interest of the Borrower and any other Subsidiary thereof in each Subsidiary, including the percentage of such ownership.

Section 5.12 Margin Regulations; Investment Company Act. (a) The Borrower is not engaged nor will it engage, principally or as one of its important activities,

in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U.

(b) None of Holdings, the Borrower, any Person Controlling the Borrower, or any of its Restricted Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.13 Disclosure. To the best of Holdings’ knowledge, no report, financial statement, certificate or other written information furnished by or on behalf of Holdings or the Borrower (other than projections, pro forma financial information, estimates, budgets, other forward-looking information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby (as modified or supplemented by other information so furnished) when taken as a whole, as of the time it was furnished, contained any misstatement of material fact or omitted as of such time to state any material fact necessary to make the statements therein (when taken as a whole), in light of the circumstances under which they were made, not materially misleading. With respect to projections, Holdings represents that such information was prepared in good faith based upon assumptions believed by Holdings to be reasonable at the time of preparation; it being understood that such projections are not to be viewed as facts or as a guarantee of performance or achievement of any particular results and that actual results may vary from actual results and that such variances may be material and that no assurance can be given that the projected results will be realized.

Section 5.14 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against Holdings or any of its Restricted Subsidiaries pending or, to the knowledge of Holdings, threatened; (b) hours worked by and payment made to employees of Holdings or any of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters; and (c) all payments due from Holdings or any of its Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

Section 5.15 Intellectual Property; Licenses, Etc. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, Holdings and its Restricted Subsidiaries own, license or possess the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, trade secrets, technology, software, know-how, proprietary information, databases, design rights and other intellectual property rights, including registrations and applications for registration of any of the foregoing (collectively, “IP Rights”) that are necessary for the operation of their respective businesses as currently conducted, and such IP Rights do not conflict with the rights of any Person, except to the extent such failure to own, license or possess or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No product or processor method used or offered by any Loan Party or any of its Subsidiaries or the operation of their respective businesses as currently conducted infringes, misappropriates, dilutes or otherwise violates any IP Rights held by any Person, except for such claims which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. No claim or litigation a) contesting the validity of, or any right, title or interest in any of the IP Rights used or held for use by any Loan Party or any of its Subsidiaries, or b) alleging that the operation of the respective businesses of each Loan Party or any of its Subsidiaries as currently conducted infringes, misappropriates, dilutes or otherwise violates the IP Rights of any Person, has been asserted or is presently pending or, to the knowledge of Holdings and its Restricted Subsidiaries, is presently threatened against any Loan Party or any of its Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Except pursuant to written licenses and other user agreements entered into by each Loan Party in the ordinary course of business, as of the Closing Date, all registrations listed in Section II(B) of the Perfection Certificate are valid and in full force and effect, except, in each individual case, to the extent that such a registration is not valid and in full force and effect could not reasonably be expected to have a Material Adverse Effect.

Section 5.16 Solvency. On the Closing Date after giving effect to the Transactions, Holdings and its Restricted Subsidiaries and the Borrower and its Restricted Subsidiaries, in each case, on a consolidated basis, are Solvent.

Section 5.17 Security Documents~~.~~ .

(a) Valid Liens. Each Collateral Document delivered pursuant to Section 4.02 of the Original Credit Agreement and Sections 4.03, 6.11 and 6.13 hereof will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby, except as such enforceability may be limited by Debtor Relief Laws and (i) when financing statements and other filings in appropriate form are filed in the jurisdictions specified in Section I(A) of the Perfection Certificate, as supplemented from time to time after the date hereof, and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement or the Pledge Agreement), the Liens created by the Collateral Documents shall constitute fully perfected Liens on, and security interests in (to the extent intended to be created thereby and to the extent such perfection is governed by the laws of the United States, any state thereof or the District of Columbia), all right, title and interest of the grantors in such Collateral to the extent perfection can be obtained by filing financing statements or such possession or control, in each case subject to no Liens other than Permitted Liens.

(b) PTO Filing; Copyright Office Filing. When the Security Agreement or a short form thereof is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, to the extent such filings may perfect such interests, the Liens created by such Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents and Trademarks (each as defined in the Security Agreement) registered or applied for with the United States Patent and Trademark Office or Copyrights (as defined in such Security Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case free and clear of Liens other than Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to establish a Lien on registered Patents, Trademarks and Copyrights registered or applied for by the grantors thereof after the Closing Date).

(c) Mortgages. Upon recording thereof in the appropriate recording office, each Mortgage is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable perfected first-priority Liens on, and security interest in, all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, subject only to Permitted Liens, except as such enforceability may be limited by Debtor Relief Laws, and when the Mortgages are filed in the offices specified on Schedule 5.17(c) (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 6.11 and 6.13, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 6.11 and 6.13), the Mortgages shall constitute fully perfected first-priority Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than Liens permitted by hereunder.

Notwithstanding anything herein (including this Section 5.17) or in any other Loan Document to the contrary, neither Holdings nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of or intercompany loans made to any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law, (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or the Collateral Documents or (C) on the Closing Date and until required pursuant to Section 6.13 hereof or Section 4.02(e) of the Original Credit Agreement, the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent not required on the Closing Date pursuant to Section 4.02(e) of the Original Credit Agreement.

Section 5.18 USA PATRIOT Act; OFAC; FCPA~~.~~.

(a) To the extent applicable, each of Holdings, the Borrower and any Restricted Subsidiary is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the

United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto (collectively, “Sanctions”) and (ii) the USA Patriot Act.

(b) None of Holdings, the Borrower, any Restricted Subsidiary nor, to the knowledge of the Borrower, any director or officer of Holdings, the Borrower or any Restricted Subsidiary is the target of Sanctions and the Borrower will not knowingly use the proceeds of the Loans or otherwise make available such proceeds to any Person for the purpose of financing the activities of any Person that is the target of Sanctions.

(c) No part of the proceeds of the Loans will be used, directly or indirectly, to the knowledge of the Borrower, Holdings or any Restricted Subsidiary, or any director or officer of the Borrower, Holdings or any Restricted Subsidiary, by the Loan Parties or any Restricted Subsidiary, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, for the purpose of obtaining, retaining or directing business or obtaining any improper advantage in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”).

ARTICLE VI

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent obligations not then due and payable) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place, in each case in an amount at least equal to such Outstanding Amount), then from and after the Closing Date, Holdings shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of its Restricted Subsidiaries to:

Section 6.01 Financial Statements. (a) Deliver to the Administrative Agent for prompt further distribution to each Lender, within ninety (90) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2010, (i) a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal year consistent with the Borrower’s historical practice;

(b) Deliver to the Administrative Agent for prompt further distribution to each Lender, within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Holdings for fiscal quarters ended on or after June 30, 2010, (i) a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and consolidated statements of cash flows for such fiscal quarter and the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Holdings as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, and (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period consistent with the Borrower’s historical practice;

(c) Deliver to the Administrative Agent for prompt further distribution to each Lender, as soon as available, and in any event no later than sixty (60) days after the end of each fiscal year of Holdings, beginning with the fiscal year ending December 31, 2010, a reasonably detailed consolidated budget for the following fiscal year on a quarterly basis (including a projected consolidated balance sheet of Holdings and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by the senior management of Holdings to be reasonable at the time of preparation of such Projections, it being understood that such Projections are not to be viewed as facts or as a guarantee of performance or achievement of any particular results and that actual results may vary from such Projections and that such variations may be material and that no assurance can be given that the projected results will be realized; provided that the delivery of Projections for such period which substantively conform with the format of, and substance contained in, the Private Lender Supplement prepared in connection with Amendment No. 7 and delivered to the Administrative Agent on March 11, 2014, shall be deemed sufficient for the purposes of this clause (c); and

(d) Deliver to the Administrative Agent with each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 shall be satisfied with respect to financial information of Holdings and the Restricted Subsidiaries by furnishing (A) the applicable financial statements of Holdings or Parent (or any direct or indirect parent thereof) or (B) Holdings’ or Parent’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided, that with respect to clauses (A) and (B), (i) to the extent such information relates to Parent (or such parent), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Parent (or such parent) and its Subsidiaries on a consolidated basis, on the one hand, and the information relating to Holdings and the Subsidiaries on a consolidated basis, on the other hand, and (ii) to the extent such financial statements are in lieu of financial statements required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualifications or exceptions as to the scope of such audit.

Documents required to be delivered pursuant to Section 6.01 and Sections 6.02(c) and (d) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or Holdings or any other direct or indirect parent of the Borrower) posts such documents, or provides a link thereto on the website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) promptly upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent; provided, however, that if such Compliance Certificate is first delivered by electronic means, the date of such delivery by electronic means shall constitute the date of delivery for purposes of compliance with Section 6.02(a). Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. In the event any financial statements delivered under Section 6.01(a) or (b) above shall be restated, Holdings and the Borrower shall deliver, promptly after such restated financial statements become available, revised Compliance Certificates with respect to the periods covered thereby that give effect to such restatement, signed by a Responsible Officer of each of Holdings and the Borrower.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C ~~Issuer~~Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C ~~Issuer~~Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and each Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC.”

Section 6.02 Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b), commencing with the first full fiscal quarter completed after the Closing Date, a duly completed Compliance Certificate signed by a Responsible Officer of Holdings;

(b) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a), but only if available after the use of commercially reasonable efforts, a certificate (or other appropriate reporting means in accordance with applicable auditing standards) of its independent registered public accounting firm stating that in the course of conducting their customary examination, no knowledge was obtained of any Event of Default under Section 7.11 or, if any such Event of Default shall exist, stating the nature and status of such event;

(c) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which Holdings or any Restricted Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d) promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities (other than in connection with any board observer rights) of any Loan Party or of any of its Restricted Subsidiaries pursuant to the terms of any Senior Note Document, Junior Financing Documentation or Credit Agreement Refinancing Indebtedness (and, in each case, any Permitted Refinancing thereof), in each case in a principal amount in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any clause of Section 6.01 or 6.02;

(e) together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) in the case of annual Compliance Certificates only, a report setting forth the information required by sections describing the legal name and the jurisdiction of formation of each Loan Party and the location of the Chief Executive Office of each Loan Party of the Perfection Certificate or confirming that there has been no change in such information since the Closing Date or the date of the last such report, (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) and (iii) a list of each Subsidiary of Holdings that identifies each Subsidiary as a Restricted or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate (solely to the extent that there have been any changes in the identity of such Subsidiaries since the Closing Date or the most recent list provided); and

(f) promptly, such additional customary information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Restricted Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request; provided that in no event shall the requirements set forth in this Section 6.02(f) require Holdings or any of it Restricted Subsidiaries to provide any such information which (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or (iii) is subject to attorney client or similar privilege or constitutes attorney work-product.

Section 6.03 Notices. Promptly after a Responsible Officer of Holdings or any other Loan Party has obtained knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

(c) of the filing or commencement of, or any written threat or written notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority with respect to any Loan Document.

Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of Holdings (x) that such notice is being delivered pursuant to Section 6.03(a), (b) or (c) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action Holdings has taken and proposes to take with respect thereto.

Section 6.04 Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its Taxes (whether or not shown on a Tax return), except, in each case, to the extent any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.05 Preservation of Existence, Etc. ~~(a)~~ (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization and (b) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary in the normal conduct of its business, except, in the case of (a) or (b), (i) (other than with respect to the Borrower) to the extent that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or 7.05.

Section 6.06 Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice and in the normal conduct of its business.

Section 6.07 Maintenance of Insurance~~.~~.

(a) Generally. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Holdings and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.

(b) Requirements of Insurance. Not later than ninety (90) days after the Closing Date (or the date any such insurance is obtained, in the case of insurance obtained after the Closing Date), the Borrower shall use commercially reasonable efforts to ensure that (i) all such insurance with respect to any Collateral shall provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 10 days (or, to the extent reasonably available, 30 days) after receipt by the Collateral Agent of written notice thereof (promptly after receipt, the Borrower shall deliver a copy of the policy (and to the extent any such policy is renewed, a renewal policy) or other evidence thereof to the Administrative Agent and the Collateral Agent, or insurance certificate with respect thereto) and (ii) all such insurance with respect to any Collateral shall name the Collateral Agent as additional insured on behalf of the Secured Parties (in the case of liability insurance) and loss payee (in the case of property insurance), as applicable.

(c) Flood Insurance. With respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent shall reasonably request, if at any time the area in which any material improvements are located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

Section 6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.09 Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied and which reflect all material financial transactions and matters involving the assets and business of Holdings or a Restricted Subsidiary, as the case may be (it being understood and agreed that Foreign Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles that are applicable in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

Section 6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom (other than (a) records of the Board of Directors of such Loan Party or such Subsidiary, (b) information restricted by a third party confidentiality agreement and (c) other information (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or (iii) that is subject to attorney client or similar privilege or constitutes attorney work-product), and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year and only one (1) such time shall be at the Borrower’s reasonable expense; provided, further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the reasonable expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or (iii) is subject to attorney client or similar privilege or constitutes attorney work-product.

Section 6.11 Additional Collateral; Additional Guarantors. At the Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) Upon (x) the formation or acquisition of any new direct or indirect wholly owned Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by Holdings, (y) any Excluded Subsidiary ceasing to constitute an Excluded Subsidiary or (z) or the designation in accordance with Section 6.14 of any existing direct or indirect wholly owned Domestic Subsidiary (other than an Excluded Subsidiary) as a Restricted Subsidiary:

(i) within forty-five (45) days after such formation, acquisition, cessation or designation, or such longer period as the Administrative Agent may agree in writing in its reasonable discretion:

(A) cause each such Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) joinders to this Agreement as Guarantors, Security Agreement Supplements, Intellectual Property Security Agreements, and other security agreements and documents (including, with respect to such Mortgages, the documents listed in Section 6.13(b)), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent, subject to local law requirements, with the Mortgages, Security Agreement, Pledge Agreement, Intellectual Property Security Agreements and other security agreements in effect on the Closing Date), in each case granting first-priority Liens (subject to Permitted Liens) required by the Collateral and Guarantee Requirement;

(B) cause each such Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement (and the parent of each such Domestic Subsidiary that is a Guarantor) to deliver any and all certificates representing Equity Interests (to the extent certificated) and intercompany notes (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank;

(C) take and cause such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement and each direct or indirect parent of such Restricted Subsidiary to take whatever action (including the recording of Mortgages, the filing of UCC financing statements and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement or the Collateral Documents, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement or the Collateral Documents;

(ii) if reasonably requested by the Administrative Agent or the Collateral Agent, within forty-five (45) days after such request (or such longer period as the Administrative Agent may agree in writing in its reasonable discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the Lenders, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request;

(iii) as promptly as practicable after the request therefor by the Administrative Agent or Collateral Agent, deliver to the Collateral Agent with respect to each Material Real Property, any existing title reports, abstracts or environmental assessment reports, to the extent available and in the possession or control of the Borrower; provided, however, that there shall be no obligation to deliver to the Administrative Agent any existing environmental assessment report whose disclosure to the Administrative Agent would require the consent of a Person other than Holdings or one of its Subsidiaries, where, despite the commercially reasonable efforts of the Borrower to obtain such consent, such consent cannot be obtained; and

(iv) if reasonably requested by the Administrative Agent or the Collateral Agent, within sixty (60) days after such request (or such longer period as the Administrative Agent may agree in writing in its reasonable discretion), deliver to the Collateral Agent any other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to perfection and existence of security interests with respect to property of any Guarantor acquired after the Closing Date and subject to the Collateral and Guarantee Requirement or the Collateral Documents, but not specifically covered by the preceding clauses (i), (ii) or (iii) or clause (b) below.

(b) Not later than sixty (60) days after the acquisition by any Loan Party of Material Real Property as determined by the Borrower (acting reasonably and in good faith) (or such longer period as the Administrative Agent may agree in writing in its reasonable discretion) that is required to be provided as Collateral pursuant to the Collateral and Guarantee Requirement, which property would not be automatically subject to another Lien pursuant to pre-existing Collateral Documents, cause such property to be subject to a first-priority Lien and Mortgage (subject to the Permitted Liens) in favor of the Collateral Agent for the benefit of the Secured Parties and take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, in each case to the extent required by, and subject to the limitations and exceptions of, the Collateral and Guarantee Requirement and to otherwise comply with the requirements of the Collateral and Guarantee Requirement.

(c) Always ensuring that the Obligations are secured by a first-priority security interest (subject to Liens permitted under Section 7.01(c)) in all the Equity Interests of the Borrower.

(d) Not later than (60) days after the Amendment No. 1 Effective Date, unless extended in writing by the Administrative Agent in its reasonable discretion, (i) the Borrower shall cause its wholly-owned Subsidiary Trans Union International, Inc. to deliver to the Administrative Agent, for the benefit of the Secured Parties, a pledge governed by the laws of The Netherlands of 65.0% of the voting Equity Interests and 100.0% of the non-voting Equity Interests of Vail Systemem Groep, B.V. (“Vail”), which pledge shall be in form and substance reasonably satisfactory to the Administrative Agent (the “Dutch Pledge Agreement”) and (ii) the Borrower shall deliver to the Administrative Agent addressed to it, the Collateral Agent, the Lenders and each L/C Issuer, an opinion of local counsel to the Loan Parties in The Netherlands relating to the Dutch Pledge Agreement in form and substance reasonably satisfactory to the Administrative Agent.

(e) Not later than the earlier of (x) (60) days after the formation of New Dutch Holdco and (y) any transfer of Equity Interests to New Dutch Holdco pursuant to Section 7.05(u), unless extended in writing by the Administrative Agent in its reasonable discretion, (i) the Borrower shall cause its wholly-owned Subsidiary Trans Union International, Inc. to deliver to the Administrative Agent, for the benefit of the Secured Parties, a pledge governed by the laws of The Netherlands of 65.0% of the voting Equity Interests and 100.0% of the non-voting Equity Interests of New Dutch Holdco, which pledge shall be in form and substance reasonably satisfactory to the Administrative Agent (the “New Dutch Pledge Agreement”) and (ii) the Borrower shall deliver to the Administrative Agent addressed to it, the Collateral Agent, the Lenders and each L/C Issuer, an opinion of local counsel to the Loan Parties in The Netherlands relating to the New Dutch Pledge Agreement in form and substance reasonably satisfactory to the Administrative Agent.

Section 6.12 Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and (c) in each case to the extent the Loan Parties are required by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with applicable Environmental Laws.

Section 6.13 Further Assurances and Post-Closing Conditions. (a) Within ninety (90) days after the Closing Date (subject to extension by the Administrative Agent in its reasonable discretion), deliver each Collateral Document required to satisfy the Collateral and Guarantee Requirement or required pursuant to the terms of any Collateral Document, duly executed by each Loan Party required to be party thereto, together with all documents and instruments required to perfect the security interest or Lien of the Collateral Agent in the Collateral (if any) free of any other pledges, security interests or mortgages, except Liens permitted under the Collateral and Guarantee Requirement and Permitted Liens, to the extent required pursuant to the Collateral and Guarantee Requirement or the Collateral Documents.

(b) Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents, to the extent required pursuant to the Collateral and Guarantee Requirement or the Collateral Documents. If the Administrative Agent or the Collateral Agent reasonably determines that it is required by applicable Law to have appraisals prepared in respect of the Real Property of any Loan Party subject to a Mortgage constituting Collateral, the Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA.

Section 6.14 Designation of Subsidiaries. The Borrower may at any time on or after the Closing Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower shall be in compliance with the covenant set forth in Section 7.11 ~~(whether or not such covenant is applicable at such time in accordance with its terms)~~ determined on a Pro Forma Basis as of the last day of the most recently ended Test Period as if such designation had occurred on the last day of such fiscal quarter of the Borrower and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance, (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Senior Notes, any Junior Financing, or any Permitted Parent Notes Refinancing Indebtedness, Permitted Pari Passu Refinancing Debt, Permitted Junior Refinancing Debt, Permitted Unsecured Refinancing Debt or Permitted Refinancing of any of the foregoing in excess of the Threshold Amount, as applicable, and (iv) if a Restricted Subsidiary is being designated as an Unrestricted Subsidiary hereunder, the sum of (A) the fair market value of assets of such Subsidiary as of such date of designation (the “Designation Date”), plus (B) the aggregate fair market value of the assets of all Unrestricted Subsidiaries designated as Unrestricted Subsidiaries pursuant to this Section 6.14 as of the Designation Date (in each case measured as of the date of each such Unrestricted Subsidiary’s designation as an Unrestricted Subsidiary) shall not exceed 3.0% of the Adjusted Total Assets as of such Designation Date pro forma for such designation. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s Investment in such Subsidiary. Notwithstanding the foregoing, neither the Borrower nor any direct or indirect parent of the Borrower that is a Subsidiary shall be permitted to be an Unrestricted Subsidiary.

Section 6.15 Maintenance of Ratings. The Borrower shall use commercially reasonable efforts to maintain a public corporate rating from S&P and a public corporate family rating from Moody’s, in each case in respect of the Borrower, and a public rating of the Facilities by each of S&P and Moody’s.

Section 6.16 Compliance with Sanctions~~(a)~~ . (a) Adopt and maintain policies and procedures designed to ensure that Borrower does not, directly or indirectly, (i) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”) or Sanctions, or (ii) engage in or conspire to engage in any transaction that violates, or attempts to violate, any of the material prohibitions set forth in any Executive Order or applicable Sanctions.

(b) ~~(b)~~ Repay the Loans exclusively with funds that are not directly or, to the knowledge of Borrower, indirectly derived from any unlawful activity such that the result of any such repayment would not cause the making of the Loans to be in material violation of any applicable Law.

(c) ~~(c)~~ (x) Use funds or properties of Holdings, the Borrower or any of the Restricted Subsidiaries to repay the Loans only to the extent it does not constitute, to the knowledge of the Borrower, property of, or is beneficially owned, to the knowledge of the Borrower, directly or indirectly by, any Person that is the target of Sanctions (an “Embargoed Person”) that is identified on (1) the list of Specially Designated Nationals and Blocked Persons maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, and any Executive Order or any applicable Law promulgated thereunder, with the result that the investment in Holdings, the Borrower or any of the Restricted Subsidiaries (whether directly or indirectly) is prohibited by any applicable Law, or the Loans made by the Lenders would be in violation of any applicable Law, or (2) the Executive Order, any related enabling legislation or (y) to the knowledge of the Borrower, any Embargoed Person to have any direct or indirect interest, in Holdings, the Borrower or any of the Restricted Subsidiaries, with the result that the investment in Holdings, the Borrowers or any of the Restricted Subsidiaries (whether directly or indirectly) is prohibited by any applicable Law or the Loans are in violation of any applicable Law.

ARTICLE VII

Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than contingent obligations not then due and owing) which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place, in each case in an amount at least equal to such Outstanding Amount), then from and after the Closing Date:

Section 7.01 Liens. Neither Holdings nor the Restricted Subsidiaries shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document or Separate Facility Loan Document;

(b) Liens existing on the Closing Date; provided that any Lien securing Indebtedness in excess of (x) $2,500,000 individually or (y) $10,000,000 in the aggregate (when taken together with all other Liens securing obligations outstanding in reliance on this clause (b) that are not listed on Schedule 7.01(b) (as amended and restated pursuant to Amendment No. 7)) shall only be permitted to the extent such Lien is listed on Schedule 7.01(b) (as amended and restated pursuant to Amendment No. 7), and any modifications, replacements, renewals, refinancings or extensions thereof; provided that (i) the Lien does not extend to any additional property beyond such property subject to a Lien on the Closing Date, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens (including fees and expenses associated with any such extensions, renewals and refinancing), to the extent constituting Indebtedness, is permitted by Section 7.03;

(c) Liens for Taxes that are not overdue for a period of more than any applicable grace period related thereto or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP to the extent required by GAAP;

(d) statutory or common law Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business that secure amounts not overdue for a period of more than sixty (60) days or if more than sixty (60) days overdue, that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP to the extent required by GAAP;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance, deferred compensation arrangements and supplemental retirement plans and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings or any of its Restricted Subsidiaries;

(f) deposits and pledges to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds, public or private utilities and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations and (ii) letters of credit and bank guarantees required or requested by any Governmental Authority) incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, licenses, protrusions and other similar charges or encumbrances and minor title defects or irregularities affecting Real Property that do not in the aggregate materially interfere with the ordinary conduct of the business of Holdings and its Restricted Subsidiaries, taken as a whole, and any exceptions on the Mortgage Policies issued in connection with the Mortgaged Properties;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business (including licenses and sublicenses of intellectual property) which do not (i) interfere in any material respect with the business of Holdings and its Restricted Subsidiaries, taken as a whole, or (ii) secure any Indebtedness;

(j) Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(k) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes, (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits, pooled deposits, sweep accounts or other funds maintained with a financial institution (including the right of setoff) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institutions general terms and conditions, and (iv) that are contractual rights of setoff or rights of pledge relating to purchase orders and other agreements entered into with customers of Holdings or any of its Restricted Subsidiaries in the ordinary course of business;

(l) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(g) or (l) or, to the extent related to any of the foregoing, Section 7.02(p) to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(m) Liens (i) in favor of Holdings, Borrower or a Restricted Subsidiary on assets of a Restricted Subsidiary or (ii) in favor of Holdings or any other Loan Party;

(n) any interest or title of a lessor, sublessor, licensor or sublicensor under leases, subleases, licenses or sublicenses entered into by Holdings or any of its Restricted Subsidiaries in the ordinary course of business;

(o) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Holdings or any of its Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(p) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02;

(q) in the case of any non-wholly owned Restricted Subsidiary, any put and call arrangements or restrictions on disposition related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement;

(r) Liens solely on any cash earnest money deposits made by Holdings or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(s) ground leases in respect of Real Property on which facilities owned or leased by Holdings or any of its Restricted Subsidiaries are located;

(t) Liens to secure Indebtedness permitted under Section 7.03(e); provided that (i) such Liens are created within 270 days of the acquisition, construction, repair, lease or improvement of the property subject to such Liens, (ii) such Liens do not at any time encumber property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(u) Liens on property of any Restricted Subsidiary that is not a Loan Party securing Indebtedness of the applicable Subsidiary permitted under Section 7.03;

(v) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the Closing Date (including ~~Capital~~Capitalized Leases); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness (which Indebtedness constitutes Permitted Refinancing Indebtedness) and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) (a) in the case of Liens securing Indebtedness for borrowed money, such Indebtedness secured thereby in reliance on this clause (v) does not exceed at the time of incurrence of any such Indebtedness 3.0% of Adjusted Total Assets determined at the time of such incurrence of Indebtedness and (b) the Indebtedness secured thereby is permitted under Section 7.03(g)(A) or constitutes Permitted Refinancing Indebtedness in respect thereof;

(w) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of Holdings and its Restricted Subsidiaries, taken as a whole;

(x) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;

(y) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(z) the modification, replacement, renewal or extension of any Lien permitted by clauses (t) and (v) of this Section 7.01; provided that (i) the Lien does not extend to any additional property, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, (B) proceeds and products thereof, and (C) any other Lien otherwise permissible by another clause in this Section 7.01 and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03 (to the extent constituting Indebtedness);

(aa) other Liens securing obligations in an aggregate principal amount outstanding at any time not to exceed $50,000,000;

(bb) [reserved];

(cc) Liens on property subject to any Sale-Leaseback Transaction permitted hereunder and general intangibles related thereto;

(dd) Liens consisting of contractual restrictions of the type described in the definition of Restricted Cash (excluding the proviso thereto) so long as such contractual restrictions are permitted under Section 7.09;

(ee) Liens securing Swap Contracts so long as (x) such Swap Contracts do not constitute Secured Hedge Agreements and (y) the value of the property securing such Swap Contracts does not exceed $10,000,000 at any time;

(ff) Liens on Receivables Assets including intercompany notes and the Equity Interests of a Receivables Subsidiary, in each case incurred in connection with a Receivables Facility;

(gg) Liens on the Collateral securing obligations in respect of Permitted Pari Passu Refinancing Debt or Permitted Junior Refinancing Debt and any Permitted Refinancing of any of the foregoing; and

(hh) Liens on Collateral securing obligations in respect of Permitted Parent Notes Refinancing Indebtedness and any Permitted Refinancing thereof.

Section 7.02 Investments. Neither Holdings nor the Restricted Subsidiaries shall directly or indirectly, make or hold any Investments, except:

(a) Investments by Holdings or any of its Restricted Subsidiaries in assets that were Cash Equivalents when such Investment was made;

(b) loans or advances to officers, directors, consultants and employees of any Loan Party (or any direct or indirect parent thereof) or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings or any direct or indirect parent thereof (provided that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity) and to permit the payment of Taxes by such Person with respect to such Equity Interests and (iii) for any other purposes not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount outstanding at any time under clause (iii) above shall not exceed $2,500,000;

(c) Investments (i) by Holdings or any Restricted Subsidiary in any Loan Party and (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party or any Loan Party, (iii) in the form of intercompany loans, advances or capital contributions by any Loan Party in any Restricted Subsidiary that is not a Loan Party (x) in the ordinary course of business or (y) otherwise not to exceed $5,000,000 at any time outstanding and (iv) in the form of intercompany loans, advances or capital contributions by Holdings or any Restricted Subsidiary in any of their respective direct or indirect Restricted Subsidiaries in the ordinary course of business (including for cash pooling and working capital purposes);

(d) Investments (i) consisting of advances to customers or extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and (ii) received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(e) Investments consisting of (x) transactions permitted under Sections 7.01, 7.03 (other than 7.03(d)), 7.04 (other than 7.04(d) and (e)) and 7.05 (other than 7.05(e)), (y) Restricted Payments permitted by Section 7.06 and (z) repayments or other acquisitions of Indebtedness of Holdings or any other Restricted Subsidiary not prohibited by Section 7.13;

(f) Investments (i) existing or contemplated on the Closing Date and set forth on Schedule 7.02(f) (as amended and restated pursuant to Amendment No. 7) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the Closing Date by Holdings or any Restricted Subsidiary in Holdings or any other Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of any original Investment under this clause (f) is not increased except by the terms of such Investment as of the Closing Date or as otherwise permitted by Section 7.02;

(g) any acquisition of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares or any options for Equity Interests that cannot, as a matter of law, be cancelled, redeemed or otherwise extinguished without the express agreement of the holder thereof at or prior to acquisition) in, a Person or division or line of business of a Person (or any subsequent investment made in a Person, division or line of business previously acquired in a Permitted Acquisition), in a single transaction or series of related transactions, if immediately after giving effect thereto: (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom (other than in respect of any Permitted Acquisition made pursuant to a legally binding commitment entered into at a time when no Default or Event of Default exists or would result therefrom); (ii) the representations and warranties of each Loan Party set forth in Article V and in each other Loan Document shall be true and correct in all material respects at the time of consummation of such Permitted Acquisition, (iii) Holdings and the Restricted Subsidiaries shall be in Pro Forma Compliance with the covenant set forth in Section 7.11 ~~(whether or not such covenant is applicable at such time in accordance with its terms)~~ after giving effect to such acquisition or investment and any related transactions; (iv) any acquired or newly formed Restricted Subsidiary shall not be liable for any Indebtedness except for Indebtedness otherwise permitted by Section 7.03; (v) to the extent required by the Collateral and Guarantee Requirement, (A) the property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and (B) any such newly created or acquired Subsidiary (other than an Excluded Subsidiary or an Unrestricted Subsidiary (it being understood that the acquisition of an Unrestricted Subsidiary as part of a Permitted Acquisition shall be deemed to be an Investment made in reliance on a provision of this Section 7.02 other than this clause (i)) shall become Guarantors, in each case, in accordance with Section 6.11; and (vi) the aggregate amount of such Investments by Loan Parties in assets that are not (or do not become) owned by a Domestic Subsidiary or in Equity Interests in Persons that constitute Foreign Subsidiaries upon consummation of such acquisition shall not exceed (1) the greater of (x) Consolidated EBITDA for the Test Period then most recently ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b) and (y) $300,000,000 (the “Foreign Subsidiary Acquisition Basket Amount”) plus (2) up to the full amount of the Joint Venture Basket Amount not otherwise utilized as permitted pursuant to Section 7.02(r)(i); provided that the application of any portion of the Joint Venture Basket Amount pursuant to this Section 7.02(g)(vi) will result in a corresponding dollar-for-dollar reduction in the Joint Venture Basket Amount available pursuant to Section 7.02(r)(i) (any such acquisition, a “Permitted Acquisition”);

(h) Investments made in connection with the Transactions;

(i) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(j) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(k) loans and advances to Holdings and any other direct or indirect parent of the Borrower, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof) Restricted Payments permitted to be made to such parent in accordance with Section 7.06(f), (g), (h) or (i);

(l) other Investments (including in connection with Permitted Acquisitions), in an aggregate amount outstanding pursuant to this clause (l) (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) at any time not to exceed (x) $50,000,000 (net of any return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) plus (y) the portion, if any, of the Available Additional Basket on the date of such election that the Borrower elects to apply to this subsection (y), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Available Additional Basket immediately prior to such election and the amount thereof elected to be so applied, provided that no Investment may be made pursuant to this clause (~~n~~l) (A) if an Event of Default has occurred and is continuing or would result therefrom or (B) in any Unrestricted Subsidiary for the purpose of making a Restricted Payment prohibited pursuant to Section 7.06;

(m) advances of payroll payments to officers and employees and advances of fees and payments to directors and consultants, in each case, in the ordinary course of business;

(n) Investments to the extent that payment for such Investments is made solely with Equity Interests of Holdings (or any direct or indirect parent of the Borrower);

(o) Investments of a Restricted Subsidiary acquired after the Closing Date or of a corporation merged or amalgamated or consolidated into Holdings or merged, amalgamated or consolidated with a Restricted Subsidiary, in each case in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation, do not constitute a material portion of the aggregate assets acquired by Holdings and its Restricted Subsidiaries in such transaction and were in existence on the date of such acquisition, merger or consolidation;

(p) Investments made by any Restricted Subsidiary that is not a Loan Party to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment in such Restricted Subsidiary contemplated pursuant to Section 7.02(l) or permitted under Section 7.02(g)(vi), Section 7.02(r) or Section 7.02(x);

(q) Guarantees by Holdings or any of its Restricted Subsidiaries of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(r) (i) (A) Investments in joint ventures and (B) purchases of minority interests in non-wholly-owned Subsidiaries; provided that the aggregate amount of such Investments with respect to clauses (A) and (B) shall not exceed (1) the greater of (x) Consolidated EBITDA for the Test Period then most recently ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b) and (y) $300,000,000 (the “Joint Venture Basket Amount”) plus (2) up to $100,000,000 of the Foreign Subsidiary Acquisition Basket Amount not otherwise utilized as permitted pursuant to Section 7.02(g)(vi); provided that the application of any portion of the Foreign Subsidiary Acquisition Basket Amount pursuant to this Section 7.02(r)(i) will result in a corresponding dollar-for-dollar reduction in the Foreign Subsidiary Acquisition Basket Amount available pursuant to Section 7.02(g)(vi) and (ii) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(s) Investments in deposit accounts and securities accounts opened in the ordinary course of business;

(t) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(u) Investments in any Person to which the Borrower or any Subsidiary outsources operational activities or otherwise related to the outsourcing of operational activities in the ordinary course of business in an aggregate amount not to exceed $10,000,000;

(v) Investments in (or asset dispositions to) Restricted Subsidiaries that are not Loan Parties so long as any such Investment (or disposition) is part of a series of simultaneous Investments (and/or dispositions) by various Restricted Subsidiaries in other Restricted Subsidiaries (with each such Investment (or disposition) having an equal aggregate amount (or fair market value)) that results in the aggregate proceeds of the initial Investment (or disposition) being invested in one or more (i) Loan Parties and/or (ii) Restricted Subsidiaries that are not Loan Parties, so long as in the case of clause (ii), (A) the initial Investment (or disposition) was made by a Restricted Subsidiary that is not a Loan Party and (B) any Loan Party participating in such series of Investments (and/or dispositions) shall not have made an Investment (or disposition) in an amount in excess of the amount of proceeds such Loan Party received by way of an Investment (or disposition) by another Restricted Subsidiary in such Loan Party (except to the extent any such excess is permitted by, and reduces availability under, Section 7.02(c), (g), (l), (r), (u) and (x));

(w) Investments relating to a ~~Receivable~~Receivables Subsidiary that, in the good faith determination of the Borrower, are necessary or advisable to effect any Receivables Facility;

(x) other Investments up to an unlimited aggregate amount outstanding pursuant to this clause (x) (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) (net of any return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts); provided that, both immediately prior and after giving effect thereto, (1) no Default or Event of Default shall exist or result therefrom, and (2) the Total Net Leverage Ratio determined on a Pro Forma Basis after giving effect to such Investment as of the last day of the most recently ended Test Period for which financial statements were required to have been delivered pursuant to Section 6.01(a) or (b), as applicable, shall be no greater than

5.75 to 1.00; provided, however, that notwithstanding the foregoing, if the Total Net Leverage Ratio determined on a Pro Forma Basis after giving effect to such Investment as of the last day of the most recently ended Test Period for which financial statements were required to have been delivered pursuant to Section 6.01(a) or (b), as applicable, shall be greater than 5.75 to 1.00 and equal to or less than 6.25 to 1.00, such other Investments shall be permitted under this clause (x) so long as the aggregate amount of such Investments does not exceed the greater of (A) consolidated EBITDA for the Test Period then most recently ended for which financial statements were required to have been delivered pursuant to Section 6.01(a) or (b), as applicable, and (B) $400,000,000;

Section 7.03 Indebtedness. Neither Holdings nor any of the Restricted Subsidiaries shall directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party under the Loan Documents or any Incremental Term Loans under Separate Facility Loan Documents;

(b) (i) Indebtedness outstanding on the Closing Date and listed on Schedule 7.03(b) (as amended and restated pursuant to Amendment No. 7) and any refinancing, extension or replacement thereof and (ii) intercompany Indebtedness outstanding on the Closing Date and any refinancing thereof; provided that (x) no such intercompany Indebtedness owed to a Loan Party shall be evidenced by a promissory note unless such promissory note is pledged to the Collateral Agent in accordance with the terms of the Pledge Agreement and (y) all such Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant to subordination terms substantially in the form of Exhibit O (but only to the extent permitted by law and not giving rise to any material adverse tax consequences);

(c) Guarantees by Holdings and any Restricted Subsidiary in respect of Indebtedness of Holdings or any Restricted Subsidiary of Holdings otherwise permitted hereunder; provided that (A) no Guarantee of any Senior Notes or Junior Financing shall be permitted unless such guaranteeing party shall have also provided a Guarantee of the Obligations on the terms set forth herein and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(d) Indebtedness of Holdings or any Restricted Subsidiary owing to any Loan Party or any other Restricted Subsidiary (or issued or transferred to any direct or indirect parent of a Loan Party which is substantially contemporaneously transferred to a Loan Party or any Restricted Subsidiary of a Loan Party) to the extent constituting an Investment permitted by Section 7.02; provided that (x) no such Indebtedness owed to a Loan Party shall be evidenced by a promissory note unless such promissory note is pledged to the Collateral Agent in accordance with the terms of the Pledge Agreement and (y) all such Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant to subordination terms substantially in the form of Exhibit O (but only to the extent permitted by law and not giving rise to any material adverse tax consequences);

(e) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred by Holdings or any Restricted Subsidiary prior to or within 270 days after the acquisition, construction, repair, replacement, lease or improvement of the applicable asset; provided that at the time of incurrence thereof and after giving pro forma effect thereto, the aggregate amount of Indebtedness outstanding in reliance on this clause (e) shall not to exceed the greater of (A) $30,000,000 and (B) 1.0% of Adjusted Total Assets determined at the time of such incurrence of Indebtedness (together with any Permitted Refinancings thereof) at any time outstanding, (ii) Attributable Indebtedness arising out of Sale-Leaseback Transactions permitted by Sections 7.05(k) and (m) and (iii) any Permitted Refinancing of any of the foregoing;

(f) Indebtedness in respect of Swap Contracts designed to hedge against the Borrower’s or any Restricted Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

(g) Indebtedness of Holdings or any Restricted Subsidiary (A) assumed in connection with any Permitted Acquisition, provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition, and any Permitted Refinancing thereof, or (B) incurred to finance a Permitted Acquisition and any Permitted Refinancing thereof; provided that (w) in the case of clauses (A) and (B), such Indebtedness and all Indebtedness resulting from a Permitted Refinancing thereof is unsecured (except for (I) Liens permitted by Section 7.01(v) securing Indebtedness (together with Permitted Refinancings thereof) incurred pursuant to clause (A), so long as such Indebtedness either does not constitute Indebtedness for borrowed money or (to the extent constituting Indebtedness for borrowed money) the aggregate amount of such Indebtedness outstanding at the time of incurrence thereof and calculated on a Pro Forma Basis does not exceed 3.0% of Adjusted Total Assets, (II) Liens permitted by Section 7.01(aa) securing Indebtedness incurred pursuant to clause (A), and (III) Liens securing Incremental Term Loans as and to the extent permitted by Section 2.14), (x) in the case of clauses (A) and (B), both immediately prior and after giving effect thereto, (1) no Default or Event of Default shall exist or result therefrom (other than a Permitted Acquisition made pursuant to a legally binding commitment entered into at a time when no Default or Event of Default exists or would result therefrom), (2) the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenant set forth in Section 7.11 ~~(whether or not such covenant is applicable at such time in accordance with its terms)~~ and (3) the Fixed Charge Coverage Ratio determined on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements were required to have been delivered pursuant to Section 6.01(a) or (b), as applicable, as if such Indebtedness had been incurred on the last day of such period, shall be no less than 2.00 to 1.00 and (y) in the case of any such incurred Indebtedness under clause (B), such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date occurring six months after the final Maturity Date with respect to the Term Loans; provided, further, that at the time of incurrence thereof and after giving pro forma effect thereto, the aggregate amount of Indebtedness outstanding under clause (B) of this Section 7.03(g) by Restricted Subsidiaries that are not Loan Parties shall not exceed the greater of (x) $30,000,000 in the aggregate and (y) 2.5% of Adjusted Total Assets;

(h) Indebtedness representing deferred compensation or similar obligations to employees of Holdings or any of its Restricted Subsidiaries incurred in the ordinary course of business;

(i) Indebtedness to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings or any direct or indirect parent of the Borrower permitted by Section 7.06;

(j) Indebtedness incurred by Holdings or any of its Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case, constituting indemnification obligations or obligations in respect of purchase price (including customary earnouts) or other similar adjustments;

(k) Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts or securities accounts in the ordinary course of business;

(l) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(m) Indebtedness incurred by Holdings or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, supporting obligations, bankers’ acceptances, performance bonds, surety bonds, statutory bonds, appeal bonds, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the due date thereof;

(n) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by Holdings or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(o) the Senior Notes and any Permitted Refinancing thereof (in each case including Guarantees thereof by the Guarantors other than Holdings);

(p) [reserved];

(q) Indebtedness of the Loan Parties in an amount equal to the lesser of (x) 100.0% of the net cash proceeds received by Holdings since immediately after the Closing Date from the issue or sale of Equity Interests of Holdings or cash contributed to the capital of Holdings (in each case, other than proceeds of Disqualified Equity Interests or sales of Equity Interests to Holdings or any of its Subsidiaries) to the extent such net cash proceeds or cash have not been applied pursuant to Section 7.02(l), 7.06(g) or 7.13 and (y) $75,000,000;

(r) other Indebtedness of Holdings or any of its Restricted Subsidiaries, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed $150,000,000 at any time;

(s) Indebtedness consisting of obligations of the Borrower or any of its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions, and Permitted Acquisitions or any other Investment expressly permitted hereunder;

(t) Indebtedness of Foreign Subsidiaries; provided that at the time of incurrence thereof and calculated on a Pro Forma Basis the aggregate principal amount of Indebtedness outstanding pursuant to this clause (t) shall not exceed the greater of (i) $25,000,000 and (ii) 10.0% of the portion of Adjusted Total Assets attributable to the Foreign Subsidiaries;

(u) customary obligations in connection with sales, other dispositions and leases permitted under Section 7.05 (but not in respect of Indebtedness for borrowed money or Capitalized Lease Obligations) including indemnification obligations with respect to leases, and guarantees of collectability in respect of accounts receivable or notes receivable for up to face value;

(v) obligations of Holdings in respect of Disqualified Equity Interests in an amount not to exceed $10,000,000 at any time outstanding;

(w) Indebtedness of any Loan Party supported by a Letter of Credit in a principal amount not to exceed the face amount of such Letter of Credit;

(x) [reserved];

(y) to the extent constituting Indebtedness, Holdings and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02;

(z) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (y) above;

(aa) Credit Agreement Refinancing Indebtedness;

(bb) Permitted Parent Notes Refinancing Indebtedness and any Permitted Refinancing thereof; and

(cc) Permitted Unsecured Ratio Debt and any Permitted Refinancing thereof.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (z) above, the Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that (i) all Indebtedness outstanding under the Loan Documents will at all times be deemed to be outstanding in reliance only on the exception in clause (a) of Section 7.03, (ii) the Senior Notes will be deemed to be outstanding in reliance only on the exception in clause (o) of Section 7.03; (iii) Credit Agreement Refinancing Indebtedness will be deemed to be outstanding in reliance only on the exception in clause (aa) of Section 7.03~~;~~ and (iv) Permitted Parent Notes Refinancing Indebtedness will be deemed to be outstanding in reliance only on the exception in clause (bb) of this Section 7.03; and (v) Permitted Unsecured Ratio Debt will be deemed to be outstanding in reliance only on the exception in clause (cc) of this Section 7.03.

Section 7.04 Fundamental Changes. Neither Holdings nor any of the Restricted Subsidiaries shall merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (other than as part of the Transactions), except that:

(a) any Restricted Subsidiary may merge, amalgamate or consolidate with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction in the United States); provided that the Borrower shall be the continuing or surviving Person or (ii) one or more other Restricted Subsidiaries; provided that when any Person that is a Loan Party is merging with a Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person;

(b) (i) any Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary may liquidate or dissolve or the Borrower or any Subsidiary may change its legal form if the Borrower determines in good faith that such action is in the best interest of the Borrower and its Subsidiaries and if not materially disadvantageous to the Lenders (it being understood that in the case of any change in legal form, a Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Holdings or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must be a Guarantor or the Borrower or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 (other than Section 7.02(e)) and 7.03, respectively;

(d) so long as no Default or Event of Default exists or would result therefrom, the Borrower may merge with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the Laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Company shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guarantee shall apply to the Successor Company’s obligations under the Loan Documents, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement, the Pledge Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, (E) if reasonably requested by the Administrative Agent, each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Administrative Agent) confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, and (F) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Borrower under this Agreement;

(e) so long as no Event of Default exists or would result therefrom (in the case of a merger involving a Loan Party), any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted

Subsidiary or the Borrower, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11 to the extent required pursuant to the Collateral and Guarantee Requirement;

(f) Holdings and the Restricted Subsidiaries may consummate the Acquisition, the Repurchase Merger, related transactions contemplated by the Purchase Agreement (and documents related thereto) and the Transactions; and

(g) so long as no Event of Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05.

Section 7.05 Dispositions. Neither Holdings nor any of the Restricted Subsidiaries shall, directly or indirectly, make any Disposition or enter into any agreement to make any Disposition (other than (i) as part of or in connection with the Transaction or (ii) if the consummation thereof is made expressly subject to a consent, waiver or amendment hereunder), except:

(a) (i) Dispositions of obsolete, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions in the ordinary course of business of property no longer used or useful in the conduct of the business of Holdings or any of its Restricted Subsidiaries and (ii) Dispositions of property no longer used or useful in the conduct of the business of Holdings and its Restricted Subsidiaries outside the ordinary course of business (and for consideration complying with the requirements applicable to Dispositions pursuant to clause (j) below) in an aggregate amount not to exceed $25,000,000;

(b) Dispositions of inventory, goods held for sale in the ordinary course of business and immaterial assets (including allowing any registrations or any applications for registration of any intellectual property to lapse or go abandoned) in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions of property to Holdings or any Restricted Subsidiary; provided that if the transferor of such property is a Loan Party, (i) the transferee thereof must be a Loan Party or (ii) if such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

(e) to the extent constituting Dispositions, the granting of Permitted Liens, the making of Investments permitted by Section 7.02, mergers, consolidations and liquidations permitted by Section 7.04 (other than Section 7.04(g)) and Restricted Payments permitted by Section 7.06;

(f) Dispositions made on the Closing Date to consummate the Transactions;

(g) Dispositions of cash and Cash Equivalents;

(h) leases, subleases, licenses or sublicenses (including the provision of software or the licensing of other intellectual property rights) and terminations thereof, in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(i) transfers of property subject to Casualty Events;

(j) Dispositions of property not otherwise permitted under this Section 7.05 in an aggregate amount during the term of this Agreement not to exceed 30.0% of Adjusted Total Assets at the time any Disposition is made pursuant to this clause (j); provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default or Event of Default exists), no Default or Event of Default shall exist or would result from such Disposition, and (ii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $5,000,000, Holdings or any of its Restricted Subsidiaries shall receive not less than 75.0% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a), (e), (f), (k), (l), (p), (q) and (aa)); provided, however, that for the purposes of this clause (j)(ii), the following shall be deemed to be cash: (A) any liabilities (as shown on Holdings’ most recent balance sheet provided hereunder or in the footnotes thereto) of Holdings or such Restricted Subsidiary associated with the assets or Restricted Subsidiary sold in such Disposition that are assumed by the transferee with respect to the applicable Disposition and for which Holdings and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by Holdings or the applicable Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition, and (C) any Designated Non-cash Consideration received by Holdings or such Restricted Subsidiary in such Disposition having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) (other than securities received and not yet liquidated pursuant to clause (B) that are at that time outstanding), not to exceed 2.5% of Adjusted Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value;

(k) Dispositions listed on Schedule 7.05(k) (as amended and restated pursuant to Amendment No. 7);

(l) Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business;

(m) Dispositions of property pursuant to Sale-Leaseback Transactions; provided that (i) the fair market value of all property so Disposed of after the Closing Date shall not exceed $25,000,000, or (ii) the property subject to such Sale-Leaseback Transaction is the Borrower Corporate Headquarters, provided that (A) to the extent that the aggregate amount of Net Proceeds received by Holdings or a Restricted Subsidiary from such Disposition pursuant to this Section 7.05(m)(ii) is less than or equal to $50,000,000, all such Net Proceeds may be applied to prepayment of the Parent Notes, and (B) to the extent that the aggregate amount of Net Proceeds received by Holdings or a Restricted Subsidiary from such Disposition pursuant to this Section 7.05(m)(ii) exceeds $50,000,000, all Net Proceeds in excess of such amount shall be applied to prepay Term Loans in accordance with Section 2.05(b)(ii) and may not be reinvested in the business of Holdings or a Restricted Subsidiary;

(n) any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater value or usefulness to the business of Holdings and its Subsidiaries as a whole, as determined in good faith by the management of the Borrower;

(o) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(p) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(q) the unwinding of any Swap Contracts pursuant to its terms;

(r) terminations of leases, subleases, licenses and sublicenses in the ordinary course of business;

(s) sales of non-core assets acquired in connection with Permitted Acquisitions or other Investments; provided that the aggregate amount of such sales shall not exceed 25.0% of the fair market value of the acquired entity or business;

(t) sales of Receivables Assets, or participations therein, in connection with any Receivables Facility;

(u) the transfer of Equity Interests of (x) Vail, Trans Union de Puerto Rico, Inc., Trans Union S.A., Trans Union Central America, S.A. and Credit Information Bureau (India) Ltd. and (y) other Foreign Subsidiaries which are direct Subsidiaries of Loan Parties and which have a fair market value not to exceed $150,000,000 in the aggregate for all such Foreign Subsidiaries, in each case to Dutch Holdco, so long as 65.0% of the voting Equity Interests and 100.0% of the non-voting Equity Interests of Dutch Holdco are pledged to the Administrative Agent for the benefit of the Secured Parties pursuant to the Dutch Pledge Agreement or the New Dutch Pledge Agreement, as the case may be; and

(v) the transfer by one or more Loan Parties of IP Rights which have been modified for use by one or more Foreign Subsidiaries in a particular jurisdiction outside of the United States (“Modified IP Rights”) to Dutch Holdco, so long as (x) such Loan Party receives cash in an amount equal to the fair market value of the Modified IP Rights so transferred, (y) the rights to the unmodified, or “base”, IP Rights remain with a Loan Party and (z) 65.0% of the voting Equity Interests and 100.0% of the non-voting Equity Interests of Dutch Holdco are pledged to the Administrative Agent for the benefit of the Secured Parties pursuant to the Dutch Pledge Agreement or the New Dutch Pledge Agreement, as the case may be;

provided that any Disposition of any property pursuant to Section 7.05(j) or (m) shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold or transferred free and clear of the Liens created by the Loan Documents (including the assets of any Subsidiary when the Equity Interests of such Subsidiary are being Disposed of as permitted hereunder), and the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Section 7.06 Restricted Payments~~.~~.

Neither Holdings shall, nor shall Holdings permit any of its Restricted Subsidiaries to, directly or indirectly, declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to the Borrower, and other Restricted Subsidiaries of the Borrower (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) Holdings and each Restricted Subsidiary may declare and make dividend payments or other Restricted Payments payable solely in Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;

(c) [reserved];

(d) to the extent constituting Restricted Payments, Holdings and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02 (other than Section 7.02(e)), Section 7.04, Section 7.05 or Section 7.08 (other than Section 7.08(f));

(e) repurchases of Equity Interests in Holdings (or any direct or indirect parent thereof) or any Restricted Subsidiary of Holdings deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(f) the Borrower and each Restricted Subsidiary may pay (or make Restricted Payments to allow Holdings or any other direct or indirect parent thereof to pay, which payment by Holdings is hereby permitted) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of such Restricted Subsidiary (or of Holdings or any other such direct or indirect parent thereof), including any Indebtedness permitted pursuant to Section 7.03(i), by any future, present or former employee, officer, director, manager or consultant of such Restricted Subsidiary (or Holdings or any other direct or indirect parent of such Restricted Subsidiary) or any of its Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or pursuant to any employee, manager or director equity plan, employee, manager or director stock option plan or any other employee, manager or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, officer or consultant of such Restricted Subsidiary (or Holdings or any other direct or indirect parent thereof) or any of its Restricted Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this clause (f) shall not exceed $10,000,000 (which shall increase to $20,000,000 subsequent to the consummation of a Qualified IPO of the Borrower or any direct or indirect parent thereof, as the case may be) in any calendar year (with unused amounts in any calendar year being carried over to the next succeeding calendar year subject to a maximum (without giving effect to the following proviso) of $20,000,000 in any calendar year (which shall increase to $40,000,000 subsequent to the consummation of a Qualified IPO of the Borrower or any direct or indirect parent thereof, as the case may be)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(i)~~(i)~~ to the extent contributed to Holdings, the Net Proceeds from the sale of Equity Interests of any of Holdings’ direct or indirect parent companies, in each case to members of management, managers, directors or consultants of Holdings, the Borrower, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date; plus

(ii)~~(ii)~~ the ~~Cash Proceeds~~cash proceeds of key man life insurance policies received by Holdings or its Restricted Subsidiaries; less

(iii)~~(iii)~~ the amount of any Restricted Payments previously made with the cash proceeds described in clauses (i) and (ii) of this Section 7.06(f);

(g) if Holdings is in compliance with the covenant set forth in Section 7.11 ~~(whether or not such covenant is applicable at such time in accordance with its terms)~~ on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements were required to have been delivered pursuant to Section 6.01(a) or (b), as applicable, as if such Restricted Payment had been made on the last day of such four quarter period, then Holdings may make Restricted Payments in an aggregate amount equal to the portion, if any, of the Available Additional Basket on such date that the Borrower elects to apply to this paragraph, such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Available Additional Basket immediately prior to such election and the amount thereof elected to be so applied; provided that with respect to any Restricted Payment made pursuant to this Section 7.06(g), (x) no Event of Default has occurred and is continuing or would result therefrom and (y) immediately after giving effect to such Restricted Payment on a Pro Forma Basis, the Borrower could incur $1.00 of additional Indebtedness and maintain compliance with a Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable) of no less than 2.00:1.00;

(h) the Borrower or any of its Restricted Subsidiaries may make Restricted Payments to Holdings or any direct or indirect parent of Holdings, an Affiliate (other than an Unrestricted Subsidiary) which is the common parent of a consolidated, combined or unitary group for tax purposes that includes Borrower or any of its Restricted Subsidiaries, as applicable:

(i)~~(i)~~ to pay its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are incurred in the ordinary course of business and attributable to the ownership or operations of Holdings and its Restricted Subsidiaries so long as allocable to such entity in accordance with GAAP, Transaction Expenses and any indemnification claims made by directors or officers of such parent attributable to the ownership or operations of Holdings and its Restricted Subsidiaries;

(ii)~~(ii)~~ the proceeds of which shall be used to pay franchise taxes and other fees, taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence;

(iii)~~(iii)~~ the proceeds of which shall be used to pay federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Borrower and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided, that in each case, the amount of such payments with respect to any taxable period does not exceed the amount that the Borrower, its Restricted Subsidiaries and its Unrestricted Subsidiaries, as applicable, would be required to pay in respect of federal, state, and local taxes with respect to such taxable period were the Borrower, its Restricted Subsidiaries and its Unrestricted Subsidiaries, as applicable, to pay such taxes separately from any such parent entity; provided further, (1) in the case of any payment being made that is solely permitted as a result of this Section 7.06(h)(iii) with respect to a tax for which the Borrower and its Restricted Subsidiaries are members of the same consolidated, combined or similar income tax group (a “Tax Group”), then the amount of such payment permitted under this section shall not exceed the amount that the Borrower and its Restricted Subsidiaries would have been required to pay as a stand-alone Tax Group and (2) the amount of any payment permitted under this Section 7.06(h)(iii) shall be reduced by any portion of such income taxes directly paid to the relevant Governmental Authority by the Borrower or any of its Restricted Subsidiaries;

(iv)~~(iv)~~ the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of Holdings or any direct or indirect parent company of Holdings to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and the other Restricted Subsidiaries;

(v)~~(v)~~ the proceeds of which shall be used to pay customary costs, fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering or investment permitted by this Agreement;

(vi)~~(vi) [reserved];~~ the proceeds of which shall be applied to finance the repayment or redemption of a portion of the Parent Notes that remain outstanding upon consummation of the TransUnion IPO (and after the application of the proceeds thereof), with the proceeds of (x) the 2015 Term A Loans, (y) up to $100,000,000 of Revolving Credit Loans and (z) any cash on hand of Holdings and its Subsidiaries as of such repayment or redemption date other than Restricted Cash;

(vii) to enable Holdings to make payments pursuant to Sections 7.05(m), 7.06(g), 7.06(i) or 7.08(j);

(viii) to finance any Investment by Holdings permitted to be made pursuant to Section 7.02; and

(ix) to finance the substantially simultaneous repayment of Parent Notes with the proceeds of any Permitted Parent Notes Refinancing Indebtedness incurred pursuant to Section 7.03(bb).

(i) payments made or expected to be made by Holdings or any of the Restricted Subsidiaries in respect of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options;

(j) after a Qualified IPO, (i) any Restricted Payment by the Borrower or any other direct or indirect parent of the Borrower to pay listing fees and other costs and expenses attributable to being a publicly traded company and (ii) Restricted Payments of up to 6.0% per annum of the net proceeds received by (or contributed to) Holdings and its Restricted Subsidiaries from such Qualified IPO;

(k) notwithstanding anything to the contrary in any Loan Document, (i) the Borrower may make regularly scheduled payments of interest on the Senior Notes, or any Junior Financing, and may make any payments required by the terms of such Indebtedness in order to avoid the application of Section 163(e)(5) of the Code to such Indebtedness and (ii) Holdings may declare and make Restricted Payments to permit Parent to make regularly scheduled payments of interest on the Parent Notes;

(l) distributions or payments of Receivables Fees and purchase of any assets in connection with a Receivables Facility; and

(m) Holdings and each Restricted Subsidiary may declare and make additional Restricted Payments up to an unlimited amount; provided that, both immediately prior and after giving effect thereto, (i) no Default or Event of Default shall exist or result therefrom, and (ii) the Total Net Leverage Ratio determined on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements were required to have been delivered pursuant to Section 6.01(a) or (b), as applicable, as if such dividend had been paid on the last day of such Test Period, shall be no greater than 4.75 to 1.00.

Section 7.07 Change in Nature of Business. Holdings shall not, nor shall Holdings permit any of the Restricted Subsidiaries to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by Holdings and the Restricted Subsidiaries on the Closing Date or any business reasonably related, complementary, synergistic or ancillary thereto (including related, complementary, synergistic or ancillary technologies) or reasonable extensions thereof.

Section 7.08 Transactions with Affiliates. Neither Holdings shall, nor shall Holdings permit any of the Restricted Subsidiaries to, directly or indirectly, enter into any transaction of any kind with any Affiliate of Holdings, whether or not in the ordinary course of business, other than (a) transactions among Holdings and its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction, (b) on terms substantially as favorable to Holdings or such Restricted Subsidiary as would be obtainable by Holdings or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) the

Transactions and the payment of fees and expenses (including Transaction Expenses) as part of or in connection with the Transactions, (d) the issuance of Equity Interests to any officer, director, employee or consultant of Holdings or any of its Restricted Subsidiaries in connection with the Transactions, (e) Restricted Payments permitted under Section 7.06, (f) loans and other transactions among Holdings and its Subsidiaries and joint ventures (to the extent any such Subsidiary that is not a Restricted Subsidiary or any such joint venture is only an Affiliate as a result of Investments by Holdings and its Restricted Subsidiaries in such Subsidiary or joint venture) to the extent otherwise permitted under this Article VII, (g) employment and severance arrangements between Holdings and its Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business, (h) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of Holdings and its Restricted Subsidiaries (or any direct or indirect parent of Holdings) in the ordinary course of business to the extent attributable to the ownership or operation of Holdings and its Restricted Subsidiaries, (i) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (j) so long as no Event of Default has occurred and is continuing, (x) the payment of management, consulting, monitoring and advisory fees and related expenses to the Permitted Holders in an amount not to exceed $5,000,000 in the aggregate in any calendar year and (y) payments by Holdings or any of its Restricted Subsidiaries to any of the Permitted Holders made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of the Borrower in good faith, (k) payments by Holdings or any of its Subsidiaries pursuant to any tax sharing agreements with any direct or indirect parent of Holdings to the extent attributable to the ownership or operation of Holdings and the Subsidiaries, but only to the extent permitted by Section 7.06(h)(iii) and entering into any tax sharing agreements that would only require payments otherwise permitted by Section 7.06(h)(iii), (l) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of Holdings to any Permitted Holder or to any former, current or future director, manager, officer, employee or consultant (or any Affiliate of any of the foregoing) of the Borrower, any of its Subsidiaries or any direct or indirect parent thereof, (m) transactions with customers, clients, joint venture partners, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to Holdings and the Restricted Subsidiaries, in the reasonable determination of the board of directors or the senior management of the Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, (n) any payments required to be made pursuant to the Purchase Agreement, (o) the Transactions, (p) the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to shareholders pursuant to the Shareholder Agreement and (q) any transaction with a Receivables Subsidiary effected as part of a Receivables Facility, including sales of Receivables Assets, or participations therein.

Section 7.09 Burdensome Agreements. Holdings shall not, nor shall Holdings permit any of the Restricted Subsidiaries to, enter into or permit to exist any Contractual Obligation (other than this Agreement, any other Loan Document or any Separate Facility Loan Document) that limits the ability of (a) any Restricted Subsidiary of Holdings that is not a Guarantor to make Restricted Payments to Holdings or any Guarantor or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i) (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, or any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing is not (taken as a whole) materially less favorable to the Lenders, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of Holdings, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of Holdings; provided, further that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.14, (iii) represent Indebtedness of a Restricted Subsidiary of the Borrower which is not a Loan Party which is permitted by Section 7.03, (iv) arise in connection with any Disposition permitted by Section 7.04 or 7.05 and relate solely to the assets or Person subject to such Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property (and proceeds or products thereof) financed by such Indebtedness, (vii) are customary restrictions in leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e), (g) or (r) and to the extent that such restrictions apply only to the property or assets (and proceeds or products thereof) securing such Indebtedness or to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting, assignment or transfer of any lease governing a leasehold interest of Holdings or any Restricted Subsidiary, (x) are customary provisions restricting assignment, license or transfers of any agreement entered into in the ordinary course of business, (xi) are restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (xii) are customary restrictions contained in the Senior Note Documents or the documents governing any Permitted Junior Refinancing Debt, Permitted Pari Passu Refinancing Debt, Permitted Unsecured Refinancing Indebtedness or Permitted Parent Notes Refinancing Indebtedness, or the documents governing any Permitted Refinancing Indebtedness in respect of any of the foregoing, (xiii) arise in connection with cash or other deposits permitted under Sections 7.01 and 7.02 and limited to such cash or deposit, (xiv) are restrictions regarding licensing or sublicensing by

Holdings and its Restricted Subsidiaries of intellectual property in the ordinary course of business, (xv) are restrictions on cash earnest money deposits in favor of sellers in connection with acquisitions not prohibited hereunder or (xvi) are restrictions and conditions under the terms of the documentation governing any Receivables Facility that in the good faith determination of Holdings or the Borrower are necessary or advisable to effect such Receivables Facility.

Section 7.10 Use of Proceeds. The proceeds of the Term Loans incurred pursuant to Amendment No. 8 shall be for the purposes specified therein, which include the refinancing of the Term Loans existing immediately prior to the Amendment No. 8 Effective Date and the paying of fees and expenses incurred in connection therewith. The proceeds of the 2015 Term A Loans incurred pursuant to Amendment No. 9 shall be for the purposes specified therein, including for Restricted Payments permitted pursuant to Section 7.06(h)(vi). Revolving Credit Loans and Letters of Credit issued hereunder shall be for general corporate purposes and working capital of the Borrower and its Subsidiaries, and any other purpose not prohibited by this Agreement.

Section 7.11 ~~Financial Covenant~~Financial Covenant.

Senior Secured Net Leverage Ratio. Except with the written consent of the Required ~~Revolving Credit~~Pro Rata Lenders, Holdings shall not permit the Senior Secured Net Leverage Ratio as of the last day of any Test Period to be greater than ~~6.00~~6.50 to 1.00.

~~Notwithstanding the foregoing, this Section 7.11 shall be in effect (and shall only be in effect) (x) when the aggregate amount of Swing Line Loans, Letters of Credit (excluding up to an aggregate amount of $20,000,000 of outstanding Letters of Credit) and/or Revolving Credit Loans exceeds 30.0% of the aggregate amount of Revolving Credit Commitments then in effect and (y) if the aggregate amount of Swing Line Loans, Letters of Credit (excluding up to an aggregate amount of $20,000,000 of outstanding Letters of Credit) and/or Revolving Credit Loans exceeds 30.0% of the aggregate amount of Revolving Credit Commitments then in effect, when determining whether a Default or Event of Default exists for purposes of Section 4.01 in connection with the incurrence or issuance of a Swing Line Loan, Letter of Credit and/or Revolving Credit Loan (it being understood that in all cases calculation of compliance with this Section 7.11 shall be determined as of the last day of each Test Period).~~

Section 7.12 Accounting Changes. Holdings shall not make any change in its fiscal year; provided, however, that Holdings may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, Holdings and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 7.13 Prepayments, Etc. of Indebtedness. (a) Holdings shall not, nor shall Holdings permit any of the Restricted Subsidiaries to, directly or indirectly, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled interest or

AHYDO payments shall be permitted) the Senior Notes, any Indebtedness constituting a Permitted Refinancing of the Senior Notes, any Indebtedness constituting Permitted Junior Refinancing Debt, Permitted Unsecured Refinancing ~~Indebtedness~~Debt or Permitted Parent Notes Refinancing Indebtedness, loans outstanding under a Junior Lien Incremental Facility or an Unsecured Incremental Facility, any subordinated Indebtedness incurred under Section 7.03(g), any other Indebtedness that is required to be contractually subordinated to the Obligations pursuant to the terms of the Loan Documents (collectively, “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) the refinancing or exchange thereof with the Net Proceeds of any Indebtedness constituting a Permitted Refinancing; provided that if such Indebtedness was originally incurred under Section 7.03(g), such Permitted Refinancing is permitted pursuant to Section 7.03(g), (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parents, and (iii) so long as no Event of Default has occurred and is continuing or would result therefrom, prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed $25,000,000 plus, if the Senior Secured Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements were required to have been delivered pursuant to Section 6.01(a) or (b), as applicable, as if such prepayment, redemption, purchase, defeasance or other payment in respect of Junior Financings had been made on the last day of such four quarter period, is less than or equal to 3.00 to 1.00, the portion, if any, of the Available Additional Basket on such date that the Borrower elects to apply to this paragraph, such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Available Additional Basket immediately prior to such election and the amount thereof elected to be so applied.

(b) Holdings shall not, nor shall it permit any of the Restricted Subsidiaries to, directly or indirectly, amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Financing Documentation, (other than intercompany indebtedness) without the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that nothing in this Section 7.13(b) shall prohibit Holdings and its Restricted Subsidiaries from refinancing, replacing, renewing or exchanging any such Junior Financing, to the extent otherwise permitted by Section 7.13(a).

Section 7.14 Permitted Activities. Holdings shall not engage in any material operating or business activities; provided that the following shall be permitted in any event: (i) its ownership of the Equity Interests of the Borrower and other Subsidiaries and activities incidental or reasonably related thereto, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Loan Documents, the Separate Facility Loan Documents and any other Indebtedness or the Purchase Documents, (iv) any public offering of its common stock or any other issuance or sale of its Equity Interests (and activities related to an entity being public) or making of any Restricted Payments or Investments permitted hereunder, (v) financing activities, including the issuance of securities, incurrence of debt, payment of dividends, making contributions to the capital of the Borrower and guaranteeing the obligations of the Borrower, (vi) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower, (vii) holding any cash or property (but not operating any property), (viii) providing indemnification to officers, managers and directors and (ix) any activities incidental or reasonably related to the foregoing. Holdings shall not incur any consensual Liens on Equity Interests of the Borrower other than those for the benefit of the Obligations.

ARTICLE VIII

Events ~~Of~~of Default and Remedies

Section 8.01 Events of Default. Any of the following from and after the Closing Date shall constitute an event of default (an “Event of Default”):

(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. Holdings or the Borrower fails to perform or observe any term, covenant or agreement contained in:

(i) any of Sections 6.03(a) or 6.05(a) (solely with respect to the Borrower) or Article VII (other than Section 7.11); or

(ii) Section 7.11; provided that an Event of Default under this clause (ii) is subject to cure pursuant to Section 8.05; provided, further, that an Event of Default under this clause (ii) shall not constitute an Event of Default for purposes of any 2015 Term B-2 Loan unless and until both (x) a period of 30 consecutive days has elapsed since the first date on which the ~~Revolving Credit~~Required Pro Rata Lenders would be entitled under this Agreement to declare all outstanding obligations under the ~~Revolving Credit Facility~~Pro Rata Facilities, to be immediately due and payable as a result of Holdings’ or the Borrower’s failure to perform or observe any term, covenant or agreement contained in Section 7.11 and (y) at the end of such 30 consecutive day period, the ~~Revolving Credit~~Required Pro Rata Lenders have actually declared all such obligations to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded ~~on or before such date~~; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent or the Required Lenders to the Borrower; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Holdings or any other Loan Party herein, in any other Loan Document, or in any other report or certificate required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an outstanding aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided further that this clause (e)(B) shall not apply if such failure is remedied or waived by the holders of such Indebtedness prior to any termination of the Revolving Credit Commitments or acceleration of the Loans pursuant to Section 8.02; or

(f) Insolvency Proceedings, Etc. Any Loan Party or, subject to Section 8.03, any Restricted Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or, subject to Section 8.03, any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of Holdings and the Restricted Subsidiaries, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by (i) independent third party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage or (ii) other third party indemnities from financially sound investment grade indemnifying parties (or other parties reasonably acceptable to the Administrative Agent)) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

(j) Change of Control. There occurs any Change of Control; or

(k) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.02 of the Original Credit Agreement, Sections 4.03, 6.11 or 6.13 hereof shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement or as a result of acts or omissions by the Administrative Agent or Collateral Agent or any Lender) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Permitted Liens, (i) except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and (ii) except as to Collateral consisting of Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or

(l) ERISA. (i) An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of a Loan Party, a Restricted Subsidiary or any ERISA Affiliate in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, (ii) there is or arises an Unfunded Pension Liability (taking into account only Pension Plans with positive Unfunded Pension Liability) that could reasonably be expected to result in a Material Adverse Effect or (iii) a Loan Party, any Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect.

Section 8.02 Remedies upon Event of Default~~.~~.

(a) ~~(a)~~ If any Event of Default occurs and is continuing (other than an Event of Default under Section 8.01(b)(ii) unless the conditions of the second proviso contained therein have been satisfied), the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

(i) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(iii) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(iv) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

(b) Subject to the first proviso in Section 8.01(b)(ii), if any Event of Default under Section 8.01(b)(ii) occurs and is continuing, the Administrative Agent may and, at the request of the Required ~~Revolving Credit~~Pro Rata Lenders, shall take any or all of the following actions:

(i) declare the commitment of each Revolving Credit Lender to make Revolving Credit ~~Loans and Swing Line~~ Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Revolving Credit Loans ~~and Swing Line Loans~~, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document under or in respect of the Revolving Credit Facility to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(iii) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof);

(iv) declare the commitment of each 2015 Term A Lender to make 2015 Term A Loans to be terminated, whereupon such commitments shall be terminated;

(v) declare the unpaid principal amount of all outstanding 2015 Term A Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document under or in respect of the 2015 Term A Facility to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(vi) ~~(iv)~~ exercise on behalf of itself and the ~~Revolving Credit~~Pro Rata Lenders all rights and remedies available to it and the ~~Revolving Credit~~Pro Rata Lenders under the Loan Documents or applicable Laws, in each case, under or in respect of ~~the Revolving Credit Facilities~~each Pro Rata Facility.

Section 8.03 Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default or Event of Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Restricted Subsidiary affected by any event or circumstances referred to in any such clause that did not, as of the last day of the most recent completed fiscal quarter of Holdings, have assets with a fair market value in excess of 5.0% of Adjusted Total Assets (it being agreed that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied).

Section 8.04 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Secured Obligations shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent or the Collateral Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest and fees on the Loans, Commitments, Letters of Credit and L/C Borrowings, and any fees, premiums and scheduled periodic payments due under Cash Management Obligations or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit), and any breakage, termination or other payments under Cash Management Obligations or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Secured Obligations of the Borrower that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Secured Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Secured Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit in the L/C Cash Collateral Account after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above and, if no Secured Obligations remain outstanding, to the Borrower as applicable.

Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

Section 8.05 Borrower’s Right to Cure. (a) Notwithstanding anything to the contrary contained in Section 8.01 or 8.02, in the event of any Event of Default or potential Event of Default under the covenant set forth in Section 7.11 and at any time until the expiration of the tenth (10th) day after the date on which financial statements are required to be delivered with respect to the applicable fiscal quarter hereunder, the Permitted Holders (or any other Person so long as no Change of Control results therefrom) may make a Specified Equity Contribution to Holdings, and Holdings may apply the amount of the net cash proceeds thereof to increase Consolidated EBITDA with respect to such applicable quarter; provided that such net cash proceeds (i) are actually received by the Borrower as cash common equity (including through capital contribution of such net cash proceeds to the Borrower) no later than ten (10) days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder and (ii) are Not Otherwise Applied. The parties hereby acknowledge that this Section 8.05(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.11 and shall not result in any adjustment to any amounts other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence.

(b) (i) In each period of four consecutive fiscal quarters, there shall be at least two fiscal quarters in which no Specified Equity Contribution is made, (ii) no more than four Specified Equity Contributions will be made in the aggregate during the term of this Agreement, (iii) the amount of any Specified Equity Contribution shall be no more than the amount required to cause Holdings to be in Pro Forma Compliance with Section 7.11 for any applicable period and (iv) there shall be no pro forma reduction in Indebtedness with the proceeds of any Specified Equity Contribution for determining compliance with Section 7.11 for the fiscal quarter immediately prior to the fiscal quarter in which such Specified Equity Contribution was made.

ARTICLE IX

Administrative Agent and Other Agents

Section 9.01 Appointment and Authorization of Agents. (a) The Lenders hereby irrevocably designate and appoint DBNY as Administrative Agent to act as specified herein and in the other Loan Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its respective duties hereunder by or through its Agent-Related Persons.

(b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c) Each of the Secured Parties hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or in trust for) such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article IX for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.06, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02 Nature of Duties. (a) No Agent-Related Person shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents. No Agent-Related Person shall be liable for any action taken or omitted by it or them hereunder or under any other Loan Document or in connection herewith or therewith, unless caused by its or their gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of each Agent-Related Person shall be mechanical and administrative in nature; no Agent-Related Person shall have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent-Related Person any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.

(b) Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, the Syndication Agent, the Documentation Agents, and the Arrangers are named as such for recognition purposes only, and in their capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Loan Documents or the transactions contemplated hereby and thereby. Without limitation of the foregoing, the Syndication Agent, the Documentation Agents and the Arrangers shall not, solely by reason of this Agreement or any other Loan Documents, have any fiduciary relationship in respect of any Lender or any other Person.

Section 9.03 Lack of Reliance on Agent-Related Persons. Independently and without reliance upon any Agent-Related Person, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, no Agent-Related Person shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent-Related Person shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Loan Document or the financial condition of Holdings or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of Holdings or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

Section 9.04 Certain Rights of Agent-Related Persons. If any Agent-Related Person requests instructions from the Required Lenders (or where expressly required or permitted by the terms of this Agreement, a greater or other proportion of the Lenders) with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, such Agent-Related Person shall be entitled to refrain from such act or taking such action unless and until such Agent-Related Person shall have received instructions from the Required Lenders (or where expressly required or permitted by the terms of this Agreement, a greater or other proportion of the Lenders); and such Agent-Related Person shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against any Agent-Related Person as a result of such Agent-Related Person acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders (or where expressly required or permitted by the terms of this Agreement, a greater or other proportion of the Lenders).

Section 9.05 Reliance. (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed in good faith to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent (which may include counsel to Holdings or its Subsidiaries).

(b) For purposes of determining compliance with the conditions specified in Section 4.02 of the Original Credit Agreement with respect to Credit Extensions on the Closing Date or Section 4.01 hereof, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 9.06 Indemnification. To the extent an Agent-Related Person is not reimbursed and indemnified by the Borrower, and without relieving the Borrower of its obligation to do so, the Lenders will reimburse and indemnify such Agent-Related Person in proportion to their respective “percentage” as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent-Related Person in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from an Agent-Related Person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

Section 9.07 Agents in their Individual Capacities. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, each Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Required Lenders,” “Required ~~Class Lenders~~ Pro Rata Lenders,” “Required Revolving Credit Lenders”, “Required Term A Lenders”, “Required Term B-2 Lenders,” or any similar terms shall, unless the context clearly indicates otherwise, include each Agent in its respective individual capacities. Each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Loan Party or any Affiliate of any Loan Party (or any Person engaged in a similar business with any Loan Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party or any Affiliate of any Loan Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

Section 9.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

Section 9.09 Resignation by the Agents. (a) Each of the Administrative Agent and the Collateral Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Loan Documents at any time by giving fifteen (15) Business Days’ prior written notice to the Lenders and, unless a Default or an Event of Default under Section 8.01(f) or (g) then exists, the Borrower. Any such resignation by an Administrative Agent hereunder shall also constitute its resignation as an L/C Issuer ~~and the Swing Line Lender~~, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit ~~or make any additional Swing Line Loans~~ hereunder upon effectiveness of such resignation and (y) shall maintain all of its rights as an L/C Issuer ~~or Swing Line Lender, as the case may be,~~ with respect to any Letters of Credit issued by it~~, or Swing Line Loans made by it,~~ prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent or successor Collateral Agent, as the case may be, pursuant to clauses (b) and (c) below or as otherwise provided below.

(b) Upon any such notice of resignation by the Administrative Agent or the Collateral Agent, the Required Lenders shall appoint a successor Administrative Agent or a successor Collateral Agent, as the case may be, hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower’s approval shall not be required if an Event of Default under Section 8.01(a) or a Default or Event of Default under Section 8.01(f) or (g) then exists).

(c) If a successor Administrative Agent or a successor Collateral Agent, as the case may be, shall not have been so appointed within such fifteen (15) Business Day period, the Administrative Agent or the Collateral Agent, as the case may be, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower’s consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent or a successor Collateral Agent, as the case may be, who shall serve as Administrative Agent or Collateral Agent, as the case may be, hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent or a successor Collateral Agent, as the case may be, as provided above.

(d) If no successor Administrative Agent or Collateral Agent, as the case may be, has been appointed pursuant to clause (b) or (c) above by the twentieth (20th) Business Day after the date such notice of resignation was given by the Administrative Agent or the Collateral Agent, as the case may be, the Administrative Agent’s resignation or the Collateral Agent’s resignation, as the case may be, shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent or the Collateral Agent, as the case may be, hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(e) Upon a resignation of the Administrative Agent or the Collateral Agent pursuant to this Section 9.09, the Administrative Agent or the Collateral Agent, as the case may be, shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Article IX (and the analogous provisions of the other Loan Documents) shall continue in effect for the benefit of the Administrative Agent or the Collateral Agent, as the case may be, for all of its actions and inactions while serving as the Administrative Agent or the Collateral Agent, as the case may be.

Section 9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower or the Collateral Agent) shall be (to the fullest extent permitted by mandatory provisions of applicable Law) entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Collateral Agent and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Collateral Agent and the Administrative Agent and their respective agents and counsel and all other amounts due to the Lenders, the Collateral Agent and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, curator, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent or the Collateral Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent or the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent or the Collateral Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11 Collateral and Guaranty Matters. (a) Each Lender authorizes and directs the Collateral Agent to enter into the Collateral Documents for the benefit of the Lenders and the other Secured Parties. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to the occurrence and continuance of an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to create, perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Collateral Documents.

(b) The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Aggregate Commitments and payment and satisfaction of all of the Obligations (other than contingent obligations not then due and payable) at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than a Loan Party) upon the sale or other disposition thereof in compliance with Section 7.05, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 10.01), (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (e) below, or (v) as otherwise may be expressly provided in the relevant Collateral Documents. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 9.11.

(c) The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 9.11 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(d) The Collateral Agent is authorized to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document on any assets that are excluded from the Collateral.

(e) The Lenders irrevocably agree that any Guarantor shall be automatically released from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary (other than pursuant to (i) clause (a) of the definition thereof unless such Restricted Subsidiary ceases to be a Restricted Subsidiary or (ii) clause (b) of the definition thereof unless, in the case of this subclause (ii), the Borrower delivers a written request to the Administrative Agent for such release and no Default or Event of Default has occurred and is continuing at such time) as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the Senior Notes or any Junior Financing.

(f) (x) The Collateral Agent may, without any further consent of any Lender, enter into or amend an intercreditor agreement with the collateral agent or other representatives of the holders of Indebtedness that is permitted to be secured by a Lien on the Collateral ranking junior to the Lien securing the Obligations that is permitted by Section 7.03, (y) the Collateral Agent may rely exclusively on a certificate of a Responsible Officer of the Borrower as to whether any such other Liens are permitted and (z) any intercreditor agreement entered into by the Collateral Agent shall be binding on the Secured Parties.

(g) The Lenders hereby authorize the Collateral Agent to release the security interest granted in the Equity Interests of Vail pursuant to the Dutch Pledge Agreement upon the transfer of such Equity Interests in compliance with Section 7.05(u).

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent or the Collateral Agent will (and each Lender irrevocably authorizes the Administrative Agent and the Collateral Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as the Borrower may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

Section 9.12 Delivery of Information. No Agent shall be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Loan

Party, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Loan Document except (i) as specifically provided in this Agreement or any other Loan Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of such Agent at the time of receipt of such request and then only in accordance with such specific request.

Section 9.13 Appointment of Supplemental Agents. (a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent or the Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent and the Collateral Agent are hereby authorized to appoint an additional individual or institution selected by the Administrative Agent or the Collateral Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).

(b) In the event that the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Agent, as the context may require.

(c) Should any instrument in writing from any Loan Party be required by any Supplemental Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to it or its such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Agent.

Section 9.14 Withholding Tax Indemnity. ~~(a)~~ To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower pursuant to Section 3.01 and Section 3.04 and without limiting or expanding the obligation of the Borrower to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such tax was correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. The agreements in this Section 9.14 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Agreement and the repayment, satisfaction or discharge of all other Obligations.

ARTICLE X

Miscellaneous

Section 10.01 Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders, the Borrower and the Guarantors and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender holding such Commitment (it being understood that a waiver of any condition precedent or of any Default or Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal or interest under Section 2.07 or 2.08 without the written consent of each Lender directly affected thereby (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term

Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest and it being understood that any change to the definition of “Senior Secured Net Leverage Ratio” or “Total Net Leverage Ratio” or in the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest);

(c) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan, or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document (or postpone the timing of payments of such fees or other amounts) without the written consent of each Lender directly affected thereby (it being understood that any change to the definition of “Senior Secured Net Leverage Ratio” or “Total Net Leverage Ratio” or in the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest); provided that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate (including any incremental interest accrued as a result of the application of the Default Rate);

(d) change any provision of this Section 10.01 or the definitions of “Required Lenders” ~~or~~, “Required Pro Rata Lenders,” “Required Revolving Credit Lenders”, “Required Term A Lenders” or “Required Term B-2 Lenders” without the written consent of each Lender directly adversely affected, ~~or the definition of “Required Class Lenders,”~~ Section 8.04 or, following an exercise of remedies pursuant to Section 8.02(a), the definition of “Pro Rata Share” or Section 2.12(a), 2.12(g) or 2.13 without the written consent of each Lender directly and adversely affected thereby; provided that modifications to Section 2.12(a), 2.12(g), 2.13 or 8.04 or the definition of “Pro Rata Share” in connection with any purchase of Term Loans by Holdings or the Borrower pursuant to Section 10.07(n) shall only require approval (to the extent such approval is otherwise required) of the Required Lenders;

(e) other than in connection with a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(f) other than in connection with a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender; or

(g) without the written consent of the relevant Required ~~Class~~Term A Lenders, Required Term B-2 Lenders and/or Required Revolving Credit Lenders adversely affected thereby, waive or modify any mandatory prepayment with respect to such Class of Loans or any rights in respect of Collateral in a manner different than any other Class of Loans;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Request relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, ~~unless in writing and signed by a Swing Line Lender in addition to the Lenders required above, affect the rights or duties of such Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall,~~ unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; (~~iv~~iii) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (~~v~~iv) only the consent of the Required ~~Revolving Credit~~Pro Rata Lenders shall be necessary to amend or waive the terms and provisions of Sections 7.11, 8.02(b) and 8.05 (and related definitions as used in such Sections, but not as used in other Sections of this Agreement); and (~~vi~~v) no Lender consent is required to effect a Refinancing Amendment (except as expressly provided in Section 2.16) or to effect any amendment expressly contemplated by Section 7.12.

Notwithstanding the foregoing, no Lender consent is required to effect any amendment, modification or supplement to any intercreditor agreement or arrangement permitted under this Agreement or in any document pertaining to any Indebtedness permitted hereby that is permitted to be secured by the Collateral, including any Permitted Pari Passu Refinancing Debt or any Permitted Junior Refinancing Debt, for the purpose of adding the holders of such Indebtedness (or their Representative) as a party thereto and otherwise causing such Indebtedness to be subject thereto, in each case as contemplated by the terms of such intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect (taken as a whole), to the interests of the Lenders); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Borrower and the Guarantors (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders~~. Notwithstanding the foregoing, this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans with only the written consent of the Administrative Agent, the applicable Swing Line Lender(s), Holdings and the Borrower so long as the obligations of the Revolving Credit Lenders and, if applicable, the other Swing Line Lender are not affected thereby~~.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, Holdings, the Borrower and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans ~~(~~under a given Term Facility, (the “Refinanced Term Loans”) with a replacement term loan tranche denominated in Dollars (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount (or accreted value, if applicable) of such Replacement Term Loans shall not exceed the aggregate principal amount (or accreted value, if applicable) of such Refinanced Term Loans (plus any accrued interest, fees, expenses, original issue discount or other amounts paid), (b) the Applicable Rate for such Replacement Term Loans shall not be higher than the Applicable Rate for such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans, at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of ~~prepayment~~prior prepayments of the ~~applicable~~Refinanced Term Loans) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans, in effect immediately prior to such refinancing.

Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments, waivers and consents hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required ~~Class~~ Lenders, ~~the~~ Required Pro Rata Lenders, the Required Revolving Credit Lenders, the Required Term A Lenders, the Required Term B-2 Lenders or all of the Lenders, as required, have approved any such amendment, waiver or consent (and the definitions of “Required ~~Class~~Lenders”, “Required Pro Rata Lenders”, “Required Revolving Credit Lenders”, “Required Term A Lenders” and “Required Term B-2 Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, require the consent of all Lenders or each directly and adversely affected Lender that by its terms materially and adversely affects any Defaulting Lender to a greater extent than other affected Lenders, or alter the terms of this proviso, will require the consent of such Defaulting Lender. In addition, to the extent any Defaulting Lender has defaulted on any amounts owing to the Borrower hereunder, the Borrower shall be entitled to offset any amounts the Borrower owes the Defaulting Lender with such unpaid amounts.

Notwithstanding anything to the contrary contained in this Section 10.01, Holdings, the Borrower and the Administrative Agent may without the input or consent of the Lenders, effect amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the opinion of the Administrative Agent to effect the provisions of Section 2.14 or 2.15.

Notwithstanding anything to the contrary contained in this Section 10.01, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

Section 10.02 Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to Holdings, the Borrower or the Administrative Agent, the Collateral Agent~~,~~ or an L/C Issuer ~~or a Swing Line Lender~~, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to Holdings, the Borrower and the Administrative Agent, the Collateral Agent~~,~~ or an L/C Issuer ~~or a Swing Line Lender~~.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(d)), when delivered; provided that notices and other communications to the Administrative Agent, the Collateral Agent~~,~~ and an L/C Issuer ~~and a Swing Line Lender~~ pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.

(c) Reliance by Agents and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices ~~and Swing Line Loan Notices~~) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence, bad faith or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction. All telephonic notices to the Administrative Agent or Collateral Agent may be recorded by the Administrative Agent or the Collateral Agent, and each of the parties hereto hereby consents to such recording.

(d) Electronic Communications. Notices and other communications to the Lenders and the L/C ~~Issuer~~Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or ~~the~~ L/C Issuer pursuant to Article II if such Lender or ~~the~~ L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Each of the Administrative Agent, Holdings or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Section 10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.04 Attorney Costs and Expenses. The Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent and the Collateral Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby (including all Attorney Costs, which shall be limited to White & Case LLP (and one local counsel in each material jurisdiction and, in the event of a conflict of interest, one additional counsel of each type to the affected parties)) and (b) from and after the Closing Date, to pay or reimburse the Administrative Agent, the Collateral Agent and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all respective Attorney Costs, which shall be limited to Attorney Costs of one counsel to the Administrative Agent and the Arrangers collectively and one counsel to the other Lenders (and one local counsel in each applicable jurisdiction and, in the event of any conflict of interest, one additional counsel of each type to the affected parties)). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within fifteen (15) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail; provided that, with respect to the Closing Date, all amounts due under this Section 10.04 shall be paid on the Closing Date solely to the extent invoiced to the Borrower within three (3) Business Days of the Closing Date. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

Section 10.05 Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, from and after the Closing Date, the

Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, and directors, officers, employees, agents, trustees and attorneys-in-fact of each of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs which shall be limited to Attorney Costs of one counsel to the Administrative Agent and the Arrangers and one counsel to the other Lenders (and solely in the event of any actual conflict of interest, one additional counsel in each applicable material jurisdiction to the affected Persons, taken as a whole)) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, or (c) any actual or alleged presence or Release of Hazardous Materials at, on, under or from any property or facility currently or formerly owned, leased or operated by the Loan Parties or any Subsidiary, or any Environmental Liability related in any way to any Loan Parties or any Subsidiary, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”) in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that, notwithstanding the foregoing, such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee, as determined by the final non-appealable judgment of a court of competent jurisdiction, (y) a material breach of its obligations under the Loan Documents by such Indemnitee or of any affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee as determined by the final non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnitees other than claims against any Initial Lender in its capacity or in fulfilling its role as Administrative Agent or arranger or any other similar role hereunder and other than claims arising out of any act or omission on the part of the Loan Parties or their Subsidiaries. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or the Borrower or any Subsidiary have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) except, in the case of the Borrower and its Subsidiaries, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of this Section 10.05. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary of any Loan Party, any Loan Party’s directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 10.05 shall be paid within fifteen (15) Business Days after written demand therefor (including documentation reasonably supporting such request; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent or the Collateral Agent, the replacement of, or assignment of rights by, any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, any indemnification relating to Taxes, other than Taxes resulting from any non-Tax claim, shall be covered by Sections 3.01 and 3.04 and shall not be covered by this Section 10.05.

Section 10.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall, to the fullest extent possible under provisions of applicable Law, be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.

Section 10.07 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (except as permitted by Section 7.04) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee and in the case of any Assignee that is Parent, Holdings or any of its Subsidiaries, pursuant to Section 10.07(n), (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations ~~and in Swing Line Loans~~ at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for (i) an assignment of all or a portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) an assignment related to Revolving Credit Commitments or Revolving Credit Exposure to a Revolving Credit Lender or an Affiliate of a Revolving Credit Lender or an Approved Fund of a Revolving Credit Lender or (iii) if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, any Assignee;

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) of all or any portion of the Loans made pursuant to Section 10.07(n); and

(C) each Principal L/C Issuer at the time of such assignment, provided that no consent of the Principal L/C Issuers shall be required for any assignment not related to Revolving Credit Commitments or Revolving Credit Exposure or any assignment to an Agent or an Affiliate of an Agent~~; and~~

~~(D) the Swing Line Lenders; provided that no consent of a Swing Line Lender shall be required for any assignment not related to Revolving Credit Commitments or Revolving Credit Exposure or any assignment to an Agent or an Affiliate of an Agent~~.

Notwithstanding the foregoing or anything to the contrary set forth herein, (x) except pursuant to the provisions of Sections 2.05(c) and 10.07(n), no assignment of any Loans or Commitments may be made to Holdings, any Subsidiary of Holdings or any Competitor and (y) any assignment of any Loans or Commitments to the Sponsor shall also be subject to the requirements set forth in Section 10.07(k).

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than an amount of $5,000,000 (in the case of each Revolving Credit Loan) or $1,000,000 (in the case of a Term Loan), and shall be in increments of an amount of $1,000,000 in excess thereof unless each of the Borrower and the Administrative Agent otherwise consents, provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent, in its sole discretion, may elect to waive such processing and recordation fee;

(C) other than in the case of assignments pursuant to Section 10.07(n), the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(D) on or before the date on which it becomes a party to this Agreement, the Assignee shall deliver to the Borrower and the Administrative Agent the forms or certifications, as applicable, described in Section 3.01(d), to the extent required thereby.

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis among such Facilities.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, (i) (other than in connection with an assignment pursuant to Section 10.07(n)) the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).

(d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it, each notice of cancellation of any Loans delivered by the Borrower pursuant to Section 10.07(n) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and the amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Any Lender may at any time sell participations to any Person (other than a natural person, Holdings, any Subsidiary of Holdings or any Competitor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations ~~and/or Swing Line Loans~~) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Loan Parties, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that requires the affirmative vote of such Lender. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections, including the requirement to provide the forms and certificates pursuant to and otherwise comply with Section 3.01(d)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c) (it being understood that the documentation required under Section 3.01(d) shall be delivered to the participating Lender)). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender to the extent the Borrower has received notice of such participation; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Participant Register shall be available for inspection by the Borrower and any Agent, at any reasonable time and from time to time upon reasonable notice. The Loan Parties and the Sponsor (by its acquisition of a participation in any Lender’s rights and/or obligations under this Agreement) hereby agree that if a case under Title 11 of the United States Code is commenced against any Loan Party, to the extent that the Sponsor would have the right to direct any Participant with respect to any vote with respect to any plan of reorganization with respect to any Loan Party (or to directly vote on such plan of reorganization) as a result of any participation taken by the Sponsor pursuant to this Section 10.07(e), such Loan Party shall seek (and the Sponsor shall consent) to provide that the vote of the Sponsor (in its capacity as a Participant) with respect to any plan of reorganization of such Loan Party shall not be counted except that the Sponsor’s vote (in its capacity as a Participant) may be counted to the extent any such plan of reorganization proposes to treat the participation in any Obligations held by the Sponsor in a manner that is less favorable in any material respect to the Sponsor than the proposed treatment of similar Obligations held by Lenders or Participants that are not Affiliates of the Borrower. The Sponsor hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as the Sponsor’s attorney-in-fact, with full authority in the place and stead of the Sponsor and in the name of the Sponsor, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this paragraph.

(f) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(g) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections, including the requirement to provide the forms and certificates pursuant to and otherwise comply with Section 3.01(d)), but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement, unless the grant to the SPC was made with the prior written consent of the Borrower, not to be unreasonably withheld or delayed (for the avoidance of doubt, the Borrower shall have reasonable basis for withholding consent if an exercise by SPC immediately after the grant would result in materially increased indemnification obligation to the Borrower at such time or material additional costs), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i) Notwithstanding anything to the contrary contained herein, without the consent of the Borrower or the Administrative Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j) Notwithstanding anything to the contrary contained herein, any L/C Issuer ~~or Swing Line Lender~~ may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as an L/C Issuer ~~or Swing Line Lender, respectively~~; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer ~~or Swing Line Lender~~ shall have identified a successor L/C Issuer ~~or Swing Line Lender~~ reasonably acceptable to the Borrower willing to accept its appointment as successor L/C Issuer ~~or Swing Line Lender, as applicable~~. In the event of any such resignation of an L/C Issuer ~~or Swing Line Lender~~, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer ~~or Swing Line Lender~~ hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer ~~or the Swing Line Lender, as the case may be,~~ except as expressly provided above. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an

L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)~~). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans, LIBOR Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c~~).

(k) (i) Notwithstanding anything else to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans to the Sponsor in accordance with Section 10.07(b); provided that:

(A) no Default or Event of Default has occurred or is continuing or would result therefrom;

(B) the assigning Lender and the Sponsor shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit M hereto (an “Affiliated Lender Assignment and Assumption”) in lieu of an Assignment and Assumption;

(C) for the avoidance of doubt, Lenders shall not be permitted to assign Revolving Credit Commitments or Revolving Credit Loans to the Sponsor; and

(D) no Term Loan may be assigned to the Sponsor pursuant to this Section 10.07(k), if after giving effect to such assignment, the Sponsor in the aggregate would own in excess of 15.0% of all Term Loans then outstanding.

(ii) Notwithstanding anything to the contrary in this Agreement, the Sponsor shall not have any right to (i) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Loan Parties are not invited, (ii) receive any information or material prepared by Administrative Agent or any Lender or any communication by or among Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to any Loan Party or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article II), or (iii) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against Administrative Agent, the Collateral Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Loan Documents

(l) Notwithstanding anything in Section 10.01 or the definition of “Required Lenders” ~~or~~, “Required Class Lenders”, “Required Pro Rata Lenders”, “Required Term A Lenders” or “Required Term B-2 Lenders” to the contrary, for purposes of determining whether the Required Lenders ~~or the~~, Required Class Lenders,

Required Pro Rata Lenders, Required Term A Lenders or Required Term B-2 Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document all Term Loans held by the Sponsor shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders, Required Class Lenders, Required Pro Rata Lenders, Required Term A Lenders or Required ~~Class~~Term B-2 Lenders have taken any actions.

Additionally, the Loan Parties and the Sponsor hereby agree that if a case under Title 11 of the United States Code is commenced against any Loan Party, such Loan Party shall seek (and the Sponsor shall consent) to provide that the vote of the Sponsor (in its capacity as a Lender) with respect to any plan of reorganization of such Loan Party shall not be counted except that the Sponsor’s vote (in its capacity as a Lender) may be counted to the extent any such plan of reorganization proposes to treat the Obligations held by the Sponsor in a manner that is less favorable in any material respect to the Sponsor than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of the Borrower. The Sponsor hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as the Sponsor’s attorney-in-fact, with full authority in the place and stead of the Sponsor and in the name of the Sponsor, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this paragraph.

(m) By purchasing any participation or assignment pursuant to this Section 10.07 after the Closing Date, each Participant or Lender shall be deemed to represent that it is not a Competitor (which representation may be conclusively relied upon by the participating or assigning Lender in consummating such participation or assignment).

(n) Any Lender may, so long as no Event of Default has occurred and is continuing, at any time, without any consent, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to Parent, Holdings or the Borrower through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.05(c) or (y) notwithstanding Sections 2.12 and 2.13 or any other provision in this Agreement, open market purchase on a non-pro rata basis, in each case subject to the following:

(i) if Parent or Holdings is the assignee, upon such assignment, transfer or contribution, such entity shall automatically be deemed to have contributed the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower as common equity;

(ii) if the Borrower or a Subsidiary thereof is the assignee (including through contribution or transfers set forth in clause (i) above), (a) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (b) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishment of the Term Loans then held by the Borrower and (c) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register; and

(iii) purchases of Term Loans pursuant to this Section 10.07(n) may not be funded with the proceeds of Revolving Credit Loans ~~or Swing Line Loans~~.

Each Lender participating in any assignment to Parent, Holdings or the Borrower acknowledges and agrees that in connection with such assignment, (1) Parent, Holdings or the Borrower then may have, and later may come into possession of Excluded Information, (2) such Lender has independently and, without reliance on Parent, Holdings, the Borrower or any of their Subsidiaries, the Administrative Agent or any other Agent-Related Persons, made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information, (3) none of Parent, Holdings, the Borrower or their respective Subsidiaries, the Administrative Agent or any other Agent-Related Persons shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Parent, Holdings, the Borrower and their respective Subsidiaries, the Administrative Agent and any other Agent-Related Persons, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (4) that the Excluded Information may not be available to the Administrative Agent or the other Lenders.

The aggregate outstanding principal amount of the Term Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans purchased by, or contributed to (in each case, and subsequently cancelled hereunder), Parent, Holdings or its Subsidiaries pursuant to this Section 10.07(n) and each principal repayment installment with respect to the Term Loans of such Class pursuant to Section 2.07(a) shall be reduced pro rata by the par value of the aggregate principal amount of Term Loans so purchased or contributed (and subsequently cancelled).

Any purchase of Term Loans pursuant to this Section 10.07(n) shall not constitute voluntary or mandatory payment or prepayment under this Agreement.

Section 10.08 Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, investment advisors and agents, including accountants, legal counsel and other advisors (other than Excluded Affiliates) solely for evaluating the Transaction and negotiating, making available, syndicating, evaluation and administering this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and such Agent or the respective Lender, as the case may be, shall be liable for any breach thereof); (b) to the extent requested by any Governmental Authority or self regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process (in which case you agree, to the extent permitted by applicable law, to inform us promptly thereof prior to such disclosure so that a protective order or other appropriate remedy may be sought); (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower and allowing the Borrower to rely on and be a third party beneficiary of such agreement), to any pledgee referred to in Section 10.07(g), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 or becomes available to the Administrative Agent, any Arranger, any Lender, ~~the~~any L/C Issuer or any of their respective Affiliates on a non-confidential basis from a source other than a Loan Party or the Sponsor or their respective related parties (so long as such source is not known to the Administrative Agent, such Arranger, such Lender, ~~the~~such L/C Issuer or any of their respective Affiliates to be bound by confidentiality obligations to any Loan Party); (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender) or to the CUSIP Service Bureau or any similar organization; or (j) in connection with the exercise of any remedies hereunder, under any other Loan Document or the enforcement of its rights hereunder or thereunder. In addition, the Agents and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from the Loan Parties relating to any Loan Party, its Affiliates or its Affiliates’ directors, managers, officers, employees, trustees, investment advisors or agents, relating to Holdings, the Borrower or any of their Subsidiaries or its business, other than any such information that is publicly available to any Agent, any L/C Issuer or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08.

Section 10.09 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Collateral Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding any trust, payroll, tax withholding, employee benefits or other fiduciary accounts) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Collateral Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or the Collateral Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided, however, that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, the Collateral Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent and such Lender may have at Law.

Section 10.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11 Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or electronic mail of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or electronic mail be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or electronic mail.

Section 10.12 Integration; Termination. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent~~, the~~ or any L/C Issuer ~~or the Swing Line Lender~~, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.15 Governing Law. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION,

INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.16 Waiver of Right to Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.17 Binding Effect. This Agreement shall become effective when it shall have been executed and delivered by the Loan Parties and the Administrative Agent shall have been notified by each Lender~~, the Swing Line Lenders~~ and L/C Issuer that each such Lender~~, Swing Line Lender~~ and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

Section 10.18 USA Patriot Act. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address and tax identification number of the Borrower and other information regarding the Borrower that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA Patriot Act. This notice is given in accordance with the requirements of the USA Patriot Act and is effective as to the Lenders and the Administrative Agent.

Section 10.19 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Agents, the Arrangers and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Agents, the Arrangers and the Lenders is and has been acting solely as a principal and except as expressly agreed in writing by the relevant parties, is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Agents, the Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto except as expressly agreed in writing by the relevant parties, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Agents, the Arrangers or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Agents, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Agents, the Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Agents, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

Section 10.20 Schedules and Exhibits~~.~~.

(a) Subject to Section 10.20(b), all schedules and exhibits to the Original Credit Agreement, as amended, amended and restated or otherwise modified ~~by Amendment No. 1,~~from time to time, are hereby incorporated as schedules and exhibits hereto.

(b)~~(b)~~ Exhibit EEach of Exhibits A, C, D-1, D-2, D-3, E, F, J, K, L and M to the Credit Agreement ~~is~~are hereby amended ~~and restated~~ as set forth in Exhibit EC attached ~~hereto.~~to Amendment No. 9.

Section 10.21 Effect of Amendment and Restatement.~~(a)~~ It is the intention of each of the parties hereto that the First Amended and Restated Credit Agreement (as amended prior to the ~~date hereof~~Amendment No. 7 Effective Date), which is an amendment and restatement of the Original Credit Agreement, be further amended and restated so as to preserve the perfection and priority of all security interests securing indebtedness and obligations under the Original Credit Agreement and the First Amended and Restated Credit Agreement and that all Indebtedness and Obligations of the ~~Credit~~Loan Parties hereunder and thereunder shall be secured by the Collateral Documents and that ~~this~~the Second Amended and Restated Credit Agreement does not constitute a novation of the obligations and liabilities existing under the Original Credit Agreement or the First Amended and Restated Credit Agreement; provided that all Loans, Letters of Credit or other Credit Extensions outstanding under the Original Credit Agreement and the First Amended and Restated Credit Agreement shall continue as Loans, Letters of Credit or other Credit Extensions, as applicable, under ~~this~~the Second Amended and Restated Credit Agreement. Upon the effectiveness of ~~this~~the Second Amended and Restated Credit Agreement in accordance with Amendment No. 7, each Loan Document that was in effect immediately prior to the Amendment No. 7 Effective Date shall continue to be effective, unless the context requires otherwise. The parties hereto further acknowledge and agree that ~~this~~the Second Amended and Restated Credit Agreement constitutes an amendment of the First Amended and Restated Credit Agreement made under and in accordance with the terms of Section 10.01 of the First Amended and Restated Credit Agreement. In addition, unless specifically amended by ~~this~~the Second Amended and Restated Credit Agreement or by Amendment No. 7, each of the ~~Credit~~Loan Documents, the Exhibits and Schedules to the First Amended and Restated Credit Agreement shall continue in full force and effect and, from and after the Amendment No. 7 Effective Date, all references to the “Agreement” or the “Credit Agreement” contained therein shall be deemed to refer to ~~this~~the Second Amended and Restated Credit Agreement, as amended from time to time.

Section 10.22 Effect of Amendment No. 9. It is the intention of each of the parties hereto that the Second Amended and Restated Credit Agreement (as amended prior to the Amendment No 9 Effective Date, including pursuant to Amendment No 8), which is an amendment and restatement of the First Amended and Restated Credit Agreement, be further amended so as to preserve the perfection and priority of all security interests securing indebtedness and obligations under the Original Credit Agreement, the First Amended and Restated Credit Agreement and the Second Amended and Restated Credit Agreement and that all Indebtedness and Obligations of the Loan Parties hereunder and thereunder shall be secured by the Collateral Documents and that this Agreement does not constitute a novation of the obligations and liabilities existing under the Original Credit Agreement, the First Amended and Restated Credit Agreement or the Second Amended and Restated Credit Agreement; provided that all Loans, Letters of Credit or other Credit Extensions outstanding under the Original Credit Agreement, the First Amended and Restated Credit Agreement and the Second Amended and Restated Credit Agreement shall continue as Loans, Letters of Credit or other Credit Extensions, as applicable, under this Agreement after giving effect to Amendment No 9. Upon the effectiveness of this Agreement in accordance with Amendment No. 9, each Loan Document that was in effect immediately prior to the Amendment No. 9 Effective Date shall continue to the effective, unless the context requires otherwise. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment of the Second Amended and Restated Credit Agreement made under and in accordance with the terms of Section 10.01 of the Second Amended and Restated Credit Agreement and Section 3 of Amendment No 8. In addition, unless specifically amended by this Agreement or by Amendment No. 9, each of the Loan Documents, the Exhibits and Schedules to the Second Amended and Restated Credit Agreement shall continue in full force and effect and, from and after the Amendment No. 9 Effective Date, all references to the “Agreement” or the “Credit Agreement” contained therein shall be deemed to refer to this Agreement, as amended from time to time.

ARTICLE XI

Guarantee

Section 11.01 The Guarantee. Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not as a surety to each Secured Party and their respective permitted successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes, if any, held by each Lender of, the Borrower, and all other Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document or Holdings or any Restricted Subsidiary under any Secured Hedge Agreement or with respect to any Cash Management Obligations, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”); provided that, for purposes of determining any Obligations of any Guarantor under this Agreement, the definition of “Guaranteed Obligations” shall not create any guarantee by any Guarantor of any Excluded Swap Obligations of such Guarantor. The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 11.02 Obligations Unconditional. The obligations of the Guarantors under Section 11.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or except as permitted pursuant to Section 11.09, any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien or security interest granted to, or in favor of, an L/C Issuer or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v) the release of any other Guarantor pursuant to Section 11.09 or otherwise.

To the extent permitted by applicable Law, the Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed

Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective permitted successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 11.03 Reinstatement. The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 11.04 Subrogation; Subordination. Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations (other than contingent obligations, Cash Management Obligations or obligations pursuant to Secured Hedge Agreements, in each case, not then due and payable) and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party permitted pursuant to Section 7.03(b)(ii) or 7.03(d) shall be subordinated to such Loan Party’s Obligations pursuant to subordination terms substantially in the form of Exhibit O.

Section 11.05 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.

Section 11.06 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article XI constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 11.07 Continuing Guarantee. The guarantee in this Article XI is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 11.08 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 11.09 Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, (i) Equity Interests of any Subsidiary Guarantor (a “Transferred Guarantor”) are sold or otherwise transferred, following which transfer such Subsidiary Guarantor ceases to be a Subsidiary or (ii) any Subsidiary Guarantor is designated as an Unrestricted Subsidiary in accordance with Section 6.14, such Transferred Guarantor or Unrestricted Subsidiary shall, upon the consummation of such sale, transfer or designation, be automatically released from its obligations under this Agreement (including under Section 10.05 hereof) and the other Loan Documents and, so long as the Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request, the Collateral Agent shall take such actions as are necessary to effect the releases described in this Section 11.09; provided that no such release shall occur if such Subsidiary Guarantor continues to be a guarantor in respect of any Permitted Pari Passu Refinancing Debt, any Permitted Junior Refinancing Debt, any Permitted Unsecured Refinancing Debt, any Permitted Parent Notes Refinancing Indebtedness, any other Junior Financing or any Permitted Refinancing in respect of any of the foregoing.

When all Commitments hereunder have terminated, and all Loans or other Obligations hereunder which are accrued and payable have been paid or satisfied, and no Letter of Credit remains outstanding (except any Letter of Credit the Outstanding Amount of which and the Obligations related thereto have been Cash Collateralized or for which a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer has been put in place, in each case in an amount at least equal to such Outstanding Amount), this Agreement and the Guarantees made herein shall terminate with respect to all Obligations, except with respect to Obligations that expressly survive such repayment pursuant to the terms of this Agreement.

Section 11.10 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.04. The provisions of this Section 11.10 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent, the L/C ~~Issuer, the Swing Line Lender~~Issuers and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent, the L/C ~~Issuer, the Swing Line Lender~~Issuers and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

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